Exhibit 10.35

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION.  THE OMITTED PORTIONS ARE INDICATED BY [**].

EXECUTION COPY

TRANSFER AND ADMINISTRATION AGREEMENT

by and among

UNITED STATIONERS RECEIVABLES, LLC,

UNITED STATIONERS SUPPLY CO.,

as Originator,

UNITED STATIONERS FINANCIAL SERVICES LLC,

as Seller and Servicer,

ENTERPRISE FUNDING COMPANY LLC,

as a Conduit Investor,

MARKET STREET FUNDING LLC,

as a Conduit Investor,

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Agent, as a Class Agent and as an Alternate Investor,

PNC BANK, NATIONAL ASSOCIATION,

as a Class Agent and as an Alternate Investor,

and

THE OTHER ALTERNATE INVESTORS

FROM TIME TO TIME PARTIES HERETO

i

ii

Schedules

Schedule I	Yield and Rate Periods
Schedule II	Specified Ineligible Receivables
Schedule III	Settlement Procedures
Schedule 4.1(g)	List of Actions and Suits
Schedule 4.1(i)	Location of Certain Offices and Records
Schedule 4.1(j)	List of Subsidiaries, Divisions and Tradenames; FEIN
Schedule 4.1(r)	List of Blocked Account Banks and Blocked Accounts
Schedule 4.1(bb)	Disclosure Representations and Covenants
Schedule 6.3	Financial Covenants
Schedule 11.3	Address and Payment Information

Exhibits

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	[Reserved]
Exhibit C	Credit and Collection Policies and Practices
Exhibit D	Form of Investment Request
Exhibit E	Form of Blocked Account Agreement
Exhibit F	Form of Servicer Report
Exhibit G	Form of SPV Secretary’s Certificate
Exhibit H	Forms of Originator/Servicer/Seller Secretary’s Certificate
Exhibit I	Form of Opinion of Counsel for the SPV, Originator, Seller and Servicer
Exhibit J	Scope of Agreed Upon Procedures
Exhibit K	Form of Compliance Certificate

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TRANSFER AND ADMINISTRATION AGREEMENT

This TRANSFER AND ADMINISTRATION AGREEMENT (as amended, modified, supplemented, restated or replaced, this “Agreement”), dated as of March 3, 2009, by and among United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), United Stationers Supply Co., an Illinois corporation (the “Originator”), United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) and as Servicer, Enterprise Funding Company LLC, a Delaware limited liability company (“Enterprise Funding”), as a Conduit Investor, Market Street Funding LLC, a Delaware limited liability company (“Market Street”, each of Enterprise Funding and Market Street a “Conduit Investor” and, collectively, the “Conduit Investors”), Bank of America, National Association, a national banking association (“Bank of America”), as Agent, as a Class Agent and as an Alternate Investor, PNC Bank, National Association (“PNC Bank”), as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties hereto as Alternate Investors.

Article I

Definitions

Section 1.1                                   Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Accounting Based Consolidation Event: Solely to the extent such entity is not consolidated with such Indemnified Party on or prior to the date hereof, the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit Investor that is the subject of this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of the Agent or any Alternate Investor in such Conduit Investor’s Class or any of their Affiliates as the result of the occurrence of any change after the date hereof in accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other governmental body charged with the promulgation or administration of accounting standards, including the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission.

Additional Costs:  As defined in Section 9.2(d).

Adverse Claim:  Except for Permitted Liens, any lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

Advertising Receivable: Any Receivable which arises from the Originator’s business of selling catalogs and related advertising materials to its customers, which Receivables are indicated as “advertising” on the Originator’s receivables aging books and records.

Affected Assets:  Collectively, (i) the Receivables, (ii) the Related Security, (iii) all rights and remedies of the SPV under the Second Tier Agreement, together with all financing statements filed by the SPV against the Originator and the Seller in connection therewith, (iv) all Blocked Accounts and all funds and investments therein and all Blocked Account Agreements, and (v) all proceeds of the foregoing.

Affiliate:  As to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, such Person, in each case whether beneficially, or as a trustee, guardian or other fiduciary.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

Agent:  Bank of America, in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Article X.

Agent-Related Persons:  The Agent, or any Class Agent, as the case may be, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

Aggregate Unpaids:  At any time, an amount equal to the sum of (i) the aggregate unpaid Yield accrued and to accrue to maturity with respect to all Rate Periods at such time, (ii) the Net Investment at such time and (iii) all other amounts owed (whether or not then due and payable) hereunder and under the other Transaction Documents by the SPV, the Seller and the Originator to the Agent, the Class Agents, the Investors or the Indemnified Parties at such time.

Agreement:  As defined in the Preamble.

Alternate Investor Percentage:  At any time with respect to any Alternate Investor, the percentage equivalent of a  fraction the numerator of which is equal to the Commitment of such Alternate Investor on such day and the denominator of which is equal to the related Class Facility Limit on such day.

Alternate Investors:  With respect to (a) the Enterprise Funding Class, Bank of America and each other financial institution identified as a member of the Enterprise Funding Class on the signature pages hereof and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8 and who are identified as a being a member of the Enterprise Funding Class, (b) the Market Street Class, PNC Bank and each other financial institution identified as a member of the Market Street Class on the signature pages hereof and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8 and who are identified as a being a member of the Market Street Class and (c) any other Class, each financial institution identified as a member of such Class on the signature pages hereof and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8 and who are identified as a being a member of such Class.

Alternate Rate:  As defined in Section 2.4.

Asset Interest:  As defined in Section 2.1(b).

Assignment Amount:  With respect to an Alternate Investor at the time of any assignment pursuant to Section 3.1, an amount equal to the least of (i) such Alternate Investor’s Alternate Investor Percentage of the portion of the related Class Net Investment requested by the related Conduit Investor to be assigned at such time; (ii) such Alternate Investor’s unused Commitment (minus the unrecovered principal amount of such Alternate Investor’s investments in the Asset Interest pursuant to the Program Support Agreement to which it is a party); and (iii) in the case of an assignment on or after the Conduit Investment Termination Date, such Alternate Investor’s Alternate Investor Percentage of the Investor Percentage of the related Conduit Investor of the sum of (A) the aggregate Unpaid Balance of the Receivables (other than Defaulted Receivables), plus (B) all Collections received by the Servicer but not yet remitted by the Servicer to the Agent, plus (C) any amounts in respect of Deemed Collections required to be paid by the SPV at such time.

Assignment and Assumption Agreement:  An Assignment and Assumption Agreement substantially in the form of Exhibit A.

Assignment Date:  As defined in Section 3.1(a).

Bank of America:  As defined in the Preamble.

Bankruptcy Code:  The Bankruptcy Reform Act of 1978, 11 U.S.C.  §§ 101 et seq.

Base Rate:  As defined in Section 2.4.

Blocked Account:  Any account maintained by the SPV at a Blocked Account Bank into which Collections are received or deposited, as set forth in Schedule 4.1(s), or any account added as a Blocked Account pursuant to and in accordance with Section 4.1(s) and which, if not maintained at and in the name of the Agent, is subject to a Blocked Account Agreement.

Blocked Account Agreement:  An agreement among the SPV, the Agent and a Blocked Account Bank in substantially the form of Exhibit E or in form and substance reasonably satisfactory to the Agent.

Blocked Account Bank:  Each of the banks set forth in Schedule 4.1(s), as such Schedule 4.1(s) may be modified pursuant to Section 4.1(s).

Business Day:  Any day excluding Saturday, Sunday and any day on which banks in New York, New York and Charlotte, North Carolina, are authorized or required by law to close, and, when used with respect to the determination of any Offshore Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

Capitalized Lease:  Of a Person, means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

Charged-off Receivable:  Any Receivable that is, or should have been, charged-off in accordance with the Credit and Collection Policy.

Class: Each group of Investors consisting of the related Class Agent, one or more related Conduit Investors and the related Alternate Investors, and their respective successors and permitted assigns.  Initially, there are 2 classes, the Enterprise Funding Class and the Market Street Class.

Class Agent:  With respect to (i) the Enterprise Funding Class, Bank of America and its successors and permitted assigns and (ii) the Market Street Class, PNC Bank and its successors and permitted assigns, and (iii) any other Class, the Person specified in any supplement to this Agreement as the class agent for such Class and such Person’s successors and permitted assigns.

Class Facility Limit:  With respect to the Enterprise Funding Class, $102,000,000, (ii) with respect to the Market Street Class, $51,000,000 and (iii) with respect to any other Class, the amount specified in any supplement to this Agreement as the Class Facility Limit for such Class; provided, however, that the Class Facility Limit with respect to any Class shall not at any time exceed the aggregate Commitments for the related Alternate Investors.

Class Maximum Net Investment:  At any time for any Class, an amount equal to the related Class Facility Limit divided by 1.02.

Class Net Investment:  At any time with respect to any Class, the excess, if any of (a) the sum, without duplication, of (i) the cash amounts paid by the related Class Agent on behalf of the Investors in the related Class to the SPV pursuant to Sections 2.2 and 2.3 and (ii) the amount of any funding under a Program Support Agreement related to such Class that is allocated to the Interest Component related to such Class at the time of such funding over (b) the aggregate amount of Collections theretofore received and applied by such Class Agent to reduce the related Class Net Investment pursuant to Section 2.12; provided that the Class Net Investment of a Class shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; provided further, that the Class Net Investment of a Class shall be increased by the amount described in Section 3.1(b) as described therein.

Class Pro Rata Share: With respect to any Class on any date, the percentage equivalent of a fraction, the numerator of which is the related Class Facility Limit as of such date and the denominator of which is the Facility Limit as of such date.

Class Termination Date:  For any Class, unless the related Class Agent elects otherwise, the date of termination of the commitment of any Program Support Provider under a Program Support Agreement with respect to such Class, it being understood that as of the Closing Date, the commitment termination dates for the Liquidity Agreements for each Class are the Commitment Termination Date.

Closing Date:  March 3, 2009.

Code:  The Internal Revenue Code of 1986, as amended.

Collateral Agent:  Bank of America, as collateral agent for any Program Support Provider, the holders of Commercial Paper and certain other parties.

Collection Account:  As defined in Section 2.9.

Collections:  With respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including (i) all scheduled interest and principal payments, and any applicable late fees, in any such case, received and collected on such Receivable, (ii) all proceeds received by virtue of the liquidation of such Receivable, net of necessary and reasonable expenses incurred in connection with such liquidation, (iii) all proceeds received (net of any such proceeds which are required by law to be paid to the applicable Obligor) under any damage, casualty or other insurance policy with respect to such Receivable, (iv) all cash proceeds of the Related Security related to or otherwise attributable to such Receivable, (v) any repurchase payment received with respect to such Receivable pursuant to any applicable recourse obligation of the Servicer, the Seller or the Originator under this Agreement or any other Transaction Document and (vi) all Deemed Collections received with respect to such Receivable.

Commercial Paper:  The promissory notes issued or to be issued by any Conduit Investor (or its related commercial paper issuer if any Conduit Investor does not itself issue commercial paper) in the commercial paper market.

Commitment:  With respect to each Alternate Investor, as the context requires, (i) the commitment of such Alternate Investor to make Investments and to pay Assignment Amounts in accordance herewith in an amount not to exceed the amount described in the following clause (ii), and (ii) the dollar amount set forth opposite such Alternate Investor’s signature on the signature pages hereof under the heading “Commitment” (or in the case of an Alternate Investor which becomes a party hereto pursuant to an Assignment and Assumption Agreement, as set forth in such Assignment and Assumption Agreement), minus the dollar amount of any Commitment or portion thereof assigned by such Alternate Investor pursuant to an Assignment and Assumption Agreement, plus the dollar amount of any increase to such Alternate Investor’s Commitment consented to by such Alternate Investor prior to the time of determination; provided, however, that, except as otherwise provided in Section 3.3(b), in the event that the Facility Limit is reduced, the Commitment of each Alternate Investor shall be reduced by a pro rata amount of such reduction.

Commitment Termination Date:  November 23, 2009, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent, the Class Agents and some or all of the Alternate Investors (in their sole discretion).

Concentration Factor:  On any day, the product of (a) 5 and (b) the percentage set forth in the definition of Concentration Limit for Non-Investment Grade Obligors.

Concentration Limit:  The aggregate amount of Receivables with respect to a single Obligor and such Obligor’s Subsidiaries and Affiliates that constitute more than 4.05% of the aggregate amount of Eligible Receivables; provided, however, that individual Obligor concentration limits may exceed 4.05%, subject to specific Obligor ratings as set forth below:

S&P / Moody’s	Concentration Limits

AA-/Aa3 or better	10.0%

A/A2 or better	10.0%

BBB+/Baa1 or better	9.0%

BBB-/Baa3 or better	6.75%

Non-Investment Grade Obligors	4.05%

provided, further, that (i) if any Obligor is rated by both Moody’s and S&P, the rating for determining the applicable Concentration Limit will be the lower of the two ratings and (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be the Concentration Limit applicable to Non-Investment Grade Obligors.

Conduit Assignee:  With respect to any Class, any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and is administered by the Class Agent for such Class and designated by such Class Agent from time to time to accept an assignment from the related Conduit Investor of all or a portion of the portion of the related Class Net Investment funded by such Conduit Investor.

Conduit Investment Termination Date:  With respect to any Conduit Investor, the date of the delivery by such Conduit Investor to the SPV of written notice that such Conduit Investor elects, in its sole discretion, to commence the amortization of the related Class Net Investment funded by it or otherwise liquidate its interest in the Asset Interest.

Conduit Investors:  Enterprise Funding, Market Street, any other special purpose entity that finances its activities directly or indirectly through asset backed commercial paper that becomes a party to this Agreement  in accordance with the terms hereof and any Conduit Assignee of any of the foregoing.

Contract:  In relation to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

Contractual Dilution:  With respect to any Receivable and any Obligor, the portion of the Unpaid Balance of such Receivable that is subject to reduction as a result of any rebate, discount or other reduction pursuant to any provision of the related Contract or otherwise pursuant to any program of the Originator or the Seller that is in effect on or before the date such Receivable is acquired by the SPV, regardless of whether the Originator, the Seller, the SPV or the Servicer has accrued or established a reserve therefor.  For the avoidance of doubt, (i) any reference in this Agreement or any other Transaction Document to the amount of any Contractual Dilution shall be to the greater of the reduction that may apply to such Receivable and the accrual or reserve established by the Originator, the Seller, the Servicer or the SPV, as applicable, in respect of any such reduction and (ii) Contractual Dilutions do not include any reduction in the Unpaid Balance of any Receivable to the extent such reduction is a Dilution.

CP Rate:  As defined in Section 2.4.

Credit and Collection Policy:  The Originator’s credit and collection policy or policies and practices, relating to Contracts and Receivables as in effect on the Closing Date and set forth in Exhibit C, as modified, from time to time, in compliance with Sections 6.1(a)(vii) and 6.2(c).

Days Sales Outstanding:  For any Monthly Period means the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of Receivables as of the last day of the immediately preceding Monthly Period by (ii) the aggregate amount of sales by the Originator giving rise to Receivables during the three (3) consecutive Monthly Periods immediately preceding such monthly Report Date.

Deemed Collections:  Any Collections on any Receivable deemed to have been received pursuant to Sections 2.6.

Default Rate:  On any day, a rate per annum equal to the Base Rate plus 2.00%.

Default Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date next preceding the first day of such Monthly Period by dividing (i) the sum of (a) the aggregate Unpaid Balance of all Receivables which are 61-90 days past due as of such Month End Date and (b) the aggregate Unpaid Balance of all Receivables which became Charged-off Receivables during such Monthly Period, by (ii) the aggregate amount of sales by Originator giving rise to Receivables for the 3rd preceding month.

Defaulted Receivable:  Without double counting for any Charged-off Receivable, a Receivable (i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the SPV, the Originator or the Servicer as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible; provided, however, a Receivable that is a Charged-off Receivable shall not be a Defaulted Receivable.

Defaulting Alternate Investor:  As defined in Section 2.3(f).

Delinquency Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date next preceding the first day of such Monthly Period by dividing (i) the aggregate Unpaid Balance of all Delinquent Receivables and Disputed Receivables at such time, by (ii) the aggregate Unpaid Balance of all Receivables at such time.

Delinquent Receivable:  A Receivable:  (i) as to which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original due date for such Receivable and (ii) which is not a Disputed Receivable.

Dilution:  With respect to any Receivable on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the Unpaid Balance of such Receivable attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, disputes (it being understood that a Receivable is “subject to dispute” only if and to the extent that, in the reasonable good faith judgment of the Originator (which shall be exercised in the ordinary course of business) the Obligor’s obligation in respect of such Receivable is reduced on account of any performance failure on the part of the Originator), set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors; provided, that Contractual Dilutions, Charged-off Receivables, Disputed Receivables, Advertising Receivables and other write-offs related to an Obligor’s bad credit shall not constitute Dilutions.

Dilution Horizon Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date immediately preceding the first day of such Monthly Period by dividing (a) the aggregate amount of sales by Originator giving rise to Receivables for the most recent 2 months, by (ii) the aggregate Unpaid Balance of all Eligible Receivables as of such Month End Date.

Dilution Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the Month End Date immediately preceding the first day of such Monthly Period by dividing (a) the aggregate Dilutions incurred during the month ended on such Month End Date by (b) the aggregate amount of sales by the  Originator giving rise to Receivables in the month that occurs prior to the month ended on such Month End Date.

Dilution Reserve Ratio:  For any Monthly Period, the sum of (a) the product of (i) the Stress Factor and (ii) the Expected Dilution Ratio and (b) the product of (i) the excess, if any, of the Dilution Spike over the Expected Dilution Ratio, (ii) the Dilution Spike divided by the Expected Dilution Ratio multiplied by (c) the Dilution Horizon Ratio, in each case, for such Monthly Period.

Dilution Spike:  For any Monthly Period, the highest one-month Dilution Ratio for the twelve months ending on the Month End Date next preceding the first day of such Monthly Period.

Disputed Receivable:  A Receivable (other than a Delinquent Receivable, a Defaulted Receivable or a Receivable subject to a Contractual Dilution), as to which, in the reasonable good faith judgment of the Originator, the Seller or the Servicer (which shall be exercised in the ordinary course of business), the Unpaid Balance thereof has been reduced (or should be reduced) on account of any performance failure on the part of the Originator, the Seller or the Servicer.  For the avoidance of doubt, (i) any reference in this Agreement or any other Transaction Document to the amount of any Disputed Receivable shall be to the greater of the reduction that may apply to such Receivable and the accrual or reserve established by the Originator, the Seller, the Servicer or the SPV, as applicable, in respect of any such reduction and (ii) Disputed Receivable does not include any reduction in the Unpaid Balance of any Receivable to the extent such reduction is a Dilution.

Dollar or $:  The lawful currency of the United States.

Downgrade Collateral Account:  As defined in Section 3.2(a).

Downgrade Draw:  As defined in Section 3.2(a).

Eligible Investments:  Highly rated short-term debt or the other highly rated liquid investments in which the Conduit Investors are permitted to invest cash pursuant to their respective commercial paper program documents.

Eligible Receivable:  At any time, any Receivable:

(i)                                     which was originated by the Originator in the ordinary course of its business;

(ii)                                  (A)                              which, arises pursuant to a Contract with respect to which each of the Originator and the SPV has performed all obligations required to be performed by it thereunder, including shipment of the merchandise and/or the performance of the services purchased thereunder; (B) which has been billed to the relevant Obligor; and (C) which according to the Contract related thereto, is required to be paid in full within 51 days of the original billing date therefor;

(iii)                               which satisfies all applicable requirements of the Credit and Collection Policy;

(iv)                              which has been sold or contributed to the SPV pursuant to (and in accordance with) the Second Tier Agreement, and by the Originator to the Seller pursuant to (and in accordance with) the First Tier Agreement (other than the Receivables acquired by the Seller in respect of the termination of the existing receivables securitization on or prior to the date of the initial funding hereunder) which does not arise from the sale of any inventory subject to any Adverse Claim unless such Receivable has upon the transfer thereof been released from such Adverse Claim and to which the SPV has good and marketable title, free and clear of all Adverse Claims;

(v)                                 the Obligor of which is a United States resident, is not an Affiliate or employee of any of the parties hereto, and is not an Official Body;

(vi)                              as to which amount due on such Receivable has not been extended;

(vii)                           the Obligor of which has been directed to make all payments to a Blocked Account;

(viii)                        which under the related Contract and applicable Law is assignable without the consent of, or notice to, the Obligor thereunder unless such consent has been obtained and is in effect or such notice has been given;

(ix)                                which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense;

(x)                                   which is denominated and payable only in Dollars in the United States;

(xi)                                which is neither a Defaulted Receivable nor a Charged-off Receivable;

(xii)                             which is not due from an Obligor which is more than 60 days past due on more than twenty-five percent (25%) of the aggregate Unpaid Balances of Receivables of which it is the Obligor;

(xiii)                          which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xiii);

(xiv)                         which is an “account” and is not evidenced by an instrument within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(xv)                            which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940;

(xvi)                         which, together with the Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(xvii)                      the assignments of which under the First Tier Agreement by the Originator to the Seller, the Second Tier Agreement by the Seller to the SPV and hereunder by the SPV to the Agent do not violate, conflict or contravene any applicable Law or any contractual or other restriction, limitation or encumbrance;

(xviii)                   which (together with the Related Security related thereto) has been the subject of either a valid transfer and assignment from, or the grant of a first priority perfected security interest therein by, the SPV to the Agent, on behalf of the Investors, of all of the SPV’s right, title and interest therein (unless repurchased by the SPV at an earlier date pursuant to this Agreement)

(ixx)                           which is not a Specified Ineligible Receivable, an Advertising Receivable or a Set Aside Receivable; and

(xx)                              which has been sold or contributed to the Seller pursuant to the First Tier Agreement in a “true sale” or “true contribution” transaction and which has been  subsequently sold or contributed by the Seller to the SPV in a “true sale” or “true contribution” transaction.

Enterprise Funding:  As defined in the Preamble.

Enterprise Funding Class:  The Class initially consisting of Enterprise Funding and Bank of America (in its capacities as a Class Agent and an Alternate Investor) and their respective successors and assigns.

ERISA:  The U.S.  Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated and rulings issued thereunder.

ERISA Affiliate:  With respect to any Person, any corporation, partnership, trust, sole proprietorship or trade or business which, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or, with respect to any liability for contributions under Section 302(c) of ERISA, Section 414(m) or Section 414(o) of the Code.

Eurocurrency Liabilities:  As defined in Section 2.4.

Event of Bankruptcy:  With respect to any Person or Performance Guarantor, (i) that such Person or Performance Guarantor (A) shall generally not pay its debts as such debts become due or (B) shall admit in writing its inability to pay its debts generally or (C) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person or Performance Guarantor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) such Person or Performance Guarantor shall take any corporate, partnership or other similar appropriate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

Exception Funding Period: As defined in Section 5.2.

Excluded Taxes:  As defined in Section 9.3.

Expected Dilution Ratio:  For any Monthly Period, the average of the Dilution Ratios for the twelve months ending on the Month End Date next preceding the first day of such Monthly Period.

Facility Fee: (i) With respect to the Enterprise Funding, the fee payable by the SPV to Bank of America, the terms of which are set forth in the related Fee Letter; (ii) with respect to the Market Street Class, the fee payable by the SPV to PNC Bank, the terms of which are set forth in the related Fee Letter; and (iii) with respect to any other Class, the fee specified in any supplement to this Agreement or any separate fee letter as the facility fee payable by the SPV to the related Class Agent.

Facility Limit:  As of any date, the sum of the Class Facility Limits as of such date, which amount shall not exceed $153,000,000.

Federal Funds Rate:  As defined in Section 2.4.

Fee Letter:  As the context may require, any or all of: (i) with respect to the Enterprise Funding Class, a confidential letter agreement, among the SPV, the Originator, the Servicer, Enterprise Funding, and the related Class Agent with respect to the fees to be paid by the SPV, the Servicer and the Originators; (ii) with respect to the Market Street Class, a confidential letter agreement, among the SPV, the Originator, the Servicer, Market Street, and the related Class Agent with respect to the fees to be paid by the SPV, the Servicer and the Originators; and (iii) with respect to any other Class, a confidential letter agreement with respect to the fees to be paid by the SPV, the Servicer and the Originators.

Final Payout Date:  The date, after the Termination Date, on which the Net Investment has been reduced to zero, all accrued Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full in cash.

First Tier Agreement:  The sale agreement dated as of the date hereof between the Originator and the Seller, as amended, modified, supplemented, restated or replaced from time to time.

Fitch: Fitch Ratings, Inc. or any successor that is a nationally recognized statistical rating organization.

GAAP:  Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board in effect from time to time.

Guaranty:  With respect to any Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including any comfort letter, operating agreement or take-or-pay contract and shall include the contingent liability of such Person in connection with any application for a letter of credit.

Indebtedness:  Without duplication, with respect to any Person such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or products of property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances (including bankers acceptances), or other instruments, (v) Capitalized Lease obligations, (vi) obligations for which such Person is obligated pursuant to a Guaranty, (vii) reimbursement obligations with respect to any letters of credit and (viii) any other liabilities which would be treated as indebtedness in accordance with GAAP.

Indemnified Amounts:  As defined specified in Section 9.1.

Indemnified Parties:  As defined in Section 9.1.

Intercreditor Agreement:  The Intercreditor Agreement, dated as of October 15, 2007, by and among JPMorgan Chase Bank, N.A., the Noteholders (as defined therein) and the Lenders (as defined therein) and acknowledged by the Performance Guarantor and the Originator.

Interest Component:  At any time of determination, the aggregate Yield accrued and to accrue through the end of the current Rate Period for the Portion of Investment accruing Yield calculated by reference to the CP Rate at such time (determined for such purpose using the CP Rate most recently determined by the related Class Agent).

Investment:  As defined in Section 2.2(a).

Investment Date:  As defined in Section 2.3(a).

Investment Deficit:  As defined in Section 2.3(f).

Investment Request:  Each request substantially in the form of Exhibit D.

Investor:  The Conduit Investors and/or the Alternate Investors, as the context may require.

Investor Percentage:  At any time with respect to any Investor, the percentage equivalent of a fraction the numerator of which is equal to the portion of the Net Investment owned by such Investor on such day and the denominator of which is equal to the Net Investment on such day.

Law:  Any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body.

Liquidity Agreement:  For any Class, any agreement entered into by any related Conduit Investor (or any commercial paper issuer that finances such Conduit) providing for the sale by such Conduit Investor (or any commercial paper issuer that finances such Conduit) of interests in its investment in the Asset Interest and the portion of the Class Net Investment funded by such Conduit Investor (or any commercial paper issuer that finances such Conduit) (or portions thereof), or the making of loans or other extensions of credit to such Conduit Investor (or any commercial paper issuer that finances such Conduit) secured by security interests such Conduit Investor’s (or any commercial paper issuer that finances such Conduit) interest in the Asset Interest and the portion of the Class Net Investment funded by such Conduit Investor, to support all or part of such Conduit Investor’s (or any commercial paper issuer that finances such Conduit) payment obligations under its Commercial Paper or to provide an alternate means of funding such Conduit Investor’s investments in accounts receivable or other financial assets, in each case as amended, modified, supplemented, restated or replaced from time to time.

Liquidity Bank:  Includes the various financial institutions that are, or may become, parties to a Liquidity Agreement, as a purchaser or lender thereunder.

Loss Horizon Ratio:  For any Monthly Period, the ratio, expressed as a percentage, of (a) the aggregate amount of sales by Originator giving rise to Receivables for the most recent 5 months preceding the related Month End Date, divided by (b) the aggregate Unpaid Balance of all Eligible Receivables as of such recent Month End Date.

Loss Reserve Ratio:  For any Monthly Period, the product of (i) Stress Factor, (ii) the highest three-month average Default Ratio during the most recent 12 month period, and (iii) the Loss Horizon Ratio for such Monthly Period.

Majority Investors:  At any time, those Alternate Investors which hold Commitments aggregating in excess of 2/3 of the Facility Limit as of such date; provided that at any time when there is 2 or fewer Conduit Investors, shall mean 100% of the Alternate Investors.

Market Street:  As defined in the Preamble.

Market Street Class:  The Class consisting initially of Market Street and PNC Bank (in its capacities as a Class Agent and an Alternate Investor) and their respective successors and assigns.

Master Note Purchase Agreement:  The Master Note Purchase Agreement, dated as of October 15, 2007, by and among the Performance Guarantor, the Originator and the Purchasers (as defined therein).

Material Adverse Effect:  With respect to any Person, any event or condition which is reasonably likely to have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the SPV, the Servicer or the Originator, (iii) the ability of the SPV, the Servicer or the Originator to perform its respective obligations under the Transaction Documents to which it is a party, or (iv)  the status, perfection or priority of the security interests of the Agent, any Class Agent or any Investors under the Transaction Documents.

Material Subsidiary: At any time, shall mean Lagasse, Inc and ORS Nasco, Inc.

Maturity Date:  November 23, 2013.

Maximum Net Investment:  At any time, an amount equal to the Facility Limit divided by 1.02.

Minimum Reserve Ratio:  For any Monthly Period, the sum of (a) the Concentration Factor for such Monthly Period and (b) the product of the (i) the Expected Dilution Ratio for such Monthly Period and (ii) the Dilution Horizon Ratio for such Monthly Period.

Month End Date:  The last day of each calendar month.

Monthly Period:  The period from the Closing Date to and including the first Month End Date after the Closing Date and each subsequent calendar month until the Final Payout Date.

Moody’s:  Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

Multiemployer Plan:  As defined in Section 4001(a)(3) of ERISA.

Net Investment:  At any time, the sum of the Class Net Investments on such day.

Net Pool Balance:  At any time, (i) the aggregate Unpaid Balances of Eligible Receivables at such time, minus (ii) the sum of (a) the aggregate amount of the portion of the Unpaid Balances of Eligible Receivables in excess of the applicable Concentration Limits, (b) the then-current aggregate amount of Contractual Dilutions related to all Eligible Receivables, (c) the then-current aggregate amount of all sales and other taxes included in the Unpaid Balances of all Eligible Receivables, (d) the then-current amount of reductions to the Unpaid Balance of all Receivable that are Disputed Receivables and (e) the aggregate amount of all offsetting specific  reserves established by any of the Originator, the Seller, the Servicer and the SPV in respect of all Eligible Receivables that are Reserve Receivables.

Non-Defaulting Alternate Investor:  As defined in Section 2.3(f).

Obligor:  With respect to any Receivable, the Person obligated to make payments in respect of such Receivable pursuant to a Contract.

Official Body:  Any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

Offshore Rate:  As defined in Section 2.4.

Opinion:  That certain opinion of Mayer Brown LLP, special counsel to the SPV, the Seller, the Performance Guarantor and the Originator, dated the Closing Date and delivered with respect to the transactions contemplated by this Agreement and covering certain bankruptcy and insolvency matters i.e.  “true sale” and nonconsolidation.

Originator:  As defined in the Preamble.

Other SPV:  Any Person other than the SPV that has entered into a receivables purchase agreement, loan and security agreement, note purchase agreement, transfer and administration agreement or any other similar agreement with the Conduit Investors.

Pension Plan:  An employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Originator, the SPV or an ERISA Affiliate of either has, or is reasonably expected to have, any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Performance Guarantee: The Performance Guarantee Agreement, dated as of the date hereof, by the Performance Guarantor and the SPV, as amended, modified, supplemented, restated or replaced from time to time.

Performance Guarantor:  United Stationers, Inc, an Delaware corporation.

Permitted Investment Date:  Any Business Day prior to the Termination Date.

Permitted Liens: Any of (i) the liens of the Agent, on behalf of the Investors, created pursuant to the Transaction Documents and (ii) liens created with the consent of the Agent and Majority Investors.

Person:  An individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.

Pledge Agreement:  The Pledge Agreement, dated as of May 21, 2003, by and among the Originator, the Performance Guarantor and other Subsidiaries of the Performance Guarantor (as set forth on the signature page thereto) and Bank One, NA.

PNC Bank:  As defined in the Preamble.

Portion of Investment:  As defined in Section 2.4(a).

Potential Termination Event:  An event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

Principal Collections:  For any Monthly Period, (i) all Collections received during such Monthly Period other than finance charges and (ii) all payments received on Eligible Investments for such Monthly Period.

Pro Rata Share:  For any Alternate Investor, the Commitment of such Alternate Investor, divided by the sum of the Commitments of all Alternate Investors (or, if the Commitments shall have been terminated, its pro rata share of the Alternate Investor Percentage of the related Class Net Investment).

Program Fee: As defined in the Fee Letter.

Program Support Agreement:  Any agreement, including any Liquidity Agreement, entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Investor (or any related commercial paper issuer that finances the Conduit Investor), the issuance of one or more surety bonds for which any Conduit Investor (or such related issuer) is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by any Conduit Investor (or such related issuer) to any Program Support Provider of the Asset Interest (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to any Conduit Investor (or such related issuer) in connection with such Conduit Investor’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

Program Support Provider:  Any Person, including any Liquidity Bank, now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Investor (or any related commercial paper issuer that finances the Conduit Investor) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Investor’s (or such related issuer’s) commercial paper program.

Purchase Termination Date:  As defined in Section 8.1 of the Second Tier Agreement.

Rate Period:  As defined in Section 2.4.

Rate Type:  As defined in Section 2.4.

Rating Agencies:  Collectively, Fitch, Moody’s and S&P.

Receivable:  Any indebtedness and other obligations owed by any Obligor to the Originator (without giving effect to any transfer under the First Tier Agreement and Second Tier Agreement) under a Contract or any right of the SPV to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services, in either case, by the Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto.

Recipient:  As defined in Section 2.10.

Records:  All Contracts and other documents, purchase orders, invoices, agreements, books, records and any other media, materials or devices for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by the SPV, the Originator or the Servicer with respect to the Receivables, any other Affected Assets or the Obligors.

Reinvestment:  As defined in Section 2.2(b).

Reinvestment Period:  The period commencing on the Closing Date and ending on the Termination Date.

Related Security:  With respect to any Receivable, all of the Originator’s (without giving effect to any transfer under the First Tier Agreement and the Second Tier Agreement) or the SPV’s rights, title and interest in, to and under:

(i)                                     all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and other filings signed by an Obligor relating thereto;

(ii)                                  the Contract and all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(iii)                              all Records related to such Receivable; and

(iv)                              all Collections on and other proceeds of any of the foregoing.

Reportable Event:  Any event, transaction or circumstance which is required to be reported with respect to any Pension Plan under Section 4043 of ERISA and the applicable regulations thereunder.

Reporting Date:  As defined in Section 2.8.

Required Downgrade Assignment Period:  As defined in Section 3.2(a).

Required Notice Days:  With respect to any reduction of the Net Investment pursuant to the provisions of Section 2.7(a) or Section 2.13, (i) two (2) Business Days in the case of a reduction of Net Investment of less than $10,000,000 and (ii) five (5) Business Days in the case of a reduction of Net Investment of at least $20,000,000.

Required Reserves:  At any time other than during an Exception Funding Period, the sum of (i) the Net Pool Balance on such date of calculation multiplied by the greater of (a) the sum of the Loss Reserve Ratio on such date of calculation and the Dilution Reserve Ratio on such date of calculation; and (b) the Minimum Reserve Ratio on such date of calculation; (ii) the Yield Reserve on such date of calculation; and (iii) the Servicing Fee Reserve on such date of calculation (such sum, the “Standard Reserves”).  At any time during an Exception Funding Period, the greater of (i) the Standard Reserves on such date of calculation and (ii) 50% of the Net Pool Balance on such date of calculation.

Reserve Receivable:  Any Receivable for which the Originator, the Seller, the Servicer or the SPV has established an offsetting specific reserve for such Receivable or the related Obligor.

Responsible Officer:  With respect any Person, the Chairman of the Board, President, Chief Financial Officer, any Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such Person.

Restricted Payments:  As defined in Section 6.2(k).

Revolving Credit Agreement:  As defined in Section 6.3.

Sale Termination Date:  As defined in Section 8.1 of the First Tier Agreement.

Second Tier Agreement:  The purchase agreement dated as of the date hereof between the Seller and SPV, as amended, modified, supplemented, restated or replaced from time to time.

Seller: As defined in the Preamble.

Servicer:  As defined in Section 7.1.

Servicer Default:  As defined in Section 7.5.

Servicer Report:  A report, in substantially the form attached hereto as Exhibit F or in such other form as is mutually agreed to by the SPV, the Servicer and the Agent, furnished by the Servicer pursuant to Section 2.8.

Servicing Fee:  The fees payable to the Servicer from Collections, in an amount equal to either (a) at any time when the Servicer is the Seller or any of its Affiliates, the Servicing Fee Rate on (i) the sum of (x) the Unpaid Balance of Receivables as of the last day of the current calendar month, plus (y) the Unpaid Balance of Receivables as of the last day of the immediately preceding calendar month, divided by (ii) 2, or (b) at any time when the Servicer is not the Seller or any of its Affiliates, the amount agreed between such Servicer and the Agent, payable in arrears on each Settlement Date from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.12.  With respect to any Portion of Investment, the Servicing Fee allocable thereto shall be equal to the Servicing Fee determined as set forth above, times a fraction, the numerator of which is the amount of such Portion of Investment and the denominator of which is the Net Investment.

Servicing Fee Rate: 1.0% per annum

Servicing Fee Reserve:  At any time, an amount equal to the product of (i) the Servicing Fee Rate (ii) a fraction having Days Sales Outstanding as the numerator, and 360 as the denominator and (iii) the aggregate Unpaid Balance of all Receivables on such date of calculation.

Set-Aside Receivable:  Any Receivable with respect to which the Originator, the Seller or the Servicer at any time evidences the payment obligation of the related Obligor by a note or other instrument and agrees to any extended payment date.

Settlement Date:  (i) Prior to the Termination Date, the 20th day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day as the SPV and the Agent may from time to time mutually agree, and (ii) for any Portion of Investment for any Class on and after the Termination Date, each day selected from time to time by the related Class Agent (it being understood that the Class Agents may select such Settlement Dates to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such Portion of Investment pursuant to clause (i) of this definition.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

Specified Ineligible Receivable:  (i) On and after the Closing Date, each Receivable the Obligor of which is listed on Schedule II hereto and (ii) from time to time after the Closing Date, each Receivable, the Obligor of which is identified by the Servicer to the Class Agents in writing (it being understood that for purposes of this clause (ii), the Servicer shall not designate as Specified Ineligible Receivables, the Receivables of more than two Obligors per year).  Any designation by the Servicer of a Receivable as a Specified Ineligible Receivable shall be effective beginning with the Monthly Period immediately following the date of such designation.  Any Receivable that has been designated as an Specified Ineligible Receivable shall not become an Eligible Receivable without the prior written consent of the Agent.

SPV:  United Stationers Receivables, LLC, an Illinois limited liability company.

Stress Factor:  2.75.

Sub-Servicer:  As defined in Section 7.1(d).

Subsidiary:  With respect to any Person, any corporation or other Person (i) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933.

Taxes:  As defined in Section 9.3.

Termination Date:  The earliest of (i) the latest occurring Class Termination Date, (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 8.2, (iii) the Commitment Termination Date, (iv) the Sale Termination Date, (v) the Purchase Termination Date, and (vi) and the Maturity Date.

Termination Event:  As defined in Section 8.1.

Transaction Costs:  As defined in Section 9.4(a).

Transaction Documents:  Collectively, this Agreement, the First Tier Agreement, the Second Tier Agreement, the Fee Letter, the Blocked Account Agreements, and all of the other instruments, documents and other agreements executed and delivered by the Servicer, the Originator or the SPV in connection with any of the foregoing.

Trigger Delinquency Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date next preceding the first date of such Monthly Period by dividing (i) the aggregate Unpaid Balance of all Receivables (other than Specified Ineligible Receivables) which are Delinquent Receivables (other than Specified Ineligible Receivables which are Delinquent Receivables) plus Disputed Receivables (other than Specified Ineligible Receivables which are Disputed Receivables), by (ii) the aggregate Unpaid Balance of all Receivables (other than Specified Ineligible Receivables) at such time.

Trigger Default Ratio:  For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date next preceding the first date of such Monthly Period by dividing (i) the sum of (a) the aggregate Unpaid Balance of all Receivables (other than Specified Ineligible Receivables) which are 61-90 days past due as of such Month End Date and (b) the aggregate Unpaid Balance of all Receivables which became Charged-off Receivables during such Monthly Period (other than Specified Ineligible Receivables which are Defaulted Receivables), by (ii) the aggregate amount of sales by Originator giving rise to Receivables for the 3rd most preceding month.

Trigger Dilution Ratio: For any Monthly Period, the ratio (expressed as a percentage) computed as of the related Month End Date next preceding the first date of such Monthly Period by dividing (i) the aggregate reduction in the original balance of all Receivables attributable to Dilutions during such month, by (ii) the aggregate amount of sales by the Originator in the most recent prior month.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction or jurisdictions.

Unpaid Balance:  Of any Receivable means at any time the unpaid principal amount thereof.

U.S.  or United States:  The United States of America.

Yield:  As defined in Section 2.4.

Yield Payment Date:  The last day of each Rate Period.

Yield Reserve: At any time, an amount equal to (a) the product of (i) 2.5 multiplied by the Days Sales Outstanding as of such day and (ii) the Default Rate in effect as of such day, divided by (b) 360, as applicable, multiplied by the Net Pool Balance.

Section 1.2                                   Other Terms.

All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.  For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires:  (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Law refer to that Law as amended from time to time and include any successor Law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 1.3                                   Computation of Time Periods; Calculations.

(a)                                  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

(b)                                 With respect to Set-Aside Receivables, all calculations of triggers, reserves and ratios herein shall be made based on the dates such Receivable or portion thereof became a Set-Aside Receivable.

Article II

Purchases and Settlements

Section 2.1                                   Transfer of Affected Assets; Intended Characterization.

(a)                                  Sale of Asset Interest.  In consideration of the payment by the Agent (on behalf of the Conduit Investors or the related Alternate Investors as determined pursuant to Section 2.3) of the amount of the initial Net Investment on the Closing Date and the Agent’s agreement (on behalf of the Conduit Investors or the related Alternate Investors as determined below) to make payments to the SPV from time to time in accordance with Section 2.2, effective upon the SPV’s receipt of payment for such initial Net Investment on the Closing Date, the SPV hereby sells, conveys, transfers and assigns to the Agent, on behalf of the Investors, as their interests may from time to time appear, (i) all Receivables existing on the Closing Date or thereafter arising or acquired by the SPV from time to time prior to the Final Payout Date, and (ii) all other Affected Assets, whether existing on the Closing Date or thereafter arising at any time.

(b)                                 Purchase of Asset Interest.  Subject to the terms and conditions hereof, the Agent (on behalf of the Investors) hereby purchases and accepts from the SPV the Receivables and all other Affected Assets sold, assigned and transferred pursuant to subsection (a).  The Agent’s right, title and interest in and to the Receivables and all other Affected Assets hereunder is herein called the “Asset Interest”.  The Agent shall hold the Asset Interest on behalf of the Conduit Investors and the Alternate Investors, as applicable pro rata in accordance with their respective Investor Percentages.

(c)                                  Obligations Not Assumed.  The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Agent, the Class Agent or any Investor, of any obligation of the SPV, the Seller, the Originator, or any other Person under or in connection with the Receivables or any other Affected Asset, all of which shall remain the obligations and liabilities of the SPV, the Seller and the Originator, as applicable.

(d)                                 Intended Characterization; Grant of Security Interest.

(i)                                     The SPV, the Agent, the Class Agents and the Investors intend that the sale, assignment and transfer of the Affected Assets to the Agent (on behalf of the Conduit Investors and/or the Alternate Investors as applicable) hereunder shall be treated as a sale for all purposes, other than federal and state income tax and accounting purposes.  If notwithstanding the intent of the parties, the sale, assignment and transfer of the Affected Assets to the Agent (on behalf of the Investors) is not treated as a sale for all purposes, other than federal and state income tax and accounting purposes, the sale, assignment and transfer of the Affected Assets shall be treated as the grant of, and the SPV hereby does grant, a security interest in the Affected Assets to secure the payment and performance of the SPV’s obligations to the Agent (on behalf of the Conduit Investors and/or the Alternate Investors as applicable) hereunder and under the other Transaction Documents or as may be determined in connection therewith by applicable Law.

(ii)                                  Each of the parties hereto further expressly acknowledges and agrees that the Commitments of the Alternate Investors hereunder, regardless of the intended true sale nature of the overall transaction, are financial accommodations (within the meaning of Section 365(c)(2) of the Bankruptcy Code) to or for the benefit of SPV.

Section 2.2                                   Purchase Price.

Subject to the terms and conditions hereof, including Article V, in consideration for the sale, assignment and transfer of the Affected Assets by the SPV to the Agent (on behalf of the Conduit Investors and/or the Alternate Investors, as applicable) hereunder:

(a)                                  Investments.  On the Closing Date, and thereafter from time to time during the Reinvestment Period, on request of the SPV in accordance with Section 2.3, each Class Agent (on behalf of the related Conduit Investors or the related Alternate Investors, as determined pursuant to Section 2.3) shall pay to the SPV an amount equal, in each instance, to the lesser of (i) the related Class Pro Rata Share of the amount requested by the SPV under Section 2.3(a), and (ii) the largest amount that will not cause (A) the Class Net Investment to exceed the Class Maximum Net Investment, (B) the sum of the Class Net Investment and the related Class Pro Rata Share of the Required Reserves to exceed the related Class Pro Rata Share of the Net Pool Balance and (C) if such Investment Date occurs during the period beginning on the Closing Date through and including the Reporting Date in June 2009, the Net Investment to exceed $150,000,000.  Each such payment is herein called an “Investment”.

(b)                                 Reinvestments.  On each Business Day during the Reinvestment Period the Servicer, on behalf of each Class Agent (for the benefit of the related Conduit Investors and/or the related Alternate Investors, as applicable), shall apply out of Collections of Receivables, the amount available for Reinvestment in accordance with Section 2.14.  Each such payment is hereinafter called a “Reinvestment”.  All Reinvestments shall be made ratably on behalf of each Investor that has funded any portion of the Net Investment pro rata in accordance with its respective Investor Percentage.

(c)                                  SPV Payments Limited to Collections.  Notwithstanding any provision contained in this Agreement to the contrary, the Agent and the Class Agents shall not, and shall not be obligated (whether on behalf of the Conduit Investors or the Alternate Investors), to pay any amount to the SPV as the purchase price of Receivables pursuant to subsection (b) above except to the extent of Collections on Receivables available for distribution to the SPV in accordance with this Agreement.  Any amount which the Agent or any Class Agent (whether on behalf of the related Conduit Investors or the related Alternate Investors) does not pay pursuant to the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against, or corporate obligation of, the Agent or such Class Agent for any such insufficiency unless and until such amount becomes available for distribution to the SPV under Section 2.12.

Section 2.3                                   Investment Procedures.

(a)                                  Notice.  The SPV shall request an Investment hereunder, by request to the Agent and each Class Agent given by facsimile in the form of an Investment Request at least two (2) Business Days prior to the proposed date of any Investment (including the initial Investment).

Each such Investment Request shall specify (i) the desired amount of such Investment (which shall be at least $2,000,000 or an integral multiple of $100,000 in excess thereof or, to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount equal to such available unused portion of the Maximum Net Investment) and (ii) the desired date of such Investment (the “Investment Date”) which shall be a Permitted Investment Date.

(b)                                 Conduit Investor Acceptance or Rejection; Investment Request Irrevocable.

(i)                                     Each Class Agent will promptly notify the related Investors of its receipt of any Investment Request with respect to its Class.  If the Investment Request is received prior to the Conduit Investment Termination Date, each Conduit Investor shall instruct the related Class Agent to accept or reject such Investment Request by notice given to the related Class Agent by telephone or facsimile by no later than the close of its business on the Business Day following its receipt of any such Investment Request.  Following receipt of such instructions from the related Conduit Investors, each Class Agent shall promptly notify the SPV and the related Alternate Investors of the acceptance or rejection by the related Conduit Investors of the Investment Request.

(ii)                                  Each Investment Request shall be irrevocable and binding on the SPV, and the SPV shall indemnify each Investor against any loss or expense incurred by such Investor, either directly or indirectly (including, in the case of any Conduit Investor, through a Program Support Agreement) as a result of any failure by the SPV to complete such Investment, including any loss (including loss of profit) or expense incurred by any Class Agent and any related Investor, either directly or indirectly (including, in the case of any Conduit Investor, pursuant to a Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Investor (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Investment.

(c)                                  Alternate Investors’ Commitment.  Subject to the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2 and the other terms and conditions hereof, each Alternate Investor hereby agrees to make available its Alternate Investor Percentage of the related Class Pro Rata Share of each Investment during the period from and including the Closing Date to but not including the Commitment Termination Date in an amount up to its Commitment.  Subject to Section 2.2(b) concerning Reinvestments, at no time will the Conduit Investors have any obligation to fund an Investment or Reinvestment.  At all times on and after the Conduit Investment Termination Date, all Investments and Reinvestments shall be made by the related Class Agent on behalf of the related Alternate Investors.  In addition, at any time when a Conduit Investor has rejected a request to fund its Class Pro Rata Share of an Investment, the related Class Agent shall so notify the related Alternate Investors and such Alternate Investors shall make available their respective Alternate Investor Percentages of the related Class Pro Rata Share of such Investment.  Notwithstanding anything contained in this Section 2.3(c) or elsewhere in this Agreement to the contrary, no Alternate Investor shall be obligated to provide the related Class Agent or the SPV with funds in connection with an Investment or Reinvestment in an amount that would result in the portion of the related Class Net Investment then funded by it (after giving effect to any Investment to be funded on such day) exceeding its Commitment then in effect (minus the unrecovered principal amount of such Alternate Investor’s investments in the Asset Interest pursuant to the Program Support Agreement to which it is a party).  The obligation of each Alternate Investor to remit its Alternate Investor Percentage of any such Class Pro Rata Share of any Investment or Reinvestment shall be several from that of each other Alternate Investor, and the failure of any Alternate Investor to so make such amount available to the related Class Agent shall not relieve any other Alternate Investor of its obligation hereunder.

(d)                                 Payment of Investment.  On any Investment Date, each Conduit Investor or the related Alternate Investor, as the case may be, shall remit its pro rata share of the aggregate amount of such Investment (determined pursuant to Section 2.2(a)) to the account of the SPV specified therefor from time to time by the Agent by notice to such Persons by wire transfer of same day funds.

(e)                                  Agent May Advance Funds.  Unless the Agent shall have received notice from any Investor that such Person will not make its share of any Investment available on the applicable Investment Date therefor, the Agent may (but shall have no obligation to) make any such Investor’s share of any such Investment available to the SPV in anticipation of the receipt by the Agent of such amount from the applicable Investor.  To the extent any such Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Investment Date, such Investor, and if such Investor does not, upon the request of the Agent, the SPV, shall be required to pay such amount to the Agent for payment to the Agent for its own account, together with interest thereon at a per annum rate equal to the Federal Funds Rate, in the case of such Investor, or the Base Rate, in the case of the SPV, to the Agent for payment to such Agent (provided that no Conduit Investor shall have any obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its respective Commercial Paper in full).  Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of an interest in the Asset Interest hereunder to the extent of such Investment.  Upon the payment of such amount to the Agent (i) by the SPV, the amount of the Net Investment shall be reduced by such amount or (ii) by such Investor, such payment shall constitute such Person’s payment of its share of the applicable Investment.  Notwithstanding the foregoing, each of the parties hereto agrees that, prior to the Termination Date, any amount to be paid by the SPV under this Section 2.3(e) will be payable on the next succeeding Settlement Date pursuant to and in accordance with the priorities for payment set forth in Section 2.12 hereof.

(f)                                    Defaulting Alternate Investor.  If, by 2:00 p.m. (New York City time), whether or not the Agent has advanced the amount of the applicable Investment, one or more Alternate Investors with respect to a Class (each, a “Defaulting Alternate Investor”, and each Alternate Investor with respect to such Class other than any Defaulting Alternate Investor being referred to as a “Non-Defaulting Alternate Investor”) fails to make either (1) its Alternate Investor Percentage of the related Class Pro Rata Share of any Investment available to the Agent pursuant to Section 2.3(d) or (2) any Assignment Amount payable by it pursuant to Section 3.1 (the aggregate amount not so made available to the Agent being herein called in either case the “Investment Deficit”), then the related Class Agent shall, by no later than 2:30 p.m. (New York City time) on the applicable Investment Date or the applicable Assignment Date, as the case may be, instruct each Non-Defaulting Alternate Investor to pay, by no later than 3:00 p.m. (New York

City time), in immediately available funds, to the account designated by the related Class Agent, an amount equal to the lesser of (i) such Non-Defaulting Alternate Investor’s proportionate share (based upon the relative Commitments of the Non-Defaulting Alternate Investors) of the Investment Deficit and (ii) its unused Commitment.  A Defaulting Alternate Investor shall forthwith, upon demand, pay to the related Class Agent for the ratable benefit of the Non-Defaulting Alternate Investors all amounts paid by each Non-Defaulting Alternate Investor on behalf of such Defaulting Alternate Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Alternate Investor until the date such Non-Defaulting Alternate Investor has been paid such amounts in full, at a rate per annum equal to the Default Rate.  In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Investment Deficit with respect to any Assignment Amount continues to exist, each such Defaulting Alternate Investor shall pay interest to the related Class Agent, for the account of the related Conduit Investor, on such Defaulting Alternate Investor’s portion of such remaining Investment Deficit, at a rate per annum, equal to the Default Rate, for each day from the applicable Assignment Date until the date such Defaulting Alternate Investor shall pay its portion of such remaining Investment Deficit in full to such Conduit Investor.

Section 2.4                                   IS SPECIFIED IN SCHEDULE I, WHICH IS INCORPORATED HEREIN BY REFERENCE.

Section 2.5                                   Yield, Fees and Other Costs and Expenses.

Notwithstanding any limitation on recourse herein, the SPV shall pay, as and when due in accordance with this Agreement, all fees hereunder and under the Fee Letters, Yield, all amounts payable pursuant to Article IX, if any, and the Servicing Fees.  On each Settlement Date, to the extent not paid pursuant to Section 2.12 for any reason, the SPV shall pay to each Class Agent, on behalf of the Conduit Investors or the Alternate Investors, as applicable, an amount equal to the accrued and unpaid Yield for the related Rate Period.  Nothing in this Agreement shall limit in any way the obligations of the SPV to pay the amounts set forth in this Section 2.5.

Section 2.6                                   Deemed Collections.

(a)                                  Dilutions.  If on any day the Unpaid Balance of a Receivable is reduced or such Receivable is canceled as a result of any Dilution, the SPV shall be deemed to have received on such day a Collection of such Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Receivable (if such Receivable is canceled) or, otherwise in the amount of such reduction, and the SPV shall pay to the Servicer an amount equal to such Deemed Collection and such amount shall be applied by the Servicer as a Collection in accordance with Section 2.12.

(b)                                 Breach of Representation or Warranty.  If on any day any of the representations or warranties in Article IV was or becomes untrue with respect to a Receivable (whether on or after the date of transfer thereof to the Agent, for the benefit of the Investors, as contemplated hereunder), the SPV shall be deemed to have received on such day a Collection of such Receivable in full and the SPV shall on such day pay to the Servicer an amount equal to the Unpaid Balance of such Receivable and such amount shall be allocated and applied by the Servicer as a Collection in accordance with Section 2.12.

(c)                                  Any payment by the SPV required to made under this Section 2.6 shall be paid as soon as possible from the SPV’s share of Collections and, in any event, shall become due and payable on the earlier to occur of (i) the next Settlement Date after the obligation to make such payment arises and (ii) the Termination Date.

Section 2.7                                   Reductions in Net Investment; Payments and Computations, Etc.

(a)                                  The SPV may, on any Settlement Date occurring at least the Required Notice Days after the date of the SPV’s notice to the Agent and each Class Agent, reduce all or any portion of the outstanding Net Investment at such time (together with any accrued and unpaid interest thereon at such time and, in connection with a reduction of all of the Net Investment, together with all other Aggregate Unpaids).  Any such reduction shall be accomplished by payment by the SPV to each Class Agent, in reduction of the Net Investment, the related Class Pro Rata Share of the amount of such reduction (together with any accrued and unpaid interest thereon at such time and, in connection with a reduction of all of the Net Investment, together with all other Aggregate Unpaids) (it being understood that neither the Net Investment nor any Class Net Investment shall be deemed reduced by such payment unless and until, and then only to the extent that, such amount is finally paid to the related Class Agent); provided that the amount of such repayment shall not be less than $1,000,000.

(b)                                 All amounts to be paid or deposited by the SPV or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (noon) (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of any Investor or otherwise) they shall be paid or deposited in the account indicated under the heading “Payment Information” in Section 11.3, until otherwise notified by the Agent.  The SPV shall, to the extent permitted by Law, pay to the Agent, for the benefit of the Investors, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to the Default Rate.  All computations of Yield and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.  Any computations by the Agent of amounts payable by the SPV hereunder shall be binding upon the SPV absent manifest error.

Section 2.8                                   Reports.

By no later than 4:00 p.m. (New York City time) on the 15th day of each calendar month, or if such day is not a Business Day then on the next succeeding Business Day (and, after the occurrence of a Termination Event, within two (2) Business Days after a request from the Agent or any Class Agent) (each, a “Reporting Date”), Servicer shall prepare and forward to the Agent and each Class Agent a Servicer Report, certified by the Originator, the Seller and the Servicer.  Prior to the Closing Date and once a calendar year, the Servicer, at its expense, will cause to be prepared a report by an accounting firm or other firm specializing in due diligence matters, which firm shall be satisfactory to the Agent, setting forth the results of such firm’s application of the agreed upon procedures set forth on Exhibit J.

The Agent may require the Servicer to prepare more frequent reports.  Upon receipt of such request for more frequent reporting, the Servicer shall provide to the Agent and each Class

Agent all reports regarding the Receivables and Collections that are available to the Servicer in accordance with its then current accounts receivable system without the Servicer manually preparing such reports.  The  Agent acknowledges that such additional reports may not include all of the information provided in the monthly Servicer Reports.

Section 2.9                                   Collection Account.

The Agent shall establish in its name on the day of the initial Investment hereunder and shall maintain a segregated account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Investors.  The Agent shall have exclusive dominion and control over the Collection Account and all monies, instruments and other property from time to time in the Collection Account.  On and after the occurrence of a Termination Event or a Potential Termination Event, the Servicer shall remit within two Business Days of receipt to the Collection Account all Collections received.  Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent, in the name of the Agent, in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the next Settlement Date and otherwise in accordance with the provisions of Section 2.12; provided that such funds shall not reduce the Net Investment or accrued Yield hereunder until so applied under Section 2.12.  On each Settlement Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be applied as Collections in accordance with Section 2.12.  On the Final Payout Date, any funds remaining on deposit in the Collection Account shall be paid to the SPV.

Section 2.10                            Sharing of Payments, Etc.

If any Investor (for purposes of this Section only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Asset Interest owned by it (other than pursuant to the Fee Letter, Section 3.3(b) or Article IX and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.12 and other than a result of the different methods for calculating Yield) in excess of its ratable share of payments on account of the Asset Interest obtained by the Investors entitled thereto, such Recipient shall forthwith purchase from the Investors entitled to a share of such amount participations in the portions of the Asset Interest owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

Section 2.11                            Right of Setoff.

Without in any way limiting the provisions of Section 2.10, each Class Agent and each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of a Termination Event or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Class Agent or such Investor to, or for the account of, the SPV against the amount of the Aggregate Unpaids owing by the SPV to such Person or to the Agent on behalf of such Person (even if contingent or unmatured).

THE REMAINDER OF ARTICLE II IS SPECIFIED IN SCHEDULE III (SETTLEMENT PROCEDURES), WHICH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE.

Article III

Additional Alternate Investor Provisions

Section 3.1                                   Assignment to Alternate Investors.

(a)                                  Assignment Amounts.  At any time on or prior to the Commitment Termination Date, if any Class Agent on behalf of the related Conduit Investors so elects, by written notice to the Agent, the SPV hereby irrevocably requests and directs that such Conduit Investors assign, and each Conduit Investor does hereby assign effective on the Assignment Date referred to below, all or such portions as may be elected by such Conduit Investor of, the related Class Net Investment and the Asset Interest at such time to the related Alternate Investors pursuant to this Section 3.1 and the SPV hereby agrees to pay the amounts described in Section 3.1(b); provided, however, that unless such assignment is an assignment of all of such Class Net Investment, including the portion of the Asset Interest related thereto, in whole on or after the Conduit Investment Termination Date, no such assignment shall take place pursuant to this Section 3.1 if a Termination Event described in Section 8.1(g) shall then exist; and provided, further, that no such assignment shall take place pursuant to this Section 3.1 at a time when an Event of Bankruptcy with respect to such Conduit Investor exists.  No further documentation or action on the part of the Conduit Investors or the SPV shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by a Class Agent on behalf of the related Conduit Investor to the Agent and the delivery by the related Class Agent of a copy of such notice to each related Alternate Investor (the date of the receipt by the related Class Agent of any such notice being the “Assignment Date”).  Each Alternate Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to the related Conduit Investor in immediately available funds to an account designated by the related Class Agent.  Upon payment of its Assignment Amount, such Alternate Investor shall acquire an interest in the related Class Net Investment (and the portion of the Asset Interest related thereto) equal to its pro rata share (based on the outstanding portions of such Class Net Investment funded by it) of the related Class Net Investment.  Upon any assignment in whole by any Conduit Investor to the related Alternate Investors on or after the Conduit

Investment Termination Date as contemplated hereunder, such Conduit Investor shall cease to make any additional Investments or Reinvestments hereunder.  At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent any Conduit Investor from making a subsequent Investment or Reinvestment hereunder, in its sole discretion, following any assignment pursuant to this Section 3.1 or from making more than one assignment pursuant to this Section 3.1.

(b)                                 SPV’s Obligation to Pay Certain Amounts; Additional Assignment Amount.  The SPV shall pay to the related Class Agent, for the account of the related Conduit Investor, in connection with any assignment by such Conduit Investor to the related Alternate Investors pursuant to this Section 3.1, an aggregate amount equal to all Yield to accrue through the end of the current Rate Period to the extent attributable to the portion of the Class Net Investment so assigned to the related Alternate Investors (which Yield shall be determined for such purpose using the CP Rate most recently determined by the related Class Agent) (as determined immediately prior to giving effect to such assignment), plus all other Aggregate Unpaids (other than the Class Net Investment and other than any Yield not described above) related to such Class.  If the SPV fails to make payment of such amounts at or prior to the time of assignment by a Conduit Investor to the related Alternate Investors, such amount shall be paid by the related Alternate Investors (in accordance with their respective Alternate Investor Percentages) to such Conduit Investor as additional consideration for the interests assigned to such Alternate Investors and the amount of the related Class Net Investment shall be increased by an amount equal to the additional amount so paid by the Alternate Investors (which increase shall be allocated pro rata to the Alternate Investors that have funded such amounts, based upon the proportion that the amount funded by each such Alternate Investor bears to the aggregate of such amounts).  Any payment by the SPV required to made under this Section 3.1(b) shall be paid as soon as possible from the SPV’s share of Collections and, in any event, shall become due and payable on the earlier to occur of (i) the next Settlement Date after the obligation to make such payment arises and (ii) the Termination Date.

(c)                                  Administration of Agreement after Assignment from Conduit Investor to Alternate Investors following the Conduit Investment Termination Date.  After any assignment in whole by a Conduit Investor to the related Alternate Investors pursuant to this Section 3.1 at any time on or after the Conduit Investment Termination Date (and the payment of all amounts owing to such Conduit Investor in connection therewith), all rights of the related Class Agents or the related Collateral Agent set forth herein shall be given to the related Class Agent on behalf of the Alternate Investors instead of either such party.

(d)                                 [Reserved].

(e)                                  Recovery of Net Investment.  In the event that the aggregate of the Assignment Amounts related to any Class paid by the related Alternate Investors pursuant to this Section 3.1 on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the portion of the Class Net Investment owned by the related Conduit Investor on such Assignment Date, then to the extent Collections thereafter received by the Agent hereunder in respect of such Class Net Investment exceed the aggregate of the unrecovered Assignment Amounts for such Class and the Class Net Investment funded by the related Alternate Investors (other than any portion thereof attributable to such Assignment Amounts), such excess shall be remitted by the related Class Agent to the related Conduit Investor for the account of the related Conduit Investor.

Section 3.2                                   Downgrade of Alternate Investor.

(a)                                  Downgrades Generally.  If at any time on or prior to the Commitment Termination Date, the short term debt rating of any Alternate Investor shall be “A-2” or “P-2” from S&P or Moody’s, respectively, with negative credit implications, such Alternate Investor, upon request of the related Class Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2” from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the related Conduit Investor and the related Class Agent and subject to Section 3.4.  If the short term debt rating of an Alternate Investor shall be “A-3” or “P-3”, or lower, from S&P or Moody’s, respectively (or such rating shall have been withdrawn by S&P or Moody’s), such Alternate Investor, upon request of the related Class Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2”, from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the related Conduit Investor and the related Class Agent and subject to Section 3.4).  In either such case, if any such Alternate Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the “Required Downgrade Assignment Period”), the related Class Agent on behalf of the related Conduit Investor shall have the right to require such Alternate Investor to pay upon one (1) Business Day’s notice at any time after the Required Downgrade Assignment Period (and each such Alternate Investor hereby agrees in such event to pay within such time) to such Class Agent an amount equal to such Alternate Investor’s unused Commitment (a “Downgrade Draw”) for deposit by such Class Agent into an account, in the name of such Class Agent (a “Downgrade Collateral Account”), which shall be in satisfaction of such Alternate Investor’s obligations to make Investments and to pay its Assignment Amount upon an assignment from such Conduit Investor in accordance with Section 3.1; provided, however, that if, during the Required Downgrade Assignment Period, such Alternate Investor delivers a written notice to such Class Agent of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Alternate Investor will not be required to fund such Downgrade Draw.  If any Alternate Investor gives the related Class Agent such notice, then such Alternate Investor shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to such Class Agent a direct pay irrevocable letter of credit in favor of such Class Agent in an amount equal to the unused portion of such Alternate Investor’s Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody’s are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper of the related Conduit Investor and (ii) that is acceptable to such Conduit Investor and such Class Agent.  Such letter of credit shall provide that the Agent may draw thereon for payment of any Investment or Assignment Amount payable by such Alternate Investor which is not paid hereunder when required, shall expire no earlier than the Commitment Termination Date and shall otherwise be in form and substance acceptable to such Class Agent.

(b)                                 Application of Funds in Downgrade Collateral Account.  If any Alternate Investor shall be required pursuant to Section 3.2(a) to fund a Downgrade Draw, then the related Class Agent shall apply the monies in the Downgrade Collateral Account applicable to the related Alternate Investor Percentage of the related Class Pro Rata Share of Investments required to be made by the Alternate Investors of the related Class, to any Assignment Amount payable by such Alternate Investor pursuant to Section 3.1 and to any purchase price payable by such Alternate Investor pursuant to Section 3.3(b) at the times, in the manner and subject to the conditions precedent set forth in this Agreement.  The deposit of monies in such Downgrade Collateral Account by such Alternate Investor shall not constitute an Investment or the payment of any Assignment Amount (and such Alternate Investor shall not be entitled to interest on such monies except as provided below in this Section 3.2(b), unless and until (and then only to the extent that) such monies are used to fund Investments or to pay any Assignment Amount or purchase price pursuant to Section 3.3(b) pursuant to the first sentence of this Section 3.2(b).  The amount on deposit in such Downgrade Collateral Account shall be invested by the related Class Agent in Eligible Investments and such Eligible Investments shall be selected by such Class Agent in its sole discretion.  Such Class Agent shall remit to such Alternate Investor, on the last Business Day of each month, the income actually received thereon.  Unless required to be released as provided below in this subsection, Collections received by such Class Agent in respect of such Alternate Investor’s portion of the related Class Net Investment shall be deposited in the Downgrade Collateral Account for such Alternate Investor.  Amounts on deposit in such Downgrade Collateral Account shall be released to such Alternate Investor (or the stated amount of the letter of credit delivered by such Alternate Investor pursuant to subsection (a) above may be reduced) within one Business Day after each Settlement Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the related Investors on such Settlement Date, the amount on deposit in such Downgrade Collateral Account would exceed the related Alternate Investor Percentage of the related Class Pro Rata Share (determined as of the day prior to the Termination Date) of the sum of the related Class Net Investment then funded by the related Conduit Investor, plus the related Interest Component.  All amounts remaining in such Downgrade Collateral Account shall be released to such Alternate Investor no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such Alternate Investor or removal of such Alternate Investor as a party to this Agreement, (ii) the date on which such Alternate Investor shall furnish the related Class Agent with confirmation that such Alternate Investor shall have short-term debt ratings of at least “A-2” or “P-2” from S&P and Moody’s, respectively, without negative credit implications, and (iii) the Commitment Termination Date (or if earlier, the Commitment Termination Date in effect prior to any renewal pursuant to Section 3.3 to which such Alternate Investor does not consent, but only after giving effect to any required purchase pursuant to Section 3.3(b)).  Nothing in this Section 3.2 shall affect or diminish in any way any such downgraded Alternate Investor’s Commitment to the SPV or the related Conduit Investor or such downgraded Alternate Investor’s other obligations and liabilities hereunder and under the other Transaction Documents.

(c)                                  Program Support Agreement Downgrade Provisions.  Notwithstanding the other provisions of this Section 3.2, an Alternate Investor shall not be required to make a Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 3.2(a) at a time when such Alternate Investor has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to the Program Support Agreement relating to the transactions contemplated by this Agreement to which it is a party in an amount at least equal to its unused Commitment, and the related Class Agent may apply monies in such downgrade collateral account in the manner described in Section 3.3(b) as if such downgrade collateral account were a Downgrade Collateral Account.

Section 3.3                                   Non-Renewing Alternate Investors.

(a)                                  The SPV may request that the Alternate Investors renew their Commitments hereunder by providing written request for renewal to each Alternate Investors no more than 60 days and not less than 45 days prior to the then-current Commitment Termination Date.

(b)                                 If at any time the SPV so requests that the Alternate Investors renew their Commitments hereunder and some but less than all the Alternate Investors consent to such renewal within 15 days prior to the then-current Commitment Termination Date, the SPV may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting Alternate Investor in accordance with Section 11.8.  Any such assignment shall become effective on the then-current Commitment Termination Date.  Each Alternate Investor which does not so consent to any renewal shall cooperate fully with the SPV in effectuating any such assignment.

(c)                                  If at any time the SPV requests that the Alternate Investors extend the Commitment Termination Date hereunder and some but less than all the Alternate Investors consent to such extension within 15 days prior to the then-current Commitment Termination Date, and if none or less than all the Commitments of the non-renewing Alternate Investors are assigned as provided in Section 3.3(b), then (without limiting the obligations of all the Alternate Investors to make Investments and pay any Assignment Amount prior to the Commitment Termination Date in accordance with the terms hereof) any related Conduit Investor may sell an interest in the portion of the related Class Net Investment funded by it (including the related interest in the Asset Interest) for an aggregate purchase price equal to the lesser of (i) the maximum aggregate Assignment Amounts which would be payable if such Conduit Investor assigned its entire interest in the Asset Interest at that time under Section 3.1, and (ii) the aggregate unused Commitments of the non-renewing Alternate Investors in such Class, which purchase price shall be paid solely by such non-renewing Alternate Investors, pro rata according to their respective Commitments.  Following the payment of such purchase price, (i) the extended Commitment Termination Date shall be effective with respect to the renewing Alternate Investors, (ii) the related Class Facility Limit shall automatically be reduced by the aggregate of the Commitments of all non-renewing Alternate Investors (it being understood that amounts necessary to reduce the related Class Facility Limit shall be payable solely in accordance with Section 2.12 and shall not be an immediate payment obligation of the SPV) and (iii) this Agreement and the Commitments of the renewing Alternate Investors shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Alternate Investors.  Prior to the Termination Date, all amounts which, under Section 2.12 are to be applied in reduction of the related Class Net Investment, up to the aggregate Class Net Investment sold to the non-renewing Alternate Investors as described above in this subsection, shall be distributed to the non-renewing Alternate Investors ratably according to the aggregate Investments held by them, in reduction of such Investments.  On and after the Termination Date, each non-renewing Alternate Investor shall be entitled to receive distributions as otherwise provided in Section 2.12, such that all distributions of Collections pursuant to Section 2.12 thereafter shall be allocated among the non-renewing Alternate Investors and the other Alternate Investors in accordance with each such Alternate Investor’s pro rata share (based on the portion of the Net Investment funded by it as of the Termination Date) of the Alternate Investor Percentage of the related Class Net Investment.  When (after the expiration of the Commitments of the non-renewing Alternate Investors) the aggregate of the Investments described above in this subsection shall have been reduced to zero and all accrued Yield allocable thereto and all other Aggregate Unpaids owing to such non-renewing Alternate Investors shall have been paid to such Alternate Investors in full, then such non-renewing Alternate Investors shall cease to be parties to this Agreement for any purpose.

Section 3.4                                   New Alternate Investors and Liquidity Banks.

Notwithstanding anything to the contrary herein contained, (i) any Alternate Investor may assign any portion or all of its Commitment and its investment in the related Class Net Investment to any other Person, (ii) any Liquidity Bank may assign any portion or all of its commitment under its Liquidity Agreement and its investment in the related Class Net Investment to any other Person and (iii) each Conduit Investor may add new Liquidity Banks to its Liquidity Agreement relating to the Transactions contemplated hereby; provided, however, in the case of clauses (i), (ii) and (iii) if such assignment or addition occurs prior to the occurrence of any Termination Event, and the assignee or new Liquidity Bank is not at the time a party to this Agreement, the consent of the SPV to such assignment shall be required (such consent not to be unreasonably withheld or delayed); provided, however, such consent of the SPV shall not be required in the case of an assignment to Bank of America or an Affiliate of  Bank of America or to PNC Bank or an Affiliate of PNC Bank (or, for the avoidance of doubt, in the case of a sale of a participation interest that does not affect the rights or obligations of such Alternate Investor hereunder and does not permit such participant to vote on any matters hereunder).

Article IV

Representations and Warranties

Section 4.1                                   Representations and Warranties of the Originator, the SPV, the Seller and the Servicer.

Each of the Originator, the SPV, the Seller and the Servicer represents and warrants to the Agent, the Class Agents and the Investors, as to itself, that, on the Closing Date and on each Investment Date and Reinvestment Date:

(a)                                  Corporate Existence and Power.  It (i) is duly organized, validly existing and in good standing under the laws of Illinois, which, in each case is its sole jurisdiction of formation, (ii) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iii) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party are (i) within the its organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Sections 5.1(f), 5.1(g) and 7.7, all of which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, or (v) result in the creation or imposition of any Adverse Claim upon or with respect to its property or the property of any of its Subsidiaries (except as contemplated hereby), for purposes of clause (iv) hereof except (other than with respect to the SPV) to the extent such failure would not be reasonably expected to have a Material Adverse Effect.

(c)                                  Binding Effect.  Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d)                                 Perfection.  In the case of the SPV, it is the owner of all of the Receivables and other Affected Assets, free and clear of all Adverse Claims (other than any Adverse Claim arising hereunder) and upon the making of the initial Investment on the Closing Date and at all times thereafter until the Final Payout Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Agent on behalf of the Investors in the Asset Interest against all creditors of and purchasers from the SPV and the Originator will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e)                                  Accuracy of Information.  All information heretofore furnished by it (including the Servicer Reports, any other reports delivered pursuant to Section 2.8 and its financial statements) to any Investor, any Class Agent or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, is, and all such information hereafter furnished by it to any Investor, any Class Agent or the Agent will be, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(f)                                    Tax Status.  It has (i) timely filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except with respect to the Originator, the Seller and the Servicer, in the case of clauses (i) and (ii), for taxes which are being contested in good faith and for which appropriate reserves are maintained in accordance with GAAP and (iii) in the case of the SPV, accounted for the sale of the Asset Interest hereunder, in its books and financial statements as sales, consistent with GAAP (except to the extent that the SPV is consolidated for financial accounting purposes with the Seller or its Affiliates).

(g)                                 Action, Suits.  The SPV is not in violation of any order of any Official Body or arbitrator.  The Originator, the Seller and the Servicer are not in violation of any order of any Official Body or arbitrator, except where such violation would not be reasonably expected to have a Material Adverse Effect.  Except as set forth in Schedule 4.1(g), there are no actions, suits, litigation or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator, which may, individually or in the aggregate, have a Material Adverse Effect.

(h)                                 Use of Proceeds.  In the case of the SPV, the Seller and the Originator, no proceeds of any Investment or Reinvestment will be used by it (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (iii) for any other purpose that violates applicable Law, including Regulations U or X of the Federal Reserve Board.

(i)                                     Principal Place of Business; Chief Executive Office; Location of Records.  Its principal place of business, chief executive office and the offices where it keeps all its Records, are located at the address(es) described on Schedule 4.1(i) or such other locations notified to the Conduit Investors in accordance with Section 7.7 in jurisdictions where all action required by Section 7.7 has been taken and completed.

(j)                                     Subsidiaries; Tradenames, Etc.  In the case of the SPV, as of the Closing Date:  (i) it has only the Subsidiaries and divisions listed on Schedule 4.1(j); and (ii) it has, within the last five (5) years, operated only under the tradenames identified in Schedule 4.1(j), and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Schedule 4.1(j).  Schedule 4.1(j) also lists the correct Federal Employer Identification Number of the SPV.

(k)                                  Good Title.  In the case of the SPV, upon each Investment and Reinvestment, the Agent shall acquire a valid and enforceable perfected first priority ownership interest or a first priority perfected security interest in each Receivable and all other Affected Assets that exist on the date of such Investment or Reinvestment, with respect thereto, free and clear of any Adverse Claim.  In the case of the Seller, upon each transfer to the SPV pursuant to the terms of the Second Tier Agreement, the SPV shall acquire a valid and enforceable perfected first priority ownership interest in each Receivable and all other Affected Assets that exist on the date of such transfer, with respect thereto, free and clear of any Adverse Claim.  In the case of the Originator, upon each transfer to the Seller pursuant to the terms of the First Tier Agreement, the Seller shall acquire a valid and enforceable perfected first priority ownership interest in each Receivable and all other Affected Assets that exist on the date of such transfer, with respect thereto, free and clear of any Adverse Claim.

(l)                                     Nature of Receivables.  Each Receivable (i) represented by it to be an Eligible Receivable in any Servicer Report or other report delivered pursuant to Section 2.8 or (ii)included in the calculation of the Net Pool Balance in fact satisfies at such time the definition of “Eligible Receivable” set forth herein.

(m)                               Coverage Requirement.  In the case of the SPV, the sum of (i) the Net Investment and (ii) the Required Reserves does not exceed the Net Pool Balance.

(n)                                 Credit and Collection Policy.  Since February 2, 2009, there have been no material changes in the Credit and Collection Policy other than in accordance with this Agreement.  It has at all times complied with the Credit and Collection Policy in all material respects with regard to each Receivable.

(o)                                 No Termination Event or Potential Termination Event.  In the case of the SPV, no event has occurred and is continuing and no condition exists, or would result from any Investment or Reinvestment or from the application of the proceeds therefrom, which constitutes a Termination Event or a Potential Termination Event.

(p)                                 Not an Investment Company or Holding Company.  It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(q)                                 ERISA.  Each employee benefit plan sponsored, maintained or contributed to by the SPV, the Originator or any ERISA Affiliate which plan is tax qualified under Section 401(a) of the Code is in compliance in all respects with the applicable provisions of ERISA, the Code and any regulations and published interpretations thereunder or, if not, any such non-compliance does not have a Material Adverse Effect.  Neither the SPV nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the Pension Benefit Guaranty Corporation under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that would have a Material Adverse Effect. Neither the SPV nor any ERISA Affiliate sponsors, maintains,  makes contributions to, is obligated to make contributions to, or, during the preceding six (6) plan years, has made or been obligated to make contributions to, a Multiemployer Plan.

(r)                                    Blocked Accounts.  The names and addresses of all the Blocked Account Banks, together with the account numbers of the Blocked Accounts at such Blocked Account Banks, are specified in Schedule 4.1(r) (or at such other Blocked Account Banks and/or with such other Blocked Accounts as have been notified to the Class Agents and the Collateral Agent and for which Blocked Account Agreements have been executed in accordance with Section 7.3 and delivered to the Agent).  All Blocked Accounts not maintained at, and in the name of the Agent, are subject to Blocked Account Agreements.  All Obligors have been instructed to make payment to a Blocked Account and only Collections are deposited into the Blocked Accounts.

(s)                                  Bulk Sales.  In the case of the SPV, no transaction contemplated hereby or by the Second Tier Agreement requires compliance with any bulk sales act or similar law.

(t)                                    Transfers Under First Tier Agreement.  In the case of the Seller (except for the Receivables acquired by the Seller in respect of the termination of the existing receivables securitization on or prior to the date of the initial funding hereunder), each Receivable has been purchased by it from the Originator pursuant to, and in accordance with, the terms of the First Tier Agreement.

(u)                                 Transfers Under Second Tier Agreement.  In the case of the SPV, each Receivable has been purchased by it from the Seller pursuant to, and in accordance with, the terms of the Second Tier Agreement.

(v)                                 Fair Value By SPV.  In the case of the SPV, it shall have given reasonably equivalent value to the Seller in consideration for the transfer to it of the Affected Assets from the Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to it and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(w)                               Fair Value By Seller.  In the case of the Seller, it shall have given reasonably equivalent value to the Originator in consideration for the transfer to it of the Affected Assets from the Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Originator to it and no such transfer is or may be voidable under any section of the Bankruptcy Code.

(x)                                   Nonconsolidation.  The SPV is operated in such a manner that the separate corporate existence of the SPV, on the one hand, and the Originator or any Affiliate thereof, on the other, would not be disregarded in the event of the bankruptcy or insolvency of the Originator or any Affiliate thereof and, without limiting the generality of the foregoing:

(i)                                     the SPV is a limited purpose entity whose activities are restricted in its limited liability company agreement to activities related to purchasing or otherwise acquiring receivables (including the Receivables) and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into agreements like the Transaction Documents;

(ii)                                  the SPV has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Transaction Documents, nor has the SPV entered into any agreement other than this Agreement, the other Transaction Documents to which it is a party, and with the prior written consent of the Investors and the Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(iii)                               (A) the SPV maintains its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions, (B) the funds of the SPV are not and have not been diverted to any other Person or for other than the corporate use of the SPV and (C) except as may be expressly permitted by this Agreement, the funds of the SPV are not and have not been commingled with those of any of its Affiliates;

(iv)                              to the extent that the SPV contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are fairly allocated to or among the SPV and such entities for whose benefit the goods and services are provided, and each of the SPV and each such entity bears its fair share of such costs; and  all material transactions between the SPV and any of its Affiliates shall be only on an arm’s-length basis;

(v)                                 the SPV maintains a principal executive and administrative office through which its business is conducted and a telephone number and stationery through which all business correspondence and communication are conducted, in each case separate from those of the Originator and its Affiliates (provided it may be within the same offices as the Originator and its Affiliates);

(vi)                              the SPV conducts its affairs strictly in accordance with its organizational documents and observes all necessary, appropriate and customary corporate formalities, including (A) holding all regular and special members’ and managers’ meetings appropriate to authorize all corporate action, (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken, and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts;

(vii)                           all decisions with respect to its business and daily operations are independently made by the SPV (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the SPV) and are not dictated by any Affiliate of the SPV (it being understood that the Servicer, which is an Affiliate of the SPV, will undertake and perform all of the operations, functions and obligations of it set forth herein and it may appoint Sub-Servicers, which may be Affiliates of the SPV, to perform certain of such operations, functions and obligations);

(viii)                        the SPV acts solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the SPV shall be appointed to act as its agent, except as expressly contemplated by this Agreement;

(ix)                                no Affiliate of the SPV advances funds to the SPV, other than as is otherwise provided herein or in the other Transaction Documents, and no Affiliate of the SPV otherwise supplies funds to, or guaranties debts of, the SPV; provided, however, that an Affiliate of the SPV may provide funds to the SPV in connection with the capitalization of the SPV;

(x)                                   other than organizational expenses and as expressly provided herein, the SPV pays all expenses, indebtedness and other obligations incurred by it;

(xi)                                the SPV does not guarantee, and is not otherwise liable, with respect to any obligation of any of its Affiliates;

(xii)                             any financial reports required of the SPV comply with generally accepted accounting principles and are issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates;

(xiii)                          at all times the SPV is adequately capitalized to engage in the transactions contemplated in its certificate of incorporation;

(xiv)                         the financial statements and books and records of the SPV and the Originator reflect the separate corporate existence of the SPV;

(xv)                            the SPV does not act as agent for the Originator or any Affiliate thereof, but instead presents itself to the public as a corporation separate from each such member and independently engaged in the business of purchasing and financing Receivables;

(xvi)                         the SPV maintains a three-person board of managers, including at least one independent manager, who has never been, and shall at no time be a stockholder, member, manager, officer, employee or associate, or any relative of the foregoing, of the Originator or any Affiliate thereof (other than the SPV and any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of the Originator or any Affiliate thereof), all as provided in its certificate or articles of incorporation, and is otherwise reasonably acceptable to the Investors and the Agent; and

(xvii)                      the limited liability company agreement of the SPV requires the affirmative vote of its independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the SPV, and requires the SPV to maintain correct and complete books and records of account and minutes of the meetings and other proceedings of its member and board of managers.

(y)                                 Solvency. In the case of the SPV, on the date of any Investment or Reinvestment,  the SPV is solvent before and after giving effect to such Investment or Reinvestment.

(z)                                   Receivables Purchase Facility.  (i) The transactions contemplated by the Transaction Documents constitute a “Receivables Purchase Facility” (as defined in the Revolving Credit Agreement and the Master Note Purchase Agreement, as such documents are in effect on each date as of which this representation is made) and is permitted under the Revolving Credit Agreement and the Master Note Purchase Agreement, as such documents are in effect on the date as of which this representation is made and (ii) it has not entered into any additional Receivables Purchase Facilities (as defined in the Revolving Credit Agreement and the Master Note Purchase Agreement, as such documents are in effect on the date as of which this representation is made).

(aa)                            Notice of Amendment to Existing Credit Documents.  It shall provide copies of  any proposed  amendments, modifications or supplements to the Revolving Credit Agreement, Master Note Purchase Agreement, Intercreditor Agreement and Pledge Agreement to the Agent. Upon receipt thereof, the Agent shall have 15 days to notify the SPV and the Servicer if it reasonably believes that any such amendment or supplement would adversely affect rights of it, any Purchaser Agent, or any Investor or cause a breach of any representation, warranty or other term or provision hereof.

(bb)                          Disclosure of the Transaction.  The Performance Guarantor, the Originator, the Seller and SPV each make the representations set forth in Schedule 4.1 (bb) applicable to it which are incorporated herein by reference.

(cc)                            Representations and Warranties in other Related Documents.  In the case of the SPV, each of the representations and warranties made by it contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Agent, the Class Agents and the Investors as if the same were set forth in full herein.

(dd)                          No Servicer Default.  In the case of the Servicer, no event has occurred and is continuing and no condition exists, or would result from a purchase in respect of, or Reinvestment in respect of the Asset Interest, any Investment or from the application of the proceeds therefrom, which constitutes a Servicer Default.

Section 4.2                                   Additional Representations and Warranties of the Servicer.

The Servicer represents and warrants on the Closing Date and on each Investment Date and Reinvestment Date to the Agent, the Class Agents and the Investors, which representation and warranty shall survive the execution and delivery of this Agreement, that each of the representations and warranties of the Servicer (whether made by the Servicer in its capacity as the Seller or as the Servicer) contained in any Transaction Document is true, complete and correct on such date (unless such statement specifically applies to an earlier date) and, if made by the Servicer in its capacity as the Seller or other applicable capacity, applies with equal force to the Servicer in its capacity as the Servicer, and the Servicer hereby makes each such representation and warranty to, and for the benefit of, the Agent, the Class Agents and the Investors as if the same were set forth in full herein.

Article V

Conditions Precedent

Section 5.1                                   Conditions Precedent to Closing.

The occurrence of the Closing Date and the effectiveness of the Commitments hereunder shall be subject to the conditions precedent that (i) the SPV or the Originator shall have paid in full (A) all amounts required to be paid by either of them on or prior to the Closing Date pursuant to the Fee Letter and (B) the fees and expenses described in clause (i) of Section 9.4 and invoiced prior to the Closing Date, and (ii) the Agent shall have received, for itself and each of the Investors and the Agent’s counsel, an original (unless otherwise indicated) of each of the following documents, each in form and substance satisfactory to the Agent.

(a)                                  A duly executed counterpart of this Agreement, the First Tier Agreement, the Second Tier Agreement, the Fee Letter and each of the other Transaction Documents executed by the Originator, the SPV, the Seller and the Servicer, as applicable.

(b)                                 A certificate, substantially in the form of Exhibit G, of the secretary or assistant secretary of the SPV, certifying and (in the case of clauses (i) through (iii)) attaching as exhibits thereto, among other things:

(i)                                     the articles of incorporation, charter or other organizing document (including a limited liability company agreement, if applicable) of the SPV, the Servicer, the Seller, the Originator and the Performance Guarantor (certified by the Secretary of State or other similar official of the respective jurisdiction of incorporation or organization, as applicable, as of a recent date);

(ii)                                  resolutions of the board of managers or other governing body of the SPV, the Servicer, the Seller, the Originator and the Performance Guarantor authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to be delivered by the SPV, the Servicer, the Seller, the Originator and the Performance Guarantor hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholder consents, if applicable) and government approvals, if any; and

(iii)                               the incumbency, authority and signature of each officer of the SPV, the Servicer, the Seller, the Originator and the Performance Guarantor executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on behalf of the SPV, the Servicer, the Seller, the Originator and the Performance Guarantor.

(c)                                  A certificate, substantially in the form of Exhibit H of the secretary or assistant secretary of the Originator, the Servicer, the Seller and the Performance Guarantor certifying and (in the case of clauses (i) through (iii)) attaching as exhibits thereto, among other things:

(i)                                     the articles of incorporation, certificate of formation, charter or other organizing document (including a limited liability company agreement, if applicable) of the Originator, the Servicer, the Seller and the Performance Guarantor (certified by the Secretary of State or other similar official of its respective jurisdiction of incorporation or organization, as applicable, as of a recent date);

(ii)                                  the by-laws and/or operating agreement of the Originator, the Servicer, the Seller and the Performance Guarantor;

(iii)                               resolutions of the board of directors or managers or other governing body of the Originator, the Servicer, the Seller and the Performance Guarantor authorizing the execution, delivery and performance by it of this Agreement and the other Transaction Documents to be delivered by it hereunder or thereunder and all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any; and

(iv)                              the incumbency, authority and signature of each officer of the Originator, the Servicer, the Seller and the Performance Guarantor executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on its behalf.

(d)                                 A good standing certificate for the SPV issued by the Secretary of State or a similar official of the SPV’s jurisdiction of incorporation or organization, as applicable, and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated as of a recent date.

(e)                                  A good standing certificate for each of the Originator, the Servicer and the Seller  issued by the Secretary of State or a similar official of its jurisdiction of incorporation or organization, as applicable, and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated as of a recent date.

(f)                                    Acknowledgment copies or other evidence of filing acceptable to the Agent of proper financing statements (Form UCC-1), filed on or before the initial Investment Date naming the SPV, as debtor, in favor of the Agent, as secured party, for the benefit of the Investors or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s ownership or security interest in all Receivables and the other Affected Assets.

(g)                                 Acknowledgment copies or other evidence of filing acceptable to the Agent of proper financing statements (Form UCC-1), filed on or before the initial Investment naming the Originator, as the debtor, in favor of the SPV, as secured party, and the Agent, for the benefit of the Investors, as assignee, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the SPV’s ownership interest in all Receivables and the other Affected Assets.

(h)                                 Acknowledgment copies or other evidence of filing acceptable to the Agent of proper financing statements (Form UCC-1), filed on or before the initial Investment naming the Seller, as the debtor, in favor of the SPV, as secured party, and the Agent, for the benefit of the Investors, as assignee, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the SPV’s ownership interest in all Receivables and the other Affected Assets.

(i)                                     Copies of proper financing statements (Form UCC-3), if any, filed on or before the initial Investment Date necessary to terminate all security interests and other rights of any Person in Receivables or the other Affected Assets previously granted by SPV.

(j)                                     Copies of proper financing statements (Form UCC-3), if any, filed on or before the initial Investment Date necessary to terminate all security interests and other rights of any Person in Receivables or the other Affected Assets previously granted by the Originator.

(k)                                  Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Investment listing all effective financing statements which name the SPV, the Seller or the Originator (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to clauses (f) or (g) above and such other jurisdictions where the Agent may reasonably request together with copies of such financing statements (none of which shall cover any Receivables, other Affected Assets or Contracts unless such filings have been terminated or released pursuant to paragraphs (i) or (j) above or unless such Receivables, other Affected Assets or Contracts have been released under the terms of the related agreement as contemplated in Section 4.1(z) above), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, showing no such liens on any of the Receivables, other Affected Assets or Contracts.

(l)                                     Executed copies of the Blocked Account Agreements relating to each of the Blocked Accounts.

(m)                               [Reserved].

(n)                                 (i) A favorable opinion of Mayer Brown LLP, special counsel to the SPV, the Seller, the Servicer, the Performance Guarantor and the Originator, covering the matters set forth in Exhibit I, including non-contravention as to the material agreements (including the Revolving Credit Agreement and the Master Note Purchase Agreement and all related documents), the creation, attachment, perfection and priority of the interests created pursuant to each of the First Tier Agreement, the Second Tier Agreement, and this Agreement, the enforceability of each of the Transaction Documents against each of the Originator, the Seller, the SPV and the Performance Guarantor and as to such other matters as the Agent may reasonably request and (ii) a favorable opinion of the general counsel to the Originator covering certain corporate matters, each of the foregoing to be in form and substance acceptable to the Agent.

(o)                                 A favorable opinion of Mayer Brown LLP, special counsel to the SPV, the Seller, the Performance Guarantor and the Originator, covering certain bankruptcy and insolvency matters i.e.  “true sale” and nonconsolidation in form and substance satisfactory to the Agent and Agent’s counsel.

(p)                                 [Reserved].

(q)                                 Satisfactory results of a review and audit of the Originator’s collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Originator’s operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the First Tier Agreement and Second Tier Agreement and a written outside audit report of a nationally-recognized accounting firm as to such matters.

(r)                                    A Servicer Report as of January 31, 2009 showing the calculation of the Net Investment, each Class Net Investment and Required Reserves after giving effect to the initial Investment.

(s)                                  Evidence of the appointment of CT Corporation Systems as agent for process as required by Section 11.4.

(t)                                    [Reserved].

(u)                                 Evidence of the termination of the existing receivables securitization facility and the release of all liens related thereto.

(v)                                 Such other approvals, documents, instruments, certificates and opinions as the Agent, any Class Agent or any Investor, may reasonably request.

Section 5.2                                   Conditions Precedent to All Investments and Reinvestments.

Each Investment and Reinvestment hereunder (including the initial Investment) shall be subject to the conditions precedent that (a) the Closing Date shall have occurred, (b) if the Agent shall have requested, in accordance with any provision of this Agreement, any additional information, report, document or filing, it has received such information, report or document or such filing as been made, and (c) on the date of such Investment and Reinvestment the following statements shall be true (and the SPV by accepting the amount of such Investment or Reinvestment shall be deemed to have certified that):

(i)                                     The representations and warranties contained in Sections 4.1 and 4.2 are true, complete and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

(ii)                                  In the case of a Reinvestment, the amount of the Reinvestment will not exceed the amount available therefor under Section 2.12, and in the case of an Investment, the amount of such Investment will not exceed the amount available therefor under Section 2.2 and after giving effect thereto, the sum of the Net Investment and Required Reserves will not exceed the Net Pool Balance,

(iii)                               In the case of an Investment, the Agent shall have received an Investment Request, appropriately completed, within the time period required by Section 2.3,

(iv)                              In the case of an Investment, the Agent shall have received a Servicer Report dated no more than 31 days (or such other date at the Agent’s request) prior to the proposed Investment Date and the information set forth therein shall be true, complete and correct,

(v)                                 The Termination Date has not occurred,

(vi)                              No Termination Event or Potential Termination Event has occurred or has not been waived by the Agent,

(vii)                           The three-month average Trigger Delinquency Ratio does not exceed 5.50%,

(viii)                        The three-month average Trigger Default Ratio does not exceed 1.75%,

(ix)                                The three-month average Trigger Dilution Ratio has not exceeded 7.50%,

(x)                                   The Days Sales Outstanding does not equal or exceed 50 days, and

(xi)                                Any challenge by any of the parties to the Revolving Credit Agreement or the Master Note Purchase Agreement that the transactions contemplated by the Transaction Documents are not a Receivable Purchase Facility (as defined in the Revolving Credit Agreement or the Master Note Purchase Agreement, as such document is in effect on the date as of the date of this Agreement) or are not permitted under the Revolving Credit Agreement or the Master Note Purchase Agreement, as such document is in effect on the date as of which this representation is made.

No Investments or Reinvestments shall be made until all of the above conditions have been satisfied or waived by each Class Agent and, if the conditions to the continued Investment or Reinvestment that were not satisfied include those set forth in any of the clauses (vii), (viii), (ix) or (x) then a new Servicer Report has been received by the Class Agents, which Servicer Report indicates that such conditions have been satisfied.  Following the occurrence and continuance of a failure to satisfy one or more of the above conditions, the Collections received shall be applied on the next Settlement Date in accordance with the provisions of Section 2.12; provided, however, that solely during the failure to satisfy the conditions set forth in clauses (vii), (viii) and (ix) of this Section 5.2 (and for as long as such ratios have not exceeded the respective levels set forth in the Termination Events therefor), once a Servicer Report has been received by each of the Class Agents indicating that the Net Investment has been reduced to or below $50,000,000, Investments and Reinvestments shall resume (such period of time being an “Exception Funding Period”) to the extent that (1) the Net Investment does not exceed $50,000,000 and (2) all other conditions (other than clauses (vii), (viii) and (ix) of this Section 5.2) to such Investment or Reinvestment are satisfied; provided, further, that no Investments or Reinvestments shall be made during an Exception Funding Period unless (x) all representations and warranties are true and correct and (y) the Servicer has delivered a Servicer Report (as of the date reporting period covered by such report) showing that after giving effect to such requested Investment or Reinvestment, the sum of the Net Investment and the Required Reserves do not exceed the Net Pool Balance (as of the date reporting period covered by such report).

Any Exception Funding Period shall terminate upon delivery to each Class Agent by the Servicer of a Servicer Report evidencing that the conditions described in clauses (vii), (viii) and (ix) of this Section 5.2 have been satisfied.

Article VI

Covenants

Section 6.1                                   Affirmative Covenants of the SPV and Servicer.

At all times from the date hereof to the Final Payout Date, unless the Class Agents shall otherwise consent in writing:

(a)                                  Reporting Requirements.  The SPV and the Performance Guarantor shall maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent and each Class Agent:

(i)                                     Annual Reporting.

(a) Within ninety (90) days after the close of the SPV’s and the Performance Guarantor’s fiscal years, audited financial statements, prepared by in accordance with GAAP on a consolidated basis for (A) the SPV and (B) for the Performance Guarantor and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder’s equity and cash flows, accompanied by an unqualified audit report certified by independent registered public accountants of national or regional recognition, acceptable to the Agent, prepared in accordance with GAAP and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof, and

(b)  Within one hundred twenty-five (125) days after the close of the Seller and the Servicer fiscal years, financial statements, prepared in accordance with GAAP on a consolidated basis for the Seller and the Servicer, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder’s equity and cash flows, all certified by an appropriate Responsible Officer and a certificate of a Responsible Officer that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such Responsible Officer, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof;

(ii)                                  Quarterly Reporting.  Within forty-five (45) days after the close of the first three quarterly periods of each of the SPV’s, the Seller’s, the Servicer’s and the Performance Guarantor’s fiscal years, for (A) the SPV, the Seller and the Servicer and (B) for Performance Guarantor and its Subsidiaries, in each case, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer. Each such report by the Performance Guarantor shall include a certification that it and its Affiliates are in compliance with all financial covenants under the Revolving Credit Agreement and shall include calculations in reasonable detail evidencing such compliance.

(iii)                               Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form set forth on Exhibit K signed by the SPV’s or the Performance Guarantor’s, as applicable, chief financial officer stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the SPV or the Performance Guarantor and its Subsidiaries as applicable (which in the case of quarterly financial statements may be subject to normal year-end audit adjustments) and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

(iv)                              Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of the SPV, the Originator or the Performance Guarantor, copies of all financial statements, reports and proxy statements so furnished.

(v)                                 SEC Filings.  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Originator or any Subsidiary of the Originator or the Performance Guarantor or such Person files with the Securities and Exchange Commission.

(vi)                              Notice of Termination Events or Potential Termination Events; Etc.  (A) as soon as possible and in any event within two (2) Business Days after the occurrence of each Termination Event or Potential Termination Event, a statement of a Responsible Officer of the SPV setting forth details of such Termination Event or Potential Termination Event and the action which the SPV proposes to take with respect thereto, which information shall be updated promptly from time to time; (B) promptly after the SPV obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between the SPV and any Person that could reasonably be expected to result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document; and (C) promptly after the occurrence thereof, notice of a Material Adverse Effect.

(vii)                           Change in Credit and Collection Policy and Debt Ratings.  Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.  Within five (5) days after the date of any change in the Servicer’s, the Seller’s, the Originator’s or the Performance Guarantor’s public or private debt ratings by any Rating Agency, if any, a written certification of the SPV’s or the Originator’s and private debt ratings after giving effect to any such change.

(viii)                        Credit and Collection Policy.  Within ninety (90) days after the close of each of the Originator’s and the SPV’s fiscal years, a complete copy of the Credit and Collection Policy then in effect.

(ix)                                ERISA.  Promptly after the filing, giving or receiving thereof, copies of all reports and notices with respect to any Reportable Event pertaining to any Pension Plan and copies of any notice by any Person of its intent to terminate any Pension Plan, and promptly upon the occurrence thereof, written notice of any contribution failure with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

(x)                                   Change in Accountants or Accounting Policy.  Promptly, notice of any change in the accountants or any material change (other than as a result of the application of a change in standards by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants) in accounting policy of either the SPV or the Performance Guarantor.

(xi)                                Agreed Upon Procedures.  No later than 60 days prior to November 23rd of each calendar year, the Servicer, at its expense, will cause to be prepared a report prepared by a firm satisfactory to the Agent setting forth the results of such firm’s application of the agreed upon procedures set forth on Exhibit J.

(xii)                             Other Information.  Such other information (including non-financial information) as the Agent or any Class Agent may from time to time reasonably request with respect to the Originator, the SPV, the Seller or the Performance Guarantor.

(b)                                 Conduct of Business; Ownership.  Each of the SPV and the Servicer shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.  The SPV shall at all times be a wholly-owned Subsidiary of the Seller.

(c)                                  Compliance with Laws, Etc.  Each of the SPV and the Servicer shall comply in all material respects with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges.

(d)                                 Furnishing of Information and Inspection of Records.  Each of the SPV and the Servicer shall furnish to the Agent from time to time such information with respect to the Affected Assets as the Agent may reasonably request, including listings identifying the Obligor and the Unpaid Balance for each Receivable available to the Servicer in accordance with its then current accounts receivable system without the Servicer manually preparing such reports.  Each of the SPV and the Servicer shall, at any time and from time to time during regular business hours, as reasonably requested  with reasonable prior notice by the Agent or any Class Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including applicable computer systems following a Potential Termination Event or Termination Event) relating to the Receivables or other Affected Assets, including the related Contracts and (ii) to visit the offices and properties of the SPV, the Originator or the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Affected Assets or the SPV’s, the Originator’s or the Servicer’s performance hereunder, under the Contracts and under the other Transaction Documents to which such Person is a party with any of the officers, directors, managers, employees or independent public accountants of the SPV, the Originator or the Servicer, as applicable, having knowledge of such matters; provided, however that the Seller and Servicer shall only be responsible for the costs and expenses associated with one such review per year unless a Termination Event or Potential Termination Event has occurred.

(e)                                  Keeping of Records and Books of Account.  Each of the SPV and the Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new

Receivable and all Collections of and adjustments to each existing Receivable).  Each of the SPV and the Servicer shall give the Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(f)                                    Performance and Compliance with Receivables and Contracts and Credit and Collection Policy.  Each of the SPV and the Servicer shall, (i) at its own expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)                                 Notice of Agent’s Interest.  In the event that the SPV or the Originator shall sell or otherwise transfer any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Servicer in connection with any such sale or transfer shall disclose the SPV’s ownership of the Receivables and the Agent’s interest therein.

(h)                                 Collections.  Each of the SPV and the Servicer shall instruct all Obligors to cause all Collections to be deposited directly to a Blocked Account or to post office boxes to which only Blocked Account Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed and deposited into a Blocked Account on a daily basis.

(i)                                     Collections Received.  Each of the SPV and the Servicer shall hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days of its receipt thereof, to a Blocked Account or, if required by Section 2.9, to the Collection Account, all Collections received by it from time to time.

(j)                                     Blocked Accounts.  Each Blocked Account shall at all times be subject to a Blocked Account Agreement.

(k)                                  Sale Treatment.  The SPV shall not (i) record in its books (other than for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Second Tier Agreement in any manner other than as a sale of Receivables by the Seller to the SPV, or (ii) record in its books (other than for tax or accounting purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of the Asset Interest by the SPV to the Agent on behalf of the Investors.  In addition, the SPV shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby and by the Second  Tier Agreement and the interest of the SPV (in the case of the Originator’s financial statements) and the Agent, on behalf of the Investors, in the Affected Assets.  Notwithstanding anything to the contrary herein, each of the parties hereto hereby understands and agrees that for accounting purposes, the SPV may be consolidated with any Affiliates of the Originator.

(l)                                     Separate Business; Nonconsolidation.  The SPV shall not (i) engage in any business not permitted by its limited liability company agreement as in effect on the Closing

Date or (ii) conduct its business or act in any other manner which is inconsistent with Section 4.1(x).  The officers and managers of the SPV (as appropriate) shall make decisions with respect to the business and daily operations of the SPV independent of and not dictated by Originator or any other controlling Person.

(m)                               Corporate Documents.  The SPV shall only amend, alter, change or repeal its limited liability company agreement with the prior written consent of the Agent.

(n)                                 [Reserved].

(o)                                 Ownership Interest, Etc.  The SPV shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable ownership or security interest in the Receivables, the Related Security and proceeds with respect thereto, and a first priority perfected security interest in the Affected Assets, in each case free and clear of any Adverse Claim, in favor of the Agent for the benefit of the Investors, including taking such action to perfect, protect or more fully evidence the interest of the Agent, as the Agent may reasonably request.

(p)                                 Enforcement of First Tier Agreement.  The Seller, on its own behalf and on behalf of the Agent and each Investor, shall promptly enforce all covenants and obligations of the Originator contained in the First Tier Agreement.  The Seller shall deliver consents, approvals, directions, notices, waivers and take other actions under the First Tier Agreement as may be directed by the Agent.

(q)                                 Enforcement of Second Tier Agreement.  The SPV, on its own behalf and on behalf of the Agent and each Investor, shall promptly enforce all covenants and obligations of the Seller contained in the Second Tier Agreement.  The SPV shall deliver consents, approvals, directions, notices, waivers and take other actions under the Second Tier Agreement as may be directed by the Agent.

(r)                                    Notice of Amendment.  The SPV or the Originator shall promptly notify the Agent of any amendment, modification or supplement to the Revolving Credit Agreement, Master Note Purchase Agreement, Intercreditor Agreement or the Pledge Agreement that could have any effect on the transactions contemplated by the Transaction Documents.

(s)                                  Disclosure of the Transaction. The Performance Guarantor, the Originator, the Seller and the SPV each agree to the covenants set forth on Schedule 4.1 (bb) applicable to it which are incorporated herein by reference.

Section 6.2                                   Negative Covenants of the SPV and Servicer.

At all times from the date hereof to the Final Payout Date, unless the Agent and each Class Agent shall otherwise consent in writing:

(a)                                  No Sales, Liens, Etc.  (i) Except as otherwise provided herein and in the Second Tier Agreement, neither the SPV nor the Servicer shall, or shall permit the Seller or the Originator to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (A) any of the Affected Assets, or (B) any inventory or goods, the sale of which may give rise to a Receivable, or assign any right to receive income in respect thereof (except to the extent the Receivables have been excluded or otherwise excepted or released from such transaction on or before the date such Receivables are transferred by the Originator and by the Seller) and (ii) the SPV shall not issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets (including the property sold, transferred or assigned to it by the Seller) to, any Person other than an Affiliate (which Affiliate is not a special purpose entity organized for the sole purpose of issuing asset backed securities) or as otherwise expressly provided for in the Transaction Documents.

(b)                                 No Extension or Amendment of Receivables.  Except as otherwise permitted in Section 7.2, neither the SPV nor the Servicer shall extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)                                  No Change in Business or Credit and Collection Policy.  Neither the SPV nor the Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, have a Material Adverse Effect.

(d)                                 No Subsidiaries, Mergers, Etc.  The SPV shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person. The Servicer shall not shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless either (i) the Servicer is the surviving entity or (ii) the surviving entity is a wholly-owned subsidiary of the Performance Guarantor.  The SPV shall not form or create any Subsidiary.

(e)                                  Change in Payment Instructions to Obligors.  Neither the SPV nor the Servicer shall add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account to or from those listed in Schedule 4.1(s) or make any change in its instructions to Obligors regarding payments to be made to any Blocked Account, unless (i) such instructions are to deposit such payments to another existing Blocked Account or to the Collection Account or (ii) the Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Agent shall have received a Blocked Account Agreement executed by each new Blocked Account Bank or an existing Blocked Account Bank with respect to each new Blocked Account, as applicable.

(f)                                    Deposits to Lock-Box Accounts.  Neither the SPV nor the Servicer shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Blocked Account or the Collection Account, cash or cash proceeds other than Collections.

(g)                                 Change of Name, Etc.  The SPV shall not change its name, identity or structure (including by merger), its jurisdiction of formation or the location of its chief executive office or any other change which could render any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC, unless at least thirty (30) days prior to the effective date of any such change the SPV delivers to the Agent (i) such documents, instruments or agreements, executed by the SPV as are necessary to reflect such change and to continue the perfection of the Agent’s ownership interests or security interests in the Affected Assets, including an opinion of counsel that after giving effect to such change, the Agent’s interest in the Receivables and the Related Security shall continue unaffected by such change and (ii) new or revised Blocked Account Agreements executed by the Blocked Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 7.3.

(h)                                 Amendment to First or Second Tier Agreement.  The SPV shall not and shall not permit the Seller or the Originator to amend, modify, or supplement the First Tier Agreement or the Second Tier Agreement or waive any provision thereof, in each case except with the prior written consent of the Agent.

(i)                                     Other Debt.  Except as provided herein, the SPV shall not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the SPV representing fees, expenses and indemnities arising hereunder or under the Second Tier Agreement for the purchase price of the Receivables and other Affected Assets under the Second Tier Agreement, and (ii) other indebtedness incurred in accordance with the Transaction Documents.

(j)                                     Payment to the Seller.  The SPV shall not acquire any Receivable other than through, under, and pursuant to the terms of, the Second Tier Agreement.

(k)                                  Restricted Payments.  The SPV shall not (i) purchase or redeem any of its membership interest, (ii) prepay, purchase or redeem any Indebtedness, (iii) lend or advance any funds or (iv) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (i) through (iv) being referred to as “Restricted Payments”), except that the SPV may (A) make Restricted Payments out of funds received pursuant to Section 2.2  and/or otherwise permitted pursuant to the Transaction Documents and (B) may make other Restricted Payments (including the payment of dividends) if, after giving effect thereto, no Termination Event or Potential Termination Event shall have occurred and be continuing.

Section 6.3                                   IS SPECIFIED IN SCHEDULE 6.3, WHICH IS INCORPORATED HEREIN BY REFERENCE.

Article VII

Administration and Collections

Section 7.1                                   Appointment of Servicer.

(a)                                  The servicing, administering and collection of the Receivables shall be conducted by the Person (the “Servicer”) so designated from time to time as Servicer in accordance with this Section 7.1.  Each of the SPV, the Class Agents, the Agent and the Investors hereby appoints as its agent the Servicer, from time to time designated pursuant to this Section, to enforce its respective rights and interests in and under the Affected Assets.  To the extent permitted by applicable law, each of the SPV, the Originator and the Seller (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the SPV’s, the Originator’s and/or the Seller’s name and on behalf of the SPV, the Originator or the Seller as necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including endorsing the SPV’s and/or the Originator’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts and to take all such other actions set forth in this Article VII.  Until the Agent gives notice to the Servicer (in accordance with this Section 7.1) of the designation of a new Servicer, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.  Upon the occurrence of a Servicer Default, the Agent may, and upon the direction of the Class Agents shall, designate as Servicer any Person (including itself) to succeed the Seller or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof; provided, however, that if a Servicer Default occurs solely as a result of the occurrence of a Termination Event and, on or after the 60th day after such occurrence the Net Investment exceeds zero, then a successor Servicer may, or upon the direction of the Majority Investors, shall, be appointed by the Agent.

(b)                                 Upon the designation of a successor Servicer as set forth above, the Seller agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and the Seller shall cooperate with and assist such new Servicer.  Such cooperation shall include access to and transfer of records and use by the new Servicer of all records, licenses, hardware or software (except to the extent any such licenses or other items are not assignable and/or may not be shared or assigned) necessary or desirable to collect the Receivables and the Related Security.

(c)                                  The Seller acknowledges that the SPV, the Class Agents, the Agent and the Investors have relied on the Seller’s agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement.  Accordingly, the Seller agrees that it will not voluntarily resign as Servicer.

(d)                                 The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Agent, and provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder.  The Servicer may delegate its duties and obligations hereunder to any Affiliate subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the SPV, the Agent, the Class Agents and the Investors for the performance of the duties and obligations so delegated, (iii) the SPV, the Agent, the Class Agents and the Investors shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

(e)                                  The Seller hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, the Seller shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that the Seller conducted such data-processing functions while it acted as the Servicer.

Section 7.2                                   Duties of Servicer.

(a)                                  The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement and all applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  The Servicer shall set aside (and, if applicable, segregate) and hold in trust for the accounts of the SPV, the Agent and the Investors the amount of the Collections to which each is entitled in accordance with Article II.  So long as no Termination Event or Potential Termination Event shall have occurred and is continuing, the Servicer may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable, Delinquent Receivable or any Receivable that is otherwise not an Eligible Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that (i) such adjustment shall not alter, subject to Section 1.3(b), the status of such Receivable as a Defaulted Receivable or a Delinquent Receivable or limit the rights of the SPV, the Investors or the Agent under this Agreement and (ii) if a Termination Event or Potential Termination Event has occurred and the Seller is still acting as Servicer, the Seller may make such adjustment only upon the prior written approval of the Agent.  The SPV shall deliver to the Servicer and the Servicer shall hold in trust for the SPV and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to any Affected Asset.  Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer (whether the Seller or any other Person is the Servicer) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Affected Asset.  The Servicer shall not make the Class Agents, the Agent or any of the Investors a party to any litigation without the prior written consent of such Person.  At any time when a Termination Event exists, the Agent may notify any Obligor of its interest in the Receivables and the other Affected Assets.

(b)                                 The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller or the Originator, as determined by the Servicer, all collections from any Person of indebtedness of such Person which are not on account of a Receivable.  Notwithstanding anything to the contrary contained in this Article VII, the Servicer, if not the Seller, the Originator or any Affiliate of the Seller or the Originator, shall have no obligation to collect, enforce or take any other action described in this Article VII with respect to any indebtedness that is not included in the Asset Interest other than to deliver to the Seller or the Originator the Collections and documents with respect to any such indebtedness as described above in this Section 7.2(b).

(c)                                  Any payment by an Obligor in respect of any indebtedness owed by it to the Originator shall, except as otherwise specified by such Obligor, required by contract or law or clearly indicated by facts or circumstances (including by way of example an equivalence of a payment and the amount of a particular invoice), and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such

Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

Section 7.3                                   Blocked Account Arrangements.

Prior to the initial purchase hereunder the Servicer and SPV shall enter into Blocked Account Agreements with all of the Blocked Account Banks, and deliver original counterparts thereof to the Agent.  Upon the occurrence of a Termination Event or a Potential Termination Event, the Agent may at any time thereafter give notice to each Blocked Account Bank that the Agent is exercising its rights under the Blocked Account Agreements to do any or all of the following:  (a) to have the exclusive ownership and control of the Blocked Account Accounts transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Blocked Accounts be redirected pursuant to its instructions rather than deposited in the applicable Blocked Account, and (c) to take any or all other actions permitted under the applicable Blocked Account Agreement.  Each of the Servicer and SPV hereby agrees that if the Agent, at any time, takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Receivables and each of the Servicer and SPV hereby further agrees to take any other action that the Agent may reasonably request to transfer such control.  Any proceeds of Receivables received by the Seller, as Servicer or otherwise, or the SPV thereafter shall be sent immediately to the Agent.  The parties hereto hereby acknowledge that if at any time the Agent takes control of any Blocked Account, the Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to SPV, the Agent and the Investors or any other Person hereunder and the Agent shall distribute or cause to be distributed such funds in accordance with Section 7.2(b) (including the proviso thereto) and Article II (in each case as if such funds were held by the Servicer thereunder); provided, however, that the Agent shall not be under any obligation to remit any such funds to the Seller or any other Person unless and until the Agent has received from the Seller or such Person evidence satisfactory to the Agent that the Seller or such Person is entitled to such funds hereunder and under applicable Law.

Section 7.4                                   Enforcement Rights After Designation of New Servicer.

(a)                                  At any time following the occurrence of a Termination Event and the designation of a Servicer (other than the Seller or an Affiliate of the Seller) pursuant to Section 7.1:

(i)                                     the Agent may direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Agent or its designee;

(ii)                                  the SPV shall, at the Agent’s request and at the SPV’s expense, give notice of the Agent’s, the SPV’s, and/or the Investors’ ownership of the Receivables and (in the case of the Agent) interest in the Asset Interest to each Obligor and direct that payments be made directly to the Agent or its designee, except that if the SPV fails to so notify each obligor, the Agent may so notify the Obligors; and

(iii)                               the SPV shall, at the Agent’s request, (A) assemble all of the Records and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to such Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to such Agent or its designee.

(b)                                 Each of the SPV and the Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the SPV or the Seller, as applicable, which appointment is coupled with an interest, to take any and all steps following the occurrence of a Termination Event or the occurrence and continuation of a Potential Termination Event, in the name of the SPV or the Seller, as applicable, and on behalf of the SPV or the Seller, as applicable, necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the related Contracts.  Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 7.5                                   Servicer Default.

The occurrence of any one or more of the following events shall constitute a “Servicer Default”:

(a)                                  The Servicer (i) shall fail to make any payment or deposit required to be made by it hereunder when due and such failure continues for one (1) Business Day or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer’s part to be performed under Sections 6.1(b) (conduct of business, ownership), 6.1(f) (performance and compliance with receivables, contracts and credit and collection policy), 6.1(h) (obligor payments), 6.1(i) (handling collections), 6.2(a) (no sales or liens), 6.2(c) (no change in business or credit and collection policy), 6.2(d) (no subsidiaries, mergers, etc.), 6.2(e) (change in payment instructions to obligors), or 6.2(f) (deposits to lock-box accounts) (any of the preceding parenthetical phrases in this clause (i) are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof) and such failure continues for two (2) Business Days, (ii) shall fail to observe or perform any other term, covenant or agreement to be observed or performed by it under Sections 2.8, 2.9, 2.12 or 2.15 and such failure continues for two (2) Business Days, or (iii) shall fail to observe or perform in any material respect any other term, covenant or agreement hereunder or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound and such failure shall remain unremedied for thirty (30) days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer first becomes aware of such failure; or

(b)                                 any representation, warranty, certification or statement made by the Servicer in this Agreement, the First Tier Agreement, the Second Tier Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made and shall remain unremedied for 30 days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer first becomes aware of such failure; or

(c)                                  failure of the Servicer or any of its Subsidiaries (other than the SPV) to pay when due any amounts due under any agreement under which any outstanding Indebtedness greater than $25,000,000 is governed; or the default (beyond the applicable grace period with respect thereto, if any) by the Servicer or any of its Subsidiaries (other than the SPV) in the performance  of any term, provision or condition contained in any agreement under which any such Indebtedness greater than $25,000,000 outstanding was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness of the Servicer or any of its Subsidiaries greater than $25,000,000 outstanding shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

(d)                                 any Event of Bankruptcy shall occur with respect to the Servicer; or

(e)                                  failure of the Servicer to deliver any Servicer Report when due and such failure remains unremedied for 2 Business Days; or

(f)                                    subject to Section 7.1(a), a Termination Event.

Section 7.6                                   Servicing Fee.

The Servicer shall be paid a Servicing Fee in accordance with Schedule III and subject to the priorities therein.  If the Servicer is not the SPV or the Seller or an Affiliate of the SPV or the Seller, the Servicer, by giving three (3) Business Days’ prior written notice to the Class Agents, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Class Agents; provided, however, that at any time after the sum of (1) the Net Investment and (2) the Required Reserves exceeds the Net Pool Balance, any compensation to the Servicer in excess of the Servicing Fee initially provided for herein shall be an obligation of the SPV and shall not be payable, in whole or in part, from Collections allocated to the Investors.

Section 7.7                                   Protection of Ownership Interest of the Investors.

Each of the Originator, the Seller and the SPV agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Asset Interest or to enable the Agent or the Investors to exercise or enforce any of their respective rights hereunder.  Without limiting the foregoing, each of the Originator and the SPV shall, upon the request of the Agent or any of the Investors, in order to accurately reflect this purchase and sale transaction, (a) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the Agent or any of the Investors and (b) mark its respective master data processing records and other documents with a legend describing the conveyance to the to the Agent, for the benefit of the Investors, of the Asset Interest.  Each of the Originator, the Seller and the SPV (i) shall, upon request of the Agent or any of the Investors, obtain such additional search reports as the Agent or any of the Investors shall request and (ii) hereby authorize the Agent to file continuation statements and amendments thereto and assignments thereof without further consent or action by any of the Originator, the Seller or the SPV.  Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.  Neither the Originator nor the SPV shall change its respective name, identity, corporate structure, jurisdiction of formation unless it shall have:  (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at the SPV’s expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Asset Interest or requested by the Agent in connection with such change or relocation, including an opinion of counsel that after giving effect to such change, the Agent’s interest in the Receivables and the Related Security shall continue unaffected by such change.  All filings under the UCC or otherwise shall be made at the expense of the SPV.

Article VIII

Termination Events

Section 8.1                                   Termination Events.

The occurrence of any one or more of the following events shall constitute a “Termination Event”:

(a)                                  (i) the SPV, the Seller, the Originator, the Performance Guarantor or the Servicer shall fail to make any payment or deposit required to be made by it hereunder with respect to a reduction in the Net Investment; or (ii) the Seller, the Originator, the Performance Guarantor or the Servicer shall fail to make any payment or deposit required to be made by it hereunder other than in respect of a reduction in the Net Investment when due and such failure continues for two (2) Business Days; or

(b)                                 any representation, warranty, certification or statement made or deemed made by the SPV, the Seller, the Servicer, the Performance Guarantor or the Originator in this Agreement, any other Transaction Document to which it is a party or in any other information, report or document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made or delivered and shall remain unremedied for 30 days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer, the SPV, the Seller, the Performance Guarantor or the Originator, as applicable, first becomes aware of such failure; or

(c)                                  the SPV, the Seller, the Originator or the Servicer shall default in the performance of any undertaking (other than those covered by clause (a) above or (p) below) (i) to be performed or observed under Sections 6.1(b) (conduct of business, ownership), 6.1(f) (performance and compliance with receivables, contracts and credit and collection policy), 6.1(h) (obligor payments), 6.1(i) (handling collections), 6.2(a) (no sales or liens), 6.2(c) (no change in business or credit and collection policy), 6.2(d) (no subsidiaries, mergers, etc.), 6.2(e) (no change in payment instructions to obligors) or 6.2(f) (deposits to lock-box accounts) (any of the preceding parenthetical phrases in this clause (i) are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof) and such failure continues for two (2) Business Days, or (ii) shall fail to observe or perform under any other provision of this Agreement (other than those covered by clause (a) above or Section 6.3) or any provision of any other Transaction Document to which it is a party and such default in the case of this clause (ii) shall continue for thirty (30) days after the earlier to occur of (1) receipt of notice thereof from any Class Agent, any Investor or the Agent or (2) the date a Responsible Officer of the Servicer, the SPV, the Seller, the Performance Guarantor or the Originator, as applicable, first becomes aware of such failure; or

(d)                                 any Event of Bankruptcy shall occur with respect to the SPV, the Seller, the Originator, the Servicer, the Performance Guarantor or any Material Subsidiary; or

(e)                                  the Agent, on behalf of the Investors, shall for any reason fail or cease to have a valid and enforceable perfected first priority ownership or security interest in the Affected Assets, free and clear of any Adverse Claim; or

(f)                                    a Servicer Default shall have occurred; or

(g)                                 on any Settlement Date, the sum of (i) the Net Investment (as determined after giving effect to all distributions pursuant to this Agreement on such date) and (ii) the Required Reserves shall exceed the Net Pool Balance (as such Required Reserves and Net Pool Balance are shown in the most recent Servicer Report delivered on or prior to such date); or

(h)                                 failure of the SPV, the Seller, the Originator, the Performance Guarantor or any Subsidiary of the SPV or the Originator to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $10,000 in the case of the SPV or any Subsidiary of the SPV, or $25,000,000 outstanding, in the case of the Seller, the Performance Guarantor, the Originator or any Subsidiary of any of the foregoing Persons (other than the SPV) is governed; or the default (after any applicable grace period, if any) by the SPV, the Seller, the Performance Guarantor, the Originator or any Subsidiary of any of the foregoing Persons in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the SPV, the Seller, the Performance Guarantor, the Originator or any Subsidiary of any of the foregoing Persons greater than such respective amounts was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement if the effect of such default is to cause, or to permit the holder of such Indebtedness to cause, such Indebtedness to become due and payable prior to its stated maturity; or any Indebtedness owing by the SPV, the Seller, the Performance Guarantor, the Originator or any Subsidiary of any of the foregoing Persons greater than such respective amounts shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

(i)                                     there shall be a “change of control” with respect to the Servicer, the SPV, the Seller, the Performance Guarantor or the Originator (for the purposes of this clause only “change in control” means:

(i)                                     the failure of the Originator to own, free and clear of any Adverse Claim (other than the pledge under the Revolving Credit Agreement) and on a fully diluted basis, 100% of the equity interests in the SPV,

(ii)                                  the lien on the equity interests in the SPV shall be foreclosed upon,

(iii)                               the failure of the Performance Guarantor to own, directly or indirectly, 100% of the equity interests in each of the Originator, the Seller, the Servicer and the SPV, or

(iv)                              the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Performance Guarantor; or

(j)                                     [Reserved];

(k)                                  any material provision of this Agreement or any other Transaction Document to which the Originator, the Seller, the Performance Guarantor or the SPV is a party shall cease to be in full force and effect or the Originator, the Seller, the Performance Guarantor or the SPV shall so state in writing; or

(l)                                     the three-month average Trigger Delinquency Ratio shall exceed 6.25%; or

(m)                               the three-month average Trigger Default Ratio shall exceed 2.25%; or

(n)                                 the three-month average Trigger Dilution Ratio shall exceed 8.25%, or

(o)                                 the Days Sales Outstanding equals or exceeds 60 days; or

(p)                                 a breach of Section 6.3; or

(q)                                 the Performance Guarantor shall default on any payment obligation under the Performance Guaranty when due; or

(r)                                    the SPV shall become required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the arrangements contemplated by the Transaction Document shall require registration as an “investment company” within the meaning of the Investment Company Act of 1940; or

(s)                                  the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the SPV, the Seller or the Originator and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the SPV, the Seller or the Originator and such lien shall not have been released within five (5) Business Days; or

(t)                                    (i) any action or proceeding is commenced by any party to the Revolving Credit Agreement or the Master Note Purchase Agreement claiming or asserting that the transactions contemplated by the Transaction Documents are not a Receivable Purchase Facility (as defined in the Revolving Credit Agreement or the Master Note Purchase Agreement, as such document is in effect on the date as of which this representation is made) or are not permitted under the Revolving Credit Agreement or the Master Note Purchase Agreement, as such document is in effect on the date as of which this representation is made or (ii) the Originator or the Performance Guarantor have entered into an additional Receivable Purchase Facility (as defined in the Revolving Credit Agreement or the Master Note Purchase Agreement, as such document is in effect on the date as of which this representation is made).

(u)                                 either (i) a Default (as defined in the Revolving Credit Agreement) shall occur and be continuing under Section 7.6 or 7.7 of the Revolving Credit Agreement or (b) the Revolving Credit Agreement Agent shall deliver notice under the Revolving Credit Agreement prohibiting dispositions of assets by the Performance Guarantor or any of its Affiliates following the occurrence and during the continuance of any Default (as defined in the Revolving Credit Agreement) under clauses (i), (ii) or (iii) of Section 7.2 of the Revolving Credit Agreement.

If a Termination Event occurs, the Agent shall have all rights of a secured party under the UCC and, by notice to the SPV and the Servicer, may declare the Termination Date to occur, at which time all Collections shall be applied in accordance with the provisions of Section 2.12 and the Net Investment will accrue interest at the Default Rate.

Section 8.2                                   Termination.

Upon the occurrence of any Termination Event, the Class Agents may, or at the direction of the Majority Investors shall, by notice to the SPV and the Servicer, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 8.1(d), 8.1(e), 8.1(g), 8.1(o), 8.1(s) or 8.1(t), the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.  Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.  Upon the occurrence of the Termination Date, no Investments or Reinvestments shall be made by any Investors and all Collections shall be applied as set forth in Section 2.12.

Article IX

Indemnification; Expenses; Related Matters

Section 9.1                                   Indemnities by the SPV and the Servicer.

Without limiting any other rights which the Indemnified Parties may have hereunder or under applicable Law, the SPV hereby agrees to indemnify the Investors, the Agent, each Class Agent, the Collateral Agent, the Program Support Providers and their respective officers, directors, employees, counsel and other agents (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of the Program Support Providers, the Agent, the Collateral Agent or the Class Agents, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the SPV and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent or any Investor of the Asset Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (x) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction, or (y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables.  Without limiting the generality of the foregoing, the SPV shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(a)                                  any representation or warranty made by the SPV, the Originator, the Performance Guarantor or the Seller (including, the Seller or any of its Affiliates in the capacity as the Servicer) or any officers of the SPV, the Originator, the Performance Guarantor or the Seller (including, in its capacity as the Servicer or any Affiliate of the Seller acting as Servicer) under or in connection with this Agreement, the First Tier Agreement, the Second Tier Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by the SPV or the Servicer pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;

(b)                                 the failure by the SPV, the Originator, the Performance Guarantor or the Seller (including, in its capacity as the Servicer or any Affiliate of the Seller acting as Servicer) to comply with any applicable Law with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable Law;

(c)                                  the failure (i) to vest and maintain vested in the Agent, on behalf of the Investors, a first priority, perfected ownership interest in the Asset Interest free and clear of any Adverse Claim or (ii) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Investors, in the Affected Assets, free and clear of any Adverse Claim;

(d)                                 the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(e)                                  any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Receivables or the related Contracts restricting assignment of any Receivables;

(f)                                    any failure of the SPV or the Servicer to perform its duties or obligations in accordance with the provisions hereof;

(g)                                 any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(h)                                 the transfer of an interest in any Receivable other than an Eligible Receivable;

(i)                                     the failure by the SPV, the Originator, the Performance Guarantor or the Seller (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Receivables or related Contracts;

(j)                                     the sum of (i) the Net Investment and (ii) the Required Reserves shall exceed the Net Pool Balance at any time;

(k)                                  the failure of the SPV, the Originator or the Seller to pay when due any sales, excise or personal property taxes payable in connection with any of the Receivables;

(l)                                     any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

(m)                               the commingling by the SPV, the Originator, the Seller or the Servicer or any of their Affiliates of Collections of Receivables at any time with any other funds;

(n)                                 any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Investments by the SPV, the Seller or the Originator, the ownership of the Asset Interest, or any Affected Asset;

(o)                                 failure of any Blocked Account Bank to remit any amounts held in the Blocked Accounts or any related lock-boxes pursuant to the instructions of the Servicer, the SPV, the Originator or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Blocked Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

(p)                                 any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the SPV, the Originator or the Seller to qualify to do business or file any notice of business activity report or any similar report;

(q)                                 any attempt by any Person to void, rescind or set-aside any transfer by the Originator to the Seller or the Seller to the SPV of any Receivable or Related Security under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law;

(r)                                    any action taken by the SPV, the Originator, or the Servicer (if the Originator or any Affiliate or designee of the Originator) or any of their Affiliates in the enforcement or collection of any Receivable;

(s)                                  the use of the proceeds of any Investment or Reinvestment; or

(t)                                    the transactions contemplated hereby being characterized as other than debt for the purposes of the Code.

Section 9.2                                   Indemnity for Taxes, Reserves and Expenses.

(a)                                  If after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(i)                                     shall subject any Indemnified Party (or its applicable lending office) to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest (except Excluded Taxes and for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(ii)                                  shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest; or

(iii)                               imposes upon any Indemnified Party any other condition or expense (including any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, or payments of amounts due hereunder or its obligation to advance funds hereunder under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interests, and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder or a Program Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand in writing by such Indemnified Party through the Agent, the SPV shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b)                                 If any Indemnified Party shall have determined that the adoption after the date hereof of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change after the hereof in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand in writing by such Indemnified Party through the Agent, the SPV shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

(c)                                  The Agent shall promptly notify the SPV of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 9.2; provided that no failure to give or any delay in giving such notice shall affect the Indemnified Party’s right to receive such compensation.  A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(d)                                 Anything in this Section 9.2 to the contrary notwithstanding, if any Conduit Investor enters into agreements for the acquisition of interests in receivables from one or more Other SPVs, such Conduit Investor shall allocate the liability for any amounts under this Section 9.2 which are in connection with a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider (“Additional Costs”) to the SPV and each Other SPV; provided, however, that if such Additional Costs are attributable to the SPV, the Originator or the Servicer and not attributable to any Other SPV, the SPV shall be solely liable for such Additional Costs or if such Additional Costs are attributable to Other SPVs and not attributable to the SPV, the Originator or the Servicer, such Other SPVs shall be solely liable for such Additional Costs.

Section 9.3                                   Taxes.

All payments and distributions made hereunder by the SPV or the Servicer (each, a “payor”) to any Investor or the Agent (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes”).  In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

(a)                                  pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)                                 promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c)                                  pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

Section 9.4                                   Other Costs and Expenses; Breakage Costs.

(a)                                  The SPV and the Servicer agree, upon receipt of a written invoice, to pay or cause to be paid, and to save the Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any Investor and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the any Investor or the Agent (i) in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the Asset Interest) and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with any Investor’s, the Collateral Agent’s or the Agent’s enforcement or preservation of rights (including the perfection and protection of the Asset

Interest under this Agreement), or (C) arising in connection with any rating agency review, audit (which shall be limited to the associated cost of one audit per calendar year unless a Termination Event or Potential Termination Event has occurred), dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).

(b)                                 The SPV shall pay the Agent for the account of the Investors, as applicable, on demand, such amount or amounts as shall compensate the Investors for any loss (including loss of profit), cost or expense incurred by the Investors  (as reasonably determined by the Agent) as a result of any reduction of any Portion of Investment other than on the maturity date of the Commercial Paper (or other financing source) funding such Portion of Investment, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Investors during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such Portion of Investment.  The determination by the Agent of the amount of any such loss or expense shall be set forth in a written notice to the SPV in reasonable detail and shall be conclusive, absent manifest error.

Section 9.5                                   [Reserved].

Section 9.6                                   Indemnities by the Servicer.

Without limiting any other rights which the Agent or the Investors or the other Indemnified Parties may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Servicer Report as of the specified date of such information to be true and correct as of the date of such Servicer Report, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Servicer to be true and correct as of the specified date of such information, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable Law with respect to any Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable resulting from or related to the collection activities in respect of such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

Section 9.7                                   Accounting Based Consolidation Event.

If an Accounting Based Consolidation Event shall at any time occur, then, within ten (10) days after demand in writing by the Indemnified Party affected thereby, through the related Class Agent, the SPV shall pay to the relevant Class Agent, for the benefit of such Indemnified Party, such amounts as such Indemnified Party reasonably determines will compensate or reimburse the Indemnified Party for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Indemnified Party or (ii) regulatory capital charge, internal capital charge or other imputed cost determined by such Indemnified Party to be allocable to the transactions contemplated under this Agreement or any Transaction Document in connection therewith.  Amounts under this Section 9.7 may be demanded at any time without regard to the timing of issuance of any financial statement by any Indemnified Party.

Article X

The Agent

Section 10.1                            Appointment and Authorization of Agent.

Each Investor hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.2                            Delegation of Duties.

The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 10.3                            Liability of Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Investor for any recital, statement, representation or warranty made by the SPV, the Originator or the Servicer, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the SPV, the Originator, the Servicer or any other party to any Transaction Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the SPV, the Originator or the Servicer or any of their respective Affiliates.

Section 10.4                            Reliance by Agent.

(a)                                  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the SPV, the Originator and the Servicer), independent accountants and other experts selected by the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Investors as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Investors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Conduit Investors or Majority Investors or, if required hereunder, all Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors.

(b)                                 For purposes of determining compliance with the conditions specified in Article V on the Closing Date or the date of any Investment or Reinvestment, each Investor that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Investor for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Investor.

Section 10.5                            Notice of Termination Event, Potential Termination Event or Servicer Default.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event, a Termination Event or a Servicer Default, unless the Agent has received written notice from any Class Agent, any Investor, the Servicer or the SPV referring to this Agreement, describing such Potential Termination Event, Termination Event or Servicer Default and stating that such notice is a “Notice of Termination Event or Potential Termination Event” or “Notice of Servicer Default,” as applicable.  The Agent will notify the Class Agents and the Investors of its receipt of any such notice.  The Agent shall (subject to Section 10.4) take such action with respect to such Potential Termination Event, Termination Event or Servicer Default as may be requested by the Majority Investors or the Class Agents, provided, however, that, unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event, Termination Event or Servicer Default as it shall deem advisable or in the best interest of the Investors.

Section 10.6                            Credit Decision; Disclosure of Information by the Agent.

Each Investor acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the SPV, the Servicer, the Originator or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Investor as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession.  Each Investor, including any Investor by assignment, represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Servicer, the Originator or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the SPV hereunder.  Each Investor also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Servicer or the Originator.  Except for notices, reports and other documents expressly herein required to be furnished to the Investors by the Agent herein, the Agent shall not have any duty or responsibility to provide any Investor with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the SPV, the Servicer, the Originator or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

Section 10.7                            Indemnification of the Agent.

Whether or not the transactions contemplated hereby are consummated, the Alternate Investors shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the SPV and without limiting the obligation of the SPV to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided, however, that no Alternate Investor shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction; provided, however, that no action taken in accordance with the directions of the Majority Investors shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Alternate Investor shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the SPV.  The undertaking in this Section shall survive payment on the Final Payout Date and the resignation or replacement of the Agent.

Section 10.8                            Agent in Individual Capacity.

Bank of America (and any successor acting as Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the SPV, the Originator and the Servicer or any of their Subsidiaries or Affiliates as though Bank of America were not the Agent or an Alternate Investor hereunder and without notice to or consent of the Investors.  The Investors acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the SPV, the Originator, the Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.  With respect to its Commitment, Bank of America (and any successor acting as Agent) in its capacity as an Alternate Investor hereunder shall have the same rights and powers under this Agreement as any other Alternate Investor and may exercise the same as though it were not the Agent or an Alternate Investor, and the term “Alternate Investor” or “Alternate Investors” shall, unless the context otherwise indicates, include the Agent in its individual capacity.

Section 10.9                            Resignation of Agent.

The Agent may resign as Agent upon thirty (30) days’ notice to the Investors.  If the Agent resigns under this Agreement, the Majority Investors shall appoint from among the Alternate Investors a successor agent for the Investors.  If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Investors a successor agent from among the Alternate Investors.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this  Section 10.9 and Sections 10.3 and 10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Alternate Investors shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Investors appoint a successor agent as provided for above.

Section 10.10                     Payments by the Agent.

Unless specifically allocated to an Alternate Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Alternate Investors shall be paid by the Agent to the related Class Agent (for distribution by such Class Agent to the related Alternate Investors), pro rata in accordance with their respective Class Pro Rata Shares on the Business Day received by the Agent, unless such amounts are received after 12:00 noon (New York City time) on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the related Class Agents on such Business Day, but, in any event, shall pay such amounts to the related Class Agents not later than the following Business Day.

Section 10.11                     Appointment and Authorization of Class Agents.

Each Investor hereby irrevocably appoints, designates and authorizes the related Class Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Class Agents shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Class Agents have or be deemed to have any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Class Agents.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Class Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.12                     Delegation of Duties.

Each Class Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Class Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

Section 10.13                     Reliance by Class Agents.

(a)                                  Each Class Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the SPV, the Originators and the Servicer), independent accountants and other experts selected by such Class Agent.  Each Class Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the related Investors as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Investors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Class Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of a majority of the related Investors or, if required hereunder, all related Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors.

(b)                                 For purposes of determining compliance with the conditions specified in Article V on the Closing Date or the date of any Investment or Reinvestment, each Investor that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the relevant Class Agent to such Investor for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Investor.

Section 10.14                     Notice of Termination Event, Potential Termination Event or Servicer Default.

No Class Agent shall be deemed to have knowledge or notice of the occurrence of a Potential Termination Event, a Termination Event or a Servicer Default, unless such Class Agent has received written notice from the Agent, any Investor, the Servicer or the SPV referring to this Agreement, describing such Potential Termination Event, Termination Event or Servicer Default and stating that such notice is a “Notice of Termination Event or Potential Termination Event” or “Notice of Servicer Default,” as applicable.  Each Class Agent will notify the related Investors of its receipt of any such notice.  Each Class Agent shall (subject to Section 10.5) take such action with respect to such Potential Termination Event, Termination Event or Servicer Default as may be requested by a majority of related Investors, provided, however, that, unless and until such Class Agent shall have received any such request, such Class Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event, Termination Event or Servicer Default as it shall deem advisable or in the best interest of the related Investors.

Section 10.15                     Credit Decision; Disclosure of Information by the Class Agents.

Each Investor acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by the related Class Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the SPV, the Servicer, any Originator or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Investor as to any matter, including whether the Agent Related Persons have disclosed material information in their possession.  Each Investor, including any Investor by assignment, represents to the related Class Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Servicer, the Originators or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the SPV hereunder.  Each Investor also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the SPV, the Servicer or the Originators.  Except for notices, reports and other documents expressly herein required to be furnished to the Investors by the related Class Agent herein, such Class Agent shall not have any duty or responsibility to provide any Investor with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the SPV, the Servicer, the Originators or their respective Affiliates which may come into the possession of any of the Agent Related Persons.

Section 10.16                     Indemnification of the Class Agent.

Whether or not the transactions contemplated hereby are consummated, the Alternate Investors shall indemnify upon demand each Agent Related Person (to the extent not reimbursed by or on behalf of the SPV and without limiting the obligation of the SPV to do so), pro rata, and hold harmless each Agent Related Person from and against any and all Indemnified Amounts incurred by it; provided, however, that no Alternate Investor shall be liable for the payment to any Agent Related Person of any portion of such Indemnified Amounts resulting from such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction; provided, however, that no action taken in accordance with the directions of the Majority Investors shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Alternate Investor shall reimburse the related Class Agent upon demand for its ratable share of any costs or out of pocket expenses (including attorney’s fees) incurred by such Class Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that such Class Agent is not reimbursed for such expenses by or on behalf of the SPV.  The undertaking in this Section shall survive payment on the Final Payout Date and the resignation or replacement of the Class Agents.

Section 10.17                     Class Agent in Individual Capacity.

Bank of America (and any successor acting as Class Agent for the Enterprise Funding Class) and its Affiliates, PNC Bank (and any successor acting as a Class Agent for the Market Street Class) and its Affiliates and any other Class Agent who becomes a party to this Agreement (and any successor acting as a Class Agent for any such Class) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the SPV, the Originators and the Servicer or any of their Subsidiaries or Affiliates as though Bank of America or PNC Bank were not Class Agents or an Alternate Investor hereunder and without notice to or consent of the Investors.  The Investors acknowledge that, pursuant to such activities, the Class Agents or their respective Affiliates may receive information regarding the SPV, the Originators, the Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Class Agents shall be under no obligation to provide such information to them.  With respect to its Commitment, the Class Agents, respectively, (and any successor acting as Class Agent) in its capacity as an Alternate Investor hereunder shall have the same rights and powers under this Agreement as any other Alternate Investor and may exercise the same as though it were not the Class Agent or an Alternate Investor, and the term “Alternate Investor” or “Alternate Investors” shall, unless the context otherwise indicates, include the Class Agents in each in its individual capacity.

Section 10.18                     Resignation of Class Agent.

Each Class Agent may resign as Class Agent upon thirty (30) days’ notice to the related Investors.  If a Class Agent resigns under this Agreement, the majority of related Investors shall appoint from among the related Alternate Investors a successor agent for the related Investors.  If no successor agent is appointed prior to the effective date of the resignation of any Class Agent, such Class Agent may appoint, after consulting with the related Investors a successor agent from among the related Alternate Investors.  Upon the acceptance of its appointment as successor Class Agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Class Agent and the term “Class Agent” shall mean such successor Class Agent and the retiring Class Agent’s appointment, powers and duties as Class Agent shall be terminated.  After any retiring Class Agent’s resignation hereunder as a Class Agent, the provisions of   Section 10.10 and Sections 10.16 and 10.18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Class Agent under this Agreement.  If no successor agent has accepted appointment as Class Agent by the date which is thirty (30) days following a retiring Class Agent’s notice of resignation, the retiring Class Agent’s resignation shall nevertheless thereupon become effective and the Alternate Investors shall perform all of the duties of the Class Agent hereunder until such time, if any, as the majority of related Investors appoint a successor agent as provided for above.

Section 10.19                     Liability of Agent and the Class Agents.

No Agent Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Investor for any recital, statement, representation or warranty made by the SPV, any Originator or the Servicer, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or any Class Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the SPV, any Originator, the Servicer or any other party to any Transaction Document to perform its obligations hereunder or thereunder.  No Agent Related Person shall be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the SPV, the Originators or the Servicer or any of their respective Affiliates.

Article XI

Miscellaneous

Section 11.1                            Term of Agreement.

This Agreement shall terminate on the Final Payout Date; provided, however, that (a) the rights and remedies of the Agent, the Investors and the Class Agents with respect to any representation and warranty made or deemed to be made by the SPV on or prior to the Final

Payout Date pursuant to this Agreement, (b) the indemnification and payment provisions of Article IX, (c) the provisions of Section 10.7 and Section 10.16 and (d) the agreements set forth in Sections 11.11 and 11.12, shall be continuing and shall survive any termination of this Agreement.

Section 11.2                            Waivers; Amendments.

(a)                                  No failure or delay on the part of the Agent, the Investors, any Class Agent or any Alternate Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)                                 Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the SPV, the Originator, the Servicer, the Agent and the Majority Investors; provided that no such amendment or waiver shall, unless signed by each Investor directly affected thereby, (i) increase the Commitment of any Alternate Investor, (ii) reduce the Net Investment, any Class Net Investment (or portion thereof funded by any Investor) or rate of Yield to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or Yield with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Alternate Investors which shall be required for the Alternate Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Alternate Investors or (vi) extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of a Termination Event  shall not constitute an extension or increase in the Commitment of any Alternate Investor); and provided, further, that the signature of the SPV and the Originator shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not the Originator or any Affiliate of the Originator or a successor Servicer is designated by the Agent pursuant to Section 7.1.  In the event the Agent or a Class Agent requests an Investor’s consent pursuant to the foregoing provisions and such Agent or a Class Agent does not receive a consent (either positive or negative) from such Investor within ten (10) Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether such Agent or a Class Agent shall have obtained sufficient consent hereunder.

Section 11.3                            Notices; Payment Information.

Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule 11.3 or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party.  Each such notice or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.3 and confirmation is received, (b) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S.  certified or registered mail, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (d) if given by any other means, when received at the address specified in this Section 11.3, provided that an Investment Request shall only be effective upon receipt by the applicable Class Agent.  The SPV agrees to deliver promptly to the Investors or the Class Agents, as applicable a written confirmation of each telephonic notice signed by an authorized officer of SPV.  However, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs in any material respect from the action taken by the Investors or the Class Agents, as applicable, the records of the Investors or the Class Agents, as applicable shall govern.

Section 11.4                            Governing Law; Submission to Jurisdiction; Appointment of Service Agent.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THIS SECTION 11.4 SHALL AFFECT THE RIGHT OF THE INVESTORS, THE AGENT OR THE CLASS AGENTS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE SPV, THE ORIGINATOR, THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(b)                                 EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c)                                  The SPV, the Servicer, the Seller and the Originator each hereby appoint CT Corporation System located at 111 Eighth Avenue, New York, New York 10011 as the

authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by any Investor, any Class Agent, the Agent, the Collateral Agent or any successor or assignee of any of them.

Section 11.5                            Integration.

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 11.6                            Severability of Provisions.

If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

Section 11.7                            Counterparts; Facsimile Delivery.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

Section 11.8                            Successors and Assigns; Binding Effect.

(a)                                  This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that none of the SPV, the Servicer or the Originator may assign any of its rights or delegate any of its duties hereunder or under the First Tier Agreement, the Second Tier Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent and each Class Agent.  Except as provided in clause (b) below, no provision of this Agreement shall in any manner restrict the ability of any Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Asset Interest.

(b)                                 Any Alternate Investor may assign all or any portion of its Commitment and its interest in the related Class Net Investment and the Asset Interest and its other rights and obligations hereunder to any Person with the written approval of the related Class Agent, on behalf of the related Conduit Investor, and the Agent.  In connection with any such assignment, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to such assignee a pro rata interest in such assignor’s Commitment and other obligations hereunder and in the related Class Net Investment, the Asset Interest and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party.  Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor’s Commitment and interest in the related Class Net Investment and the Asset Interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment which has been assigned and shall relinquish its rights with respect to the portion of its interest in the related Class Net Investment and the Asset Interest which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party.  No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the related Class Agent, the Agent and the SPV.  All costs and expenses of the related Class Agent and the Agent incurred in connection with the preparation and execution of any documentation related to any assignment hereunder shall be borne by the assignee.  No Alternate Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Program Support Agreement to which it is a party or under which it has acquired a participation.

(c)                                  By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the SPV, the Originator or the Servicer or the performance or observance by the SPV, the Originator or the Servicer of any of their respective obligations under this Agreement, the First Tier Agreement, the Second Tier Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the First Tier Agreement, the Second Tier Agreement, each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent or any Class Agent, or any of their respective Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent and the related Class Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent or such Class Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the Affected Assets; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 11.11 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor.

(d)                                 Without limiting the foregoing, each Conduit Investor may, from time to time, with prior or concurrent notice to the SPV, the Servicer and the Agent, in one transaction or a series of transactions, assign all or a portion of the related Class Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee.  Upon and to the extent of such assignment by such Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the related Class Net Investment, (ii) the related administrator for such Conduit Assignee will act as the Class Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to a Class Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) and their respective liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the related Conduit Investor and its Program Support Provider(s) herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the related Conduit Investor’s obligations, if any, hereunder or any other Transaction Document, and such Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of such Conduit Investor and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the related Class Net Investment shall be made to the applicable agent or Agent, as applicable, on behalf of the related Conduit Investor and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term “CP Rate” with respect to the portion of the related Class Net Investment funded with commercial paper issued by the related Conduit Investor from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to such Conduit Investor on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (or the related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) rather than the Conduit Investor, (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or administrative agent with respect to a Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing.  No assignment by a Conduit Investor to a Conduit Assignee of all or any portion of the related Class Net Investment shall in any way diminish the related Alternate Investors’ obligation under Section 2.3 to fund any Investment not funded by the related Conduit Investor or such Conduit Assignee or to acquire from such Conduit Investor or such Conduit Assignee all or any portion of the related Class Net Investment pursuant to Section 3.1.

(e)                                  In the event that a Conduit Investor makes an assignment to a Conduit Assignee in accordance with clause (d) above, the related Alternate Investors:  (i) if requested by the related Class Agent, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment, (ii) if requested by the related Class Agent, shall execute (either directly or through a participation agreement, as determined by the related Class Agent) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Alternate Investor with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to the related Class Agent and the related Alternate Investors), (iii) if requested by a related Conduit Investor, shall enter into such agreements as requested by such Conduit Investor pursuant to which they shall be obligated to provide funding to such Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of such Conduit Investor (or which agreements shall be otherwise reasonably satisfactory to such Conduit Investor and the related Alternate Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

(f)                                    Each of the SPV, the Servicer, the Seller and the Originator hereby agrees and consents to the assignment by the Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider.  In addition, each of the SPV, the Servicer, the Seller and the Originator hereby agrees and consents to the assignment by any Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to the related Class Agent or the related Collateral Agent.

Section 11.9                            Waiver of Confidentiality.

Each of the SPV, the Servicer, the Seller and the Originator hereby consents to the disclosure of any non-public information with respect to it received by the Agent, any Investor or the Class Agents to any other Investor or potential Investor, the Agent, any nationally recognized statistical rating organization rating any Conduit Investor’s Commercial Paper, any dealer or placement agent of or depositary for such Conduit Investor’s Commercial Paper, any Class Agent, any Collateral Agent, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document if such Persons are informed of the confidential nature of such information.

Section 11.10                     Confidentiality Agreement.

Each of the SPV, the Servicer, the Seller and the Originator hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to any Investor, the Agent, any Class Agent, any Collateral Agent or any Program Support Provider to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (b) as otherwise required by applicable law (including securities laws and SEC filings) or order of a court of competent jurisdiction.

Section 11.11                     No Bankruptcy Petition Against the Conduit Investors.

Each of the SPV, the Servicer, the Seller and the Originator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of any Conduit Investor (or its related commercial paper issuer), it will not institute against, or join any other Person in instituting against, any Conduit Investor any proceeding of a type referred to in the definition of Event of Bankruptcy.

Section 11.12                     No Recourse Against Conduit Investors.

Notwithstanding anything to the contrary contained in this Agreement, the obligations of each Conduit Investor under this Agreement and all other Transaction Documents are solely the corporate obligations of such Conduit Investor and shall be payable solely to the extent of funds received from the SPV in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

[Signatures Follow]

In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first written above.

UNITED STATIONERS SUPPLY CO.,
as Originator

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice-President and Treasurer

UNITED STATIONERS FINANCIAL SERVICES LLC, as Seller and Servicer

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice-President and Treasurer

UNITED STATIONERS RECEIVABLES, LLC, as SPV

By:	/s/ Robert J. Kelderhouse
Name:	Robert J. Kelderhouse
Title:	Vice-President and Treasurer

[Signatures Continued on Next Page]

[Signature page to Transfer and Administration Agreement]

ENTERPRISE FUNDING, as a Conduit Investor

By:	/s/ Kevin P. Burns
Name:	Kevin P. Burns
Title:	Vice President

Commitment          $102,000,000

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent, as a Class Agent and as an Alternate Investor

By:	/s/ Jeremy Grubb
Name:	Jeremy Grubb
Title:	Vice President

[Signatures Continued on Next Page]

[Signature page to Transfer and Administration Agreement]

MARKET STREET, as a Conduit Investor

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

Commitment          $51,000,000

PNC BANK, as a Class Agent and as an Alternate Investor

By:	/s/ William P. Falcon
Name:	William P. Falcon
Title:	Vice President

[End of Signatures]

[Signature page to Transfer and Administration Agreement]

SCHEDULE I

Section 2.4 of this Agreement shall be read in its entirety as follows:

Section 2.4             Determination of Yield and Rate Periods.  (a) From time to time, for purposes of determining the Rate Periods applicable to the different portions of the related Class Net Investment and of calculating Yield with respect thereto, each Class Agent shall allocate its related Class Net Investment to one or more tranches (each a “Portion of Investment”).  At any time, each Portion of Investment shall have only one Rate Period and one Rate Type.  For the avoidance of doubt, at any time when the related Class Net Investment is not divided into more than one portion, “Portion of Investment” means 100% of the related Class Net Investment.

(b)           [Reserved].

(c)           As used in this Section 2.4, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Alternate Rate:  For any Rate Period for any Portion of Investment, an interest rate per annum equal to 1.75% per annum above the Offshore Rate for such Rate Period; provided, however, that in the case of:

(i)            any Rate Period which commences on a date other than a Settlement Date or which commences prior to the Agent receiving at least three (3) Business Days notice thereof, or

(ii)           any Rate Period relating to a Portion of Investment which is less than $2,000,000,

the “Alternate Rate” for each day in such Rate Period shall be an interest rate per annum equal to the Base Rate in effect on such day.  The “Alternate Rate” for any date on or after the declaration or automatic occurrence of Termination Date pursuant to Section 8.2 shall be an interest rate equal to the Default Rate in effect on such day.

Base Rate:  For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate for such day, plus .50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate” and (c) the Offshore Rate for such day, plus 1.75%.  The “prime rate” is a rate set by the Agent based upon various factors including the Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the prime rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

CP Rate:  For any Conduit Investor and any Rate Period for any Portion of Investment, the per annum rate equivalent to the weighted average cost (as determined by the related Class Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper related to the Conduit Investor that is a member

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of such Class maturing on dates other than those on which corresponding funds are received by such Conduit Investor (or its related commercial paper issuer if the Conduit Investor does not itself issue commercial paper), other borrowings by such Conduit Investor (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper related to the Conduit Investor that is a member of such Class) of or related to the issuance of Commercial Paper related to the Conduit Investor that is a member of such Class that is allocated, in whole or in part, by such Conduit Investor or the related Class Agent to fund or maintain such Portion of Investment (and which may be also allocated in part to the funding of other assets of such Conduit Investor); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Conduit Investor for such Portion of Investment for such Rate Period, such Conduit Investor (or such related commercial paper issuer) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

Federal Funds Rate:  For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by it.

Offshore Rate:  For any Rate Period for any Portion of Investment, a rate per annum determined by the Agent pursuant to the following formula:

Offshore Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

Offshore Base Rate:  For such Rate Period:

(i)            the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number LIBOR01) for deposits in Dollars (for delivery on the first day of such Rate Period) with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Rate Period, or

(ii)           in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the

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first day of such Rate Period) with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Rate Period, or

(iii)          in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Rate Period) in same day funds in the approximate amount of the applicable Portion of Investment to be funded by reference to the Offshore Rate and with a term equivalent to such Rate Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Rate Period; and

Eurodollar Reserve Percentage:  For any day during any Rate Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Investor, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Rate Period:  Unless otherwise mutually agreed by a Class Agent for any Portion of Investment funded by the related Class and the SPV, (a) with respect to any Portion of Investment funded by the issuance of Commercial Paper, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Rate Period for such Portion of Investment and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Investment not funded by the issuance of Commercial Paper, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (but excluding) the next following Settlement Date, and (ii) thereafter, each period commencing on (and including) a Settlement Date and ending on (but excluding) the next following Settlement Date; provided, that

(A)          any Rate Period with respect to any Portion of Investment (other than any Portion of Investment accruing Yield at the CP Rate) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Yield in respect of such Rate Period is computed by reference to the Offshore Rate, and such Rate Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Rate Period shall end on the next preceding Business Day;

(B)           in the case of any Rate Period for any Portion of Investment which commences before the Termination Date and would otherwise end on a date

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occurring after the Termination Date, such Rate Period shall end on such Termination Date and the duration of each Rate Period which commences on or after the Termination Date shall be of such duration as shall be selected by the related Class Agent; and

(C)           any Rate Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of the Class Agent for the Class funding the related Portion of Investment at any time, in which case such Portion of Investment shall be allocated by the related Class Agent to a new Rate Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Yield at the Alternate Rate.

Rate Type:  The Offshore Rate, the Base Rate or the CP Rate.

Yield:  For any Portion of Investment:

(i)            during any Rate Period to the extent a Conduit Investor funds such Portion of Investment through the issuance of Commercial Paper (directly or indirectly through a related commercial paper issuer),

CPR x I x D
360

(ii)           funded by an Alternate Investor and for any Portion of Investment to the extent a Conduit Investor will not be funding such Portion of Investment through the issuance of Commercial Paper (directly or indirectly through a related commercial paper issuer),

AR x I x D
360

where:

AR	=	the Alternate Rate for such Portion of Investment for such Rate Period,

CPR	=	the CP Rate for such Portion of Investment for such Rate Period (as determined by the related Class Agent on or prior to the fifth Business Day of the calendar month next following such Rate Period),

D	=	the actual number of days during such Rate Period, and

I	=	the weighted average of such Portion of Investment during such Rate Period

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; provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that at all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 8.2, Yield for all Portion of Investment shall be determined as provided in clause (ii) of this definition.

(d)           Offshore Rate Protection; Illegality.  (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Offshore Rate for any proposed Rate Period, then

(A)          the Agent shall forthwith notify the Investors and the SPV that the Offshore Rate cannot be determined for such Rate Period, and

(B)           while such circumstances exist, the Investors, the Class Agents and the Agent shall not allocate any Portion of Investment or reallocate any Portion of Investment to a Rate Period with respect to which Yield is calculated by reference to the Offshore Rate.

(ii)           If, with respect to any outstanding Rate Period, any Class Agent notifies the Agent that any of the Investors that comprise any of its Class is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Portion of Investment or that the Offshore Rate applicable to such Portion of Investment will not adequately reflect the cost to the Person of funding or maintaining such Portion of Investment for such Rate Period, then (A) the Agent shall forthwith so notify the SPV and the Investors and (B) upon such notice and thereafter while such circumstances exist the Agent, the Class Agents and the Investors shall not allocate any Portion of Investment or reallocate any Portion of Investment, to a Rate Period with respect to which Yield is calculated by reference to the Offshore Rate and all Portions of Investment that have been allocated to a Rate Period to which the Offshore Rate applies shall be automatically allocated to a new Rate Period to which the Base Rate applies and the Rate Period to which such Offshore Rate applied terminated on such day.

(iii)          Notwithstanding any other provision of this Agreement, if any Conduit Investor or any Alternate Investor, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Program Support Provider) that the introduction of or any change in or in the interpretation of any Law makes it unlawful (either for such Conduit Investor, such Alternate Investor, or such Program Support Provider, as applicable), or any central bank or other Official Body asserts that it is unlawful, for such Conduit Investor, such Alternate Investor or such Program Support Provider, as applicable, to fund the purchases or maintenance of any Portion of Investment accruing Yield calculated by reference to the Offshore Rate, then (A) as of the effective date of such notice from such Person to the Agent, the obligation or ability of such Conduit Investor or such Alternate Investor, as applicable, to fund the making or maintenance of any Portion of Investment accruing Yield calculated by reference to the Offshore Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (B) each Portion of Investment made or maintained by such Person accruing Yield calculated by reference to

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the Offshore Rate shall be deemed to accrue Yield at the Base Rate from the effective date of such notice until the end of such Rate Period.

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SCHEDULE II

Specified Ineligible Receivables

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SCHEDULE III

(Settlement Procedures)

Sections 2.12 through 2.15 of the Agreement shall be read in their entirety as follows:

Section  2.12          Settlement Procedures.  (a) Daily Procedure.  The Servicer, on behalf of the SPV and for the benefit of the Agent, the Class Agents and the Investors, shall on a daily basis manage the Collections of Receivables received or deemed received by the SPV or the Servicer on such day in accordance with the provisions of this Agreement and in such a manner that the SPV shall have sufficient funds available (to the extent of the Collections of Receivables received or deemed received) at all times, including on each Settlement Date, to pay its obligations due on such day, including, without limitation, managing Investments, Reinvestments and Deemed Collections and setting aside an amount equal to the excess, if any, of (i) the greatest of: (A) if the SPV shall have elected to reduce the Net Investment under Section 2.13, the amount of the proposed reduction, (B) the amount, if any, by which the sum of the Net Investment and Required Reserves shall exceed the Net Pool Balance (minus any portion of the Required Reserves attributable to such excess), together with the amount, if any, by which the Net Investment shall exceed the Maximum Net Investment, and (C) if such day is on or after the Termination Date, the Net Investment; over (ii) the aggregate of the amounts theretofore set aside for such purposes.  To the extent and for so long as such Collections may not be reinvested pursuant to Section 2.2(b), the Servicer shall hold such Collections in trust for the benefit of the Agent.

(b)           Settlement Procedures.

(i)  The Servicer shall deposit into each Class Agent’s account, on each Business Day selected by the SPV for a reduction of the Net Investment under Section 2.13 the related Class Pro Rata Share of the amount of Collections held for the Agent pursuant to Section 2.12(a)(ii).

(ii)  On any date on or prior to the Termination Date, if the sum of the Net Investment and Required Reserves exceeds the Net Pool Balance the Servicer shall immediately pay to each Class Agent’s account from amounts set aside pursuant to clause (ii) or clause (iii) of Section 2.12(a) an amount equal to the related Class Pro Rata Share of such excess (minus any portion of the Class Pro Rata Share of Required Reserves attributable to such excess).

(iii)  On each Settlement Date, the Servicer shall deposit to each Class Agent’s account:

(A)          out of the amounts set aside pursuant to clause (i) of Section 2.12(a) and not theretofore deposited in accordance with Section 2.12(b), an amount equal to the accrued and unpaid Yield, Servicing Fee, Program Fee and Facility Fee for the related Rate Period together with any other Aggregate Unpaids (other than Net Investment) then due to the related Class; and

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(B)           out of the amount, if any, set aside pursuant to clause (ii) and (to the extent not theretofore reinvested) clause (iii) of Section 2.12(a) and not theretofore deposited to such Class Agent’s account pursuant to this Section 2.12(b), an amount equal to related Class Pro Rata Share of the lesser of such amount and the Net Investment;

provided, however, that if the Agent gives its consent (which consent may be revoked at any time), the Servicer may retain amounts which would otherwise be deposited in respect of accrued and unpaid Servicing Fee, in which case no distribution shall be made in respect of such Servicing Fee under clause (c) below.  Any amounts set aside pursuant to Section 2.12(a) in excess of the amount required to be deposited in the Class Agents’ accounts pursuant to this subsection (b) shall continue to be set aside and held in trust by the Servicer for application on the next succeeding Settlement Date(s).

(c)           Order of Application.  Upon receipt by a Class Agent on any Yield Payment Date of funds deposited pursuant to subsection (b)(iii)(A), such Class Agent shall distribute them to the Investors in its Class, pro rata based on the amount of accrued and unpaid Yield owing to each of them, in payment of the accrued and unpaid Yield on the related Portions of Investment for the related Rate Period.  Upon receipt by a Class Agent of funds deposited pursuant to any other provision of subsection (b), such Class Agent shall distribute them to the Persons, for the purposes and in the order of priority set forth below:

(i)            to the related Investors, pro rata based on the amount of accrued and unpaid Yield, Program Fee and Facility Fee owing to each of them, in payment of the accrued and unpaid Yield, Program Fee and Facility Fee on the Portions of Investment for the related Rate Period for such Class;

(ii)           if the Seller or any Affiliate of the Originator is not then the Servicer, to the Servicer in payment of the related Class Pro Rata Share of the accrued and unpaid Servicing Fee payable on such Settlement Date;

(iii)          to the related Investors, pro rata based on their respective interests in the Asset Interest (based upon the respective portions of the Class Net Investment owned by each of them) except as otherwise provided in Section 3.3(b), in reduction of the related Class Net Investment;

(iv)          to the Agent, itself, the related Investors or such other Person as may be entitled to such payment, in payment of the related Class Pro Rata Share of any other Aggregate Unpaids owed by the SPV hereunder to such Person (other than Net Investment, Yield and Servicing Fee); and

(v)           if the Seller or any Affiliate of the Originator is the Servicer, to the Servicer in payment of the related Class Pro Rata Share of the accrued Servicing Fee payable on such Settlement Date, to the extent not paid pursuant to clause (ii) above or retained pursuant to subsection (b) above.

Section 2.13           Optional Reduction of Net Investment.  The SPV may at any time elect to cause the reduction of the Net Investment as follows:

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(a)           the SPV shall instruct the Servicer to (and the Servicer shall) set aside Collections and hold them in trust for the Agent under clause (ii) of Section 2.12(a) until the amount so set aside shall equal the desired amount of reduction; and

(b)           on each Settlement Date occurring at least the Required Notice Days after the date of the SPV’s notice, the Servicer shall pay to each Class Agent, in reduction of the Net Investment, the related Class Pro Rata Share of the amount of such Collections so held or, if less, the related Class Net Investment (it being understood that neither the Net Investment nor any Class Net Investment shall be deemed reduced by any amount set aside or held pursuant to this Section 2.13 unless and until, and then only to the extent that, such amount is finally paid to the related Class Agent as aforesaid); provided that, the amount of any such reduction shall be not less than $1,000,000.

Section 2.14  Application of Collections Distributable to SPV.  Unless otherwise instructed by the SPV, the Servicer shall allocate and apply, on behalf of the SPV, Collections distributable to the SPV hereunder first, to the payment to the Seller of the purchase price of new Receivables in accordance with the Second Tier Agreement and/or to Reinvestments as described in Section 2.2(b), second, to the payment or provision for payment of the SPV’s operating expenses, as instructed by the SPV, third, to the repayment to the Seller of Advances (as defined in the Second Tier Agreement) pursuant to Section 3.2(b)(i) of the Second Tier Agreement, subject to Section 6.2(k), fourth, to the payment of interest on Advances to the Seller pursuant to Section 3.2(b)(ii) of the Second Tier Agreement, subject to Section 6.2(k) and fifth, as directed from time to time by the SPV.

Section 2.15 Collections Held in Trust.  So long as the SPV or the Servicer shall hold any Collections or Deemed Collections then or thereafter required to be paid by the SPV to the Servicer or by the SPV or the Servicer to the Agent, it shall hold such Collections in trust, and, if requested by the Agent after the occurrence and during the continuance of a Termination Event or Potential Termination Event, shall deposit such Collections within one Business Day of receipt thereof into the Collection Account.  The Net Investment shall not be deemed reduced by any amount held in trust or in the Collection Account pursuant to Section 2.12 unless and until, and then only to the extent that, such amount is finally paid to the Agent in accordance with Section 2.12(b).

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SCHEDULE 4.1(g)

List of Actions and Suits

None.

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SCHEDULE 4.1(i)

Location of Certain Offices and Records

United Stationers Receivables, LLC

Jurisdiction of formation:  Illinois

Principal Place of Business:  One Parkway North Blvd., Deerfield, Illinois

President:  Victoria J. Reich

Location of Records:  One Parkway North Blvd., Deerfield, Illinois

United Stationers Supply Co.

Jurisdiction of formation:  Illinois

Principal Place of Business:  One Parkway North Blvd., Deerfield, Illinois

Chief Executive Officer:  Richard W. Gochnauer

Location of Records:  One Parkway North Blvd., Deerfield, Illinois

United Stationers Financial Services LLC

Jurisdiction of formation:  Illinois

Principal Place of Business:  One Parkway North Blvd., Deerfield, Illinois

President:  Victoria J. Reich

Location of Records:  One Parkway North Blvd., Deerfield, Illinois

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SCHEDULE 4.1(j)

List of Subsidiaries, Divisions and Tradenames; FEIN

1)            United Stationers Receivables, LLC

Subsidiaries:	None

Divisions:	None

Tradenames:	None

Federal Employer Identification Number:	26-4146967

2)            United Stationers Supply Co.

Subsidiaries:	Azerty de Mexico, S.A. de C.V.
Lagasse, Inc
ORS Nasco, Inc.
United Stationers Receivables, LLC
United Stationers Financial Services LLC
United Stationers Technology Services LLC
United Stationers Hong Kong Limited
United Worldwide Limited

Divisions:	United Supply US
Azerty US

Tradenames:	None

Federal Employer Identification Number:	36-2431718

3)            United Stationers Financial Services LLC

Subsidiaries:	USS Receivables Company, Ltd.

Divisions:	None

Tradenames:	None

Federal Employer Identification Number:	36-4428313

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SCHEDULE 4.1(r)

List of Blocked Account Banks and Blocked Accounts

(1)	The following lockboxes and accounts maintained with PNC Bank, National Association:

P.O. Box 3100-0284 Pasadena, CA 91110
P.O. Box 7780-1724 Philadelphia, PA 19182-1724
1708 Solutions Center Chicago, IL 60677-1007
P.O. Box 67602 Dallas, TX 75267-6502
Demand Deposit Account #2149466

(2)	The following lockbox and account maintained with U.S. Bank National Association:

Lockbox Number #952418
Deposit Account Number #199380226746

(3)	The following account maintained with Fifth Third Bank:

Demand Deposit Account #7234544398

(4)	The following account maintained with The Northern Trust Company:

Account Number #3510068

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SCHEDULE 4.1(bb)

Disclosure Representations and Covenants

Originator—Disclosure Representations and Covenants

Disclosure of the Transactions

1.        The transactions referred to in the Opinion (the “Transactions”) have been or will be publicly disclosed as follows: (a) the Transactions will be addressed in notes relating to Performance Guarantor’s securitization activities in its financial statements (on which Originator is consolidated); and (b) UCC financing statements will be filed to perfect the transfer (the “Transfer”) of receivables (the “Receivables”) by Originator to United Stationers Financial Services LLC (“Seller”) pursuant to the receivables sale agreement referred to in the Opinion (the “Receivables Sale Agreement”).

2.        The footnotes that describe Performance Guarantor’s securitization activities (which include the Transactions) in Performance Guarantor’s consolidated financial statements (which will include Originator, Seller and the SPV) will describe Performance Guarantor’s securitization activities, will inform readers that securitized assets (such as the Receivables) are isolated in special purpose entities and support the securities issued by those entities.

3.        The computer records of Seller, as servicer (in such capacity, the “Servicer”) relating to the Receivables will be marked to reflect the Transfer.

4.        Originator will not conceal any transfers contemplated by the agreements referred to on Schedule II to the Opinion (the “Agreements”) from any interested party.  Although obligors on the Receivables will not be affirmatively informed of the transfers of their obligations, Originator will not conceal the transfers from any obligor that inquires.  Also, (other than certain rebates and allowances in respect of Receivables) the obligors are not expected to be material creditors of either Originator, Seller or the SPV.

Terms of the Transactions

5.        In connection with the Transactions: (a) certain investors in the Receivables rely on the Receivables and the other assets of the Issuer in making their investment decision; (b) certain investors in the Receivables will rely on the Transfer being characterized as a true sale, so as to isolate the Receivables from Originator’s creditors; and (c) the indirect sale of the Receivables to the SPV and its creditors and their financing through the Transactions is beneficial to Originator because it, among other things, increases the liquidity of their assets and, to a lesser extent, diversifies the funding sources for Originator’s business.

6.        The terms of the Receivables Sale Agreement and other transactions between Originator and Seller are (a) consistent with those of arm’s-length relationships and (b) fair and equitable to each of the parties.

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7.        Originator intends the Transfer to be a true sale by Originator to Seller that is absolute and irrevocable and that provides Seller with the full benefits of ownership of the Receivables.  Originator will convey the Receivables as a result of the credit to Seller without recourse for uncollectibility of the Receivables as a result of the creditworthiness of the related Obligor and without any warranty of collectibility or any unconventional warranty.

8.        To finance its purchase, Originator will transfer the Receivables to the Seller, which in turn will transfer the Receivables to the SPV.

9.        The consideration received by Originator in the Transfer represents the fair market value of the Receivables.

10.      Immediately prior to the Transfer, Originator owned the Receivables free and clear of any lien or other adverse claim.

11.      Originator’s representations, warranties, covenants and indemnities in the Receivables Sale Agreement with respect to the Receivables:  (a) cover matters ascertainable by Originator in the ordinary course of business and (b) are intended to ensure that Seller will receive the type of assets that it has bargained to purchase.  Originator believes that such representations, warranties, covenants and indemnities do not cause Originator to retain or assume the risk of nonpayment or other material financial risks of the Receivables based in part on the belief that the matters covered are within Originator’s control, are unlikely to occur, or both.  The representations, warranties and covenants are not intended to cover material liabilities that are reasonably likely to occur.

12.      There are no agreements or understandings between the SPV, on one hand, and Originator or any of Originator’s other affiliates that are relevant to the Transactions other than the Agreements and any other agreements and understandings specifically referenced in the Agreements.  In particular, there are no other agreements or understandings pursuant to which Originator or another of its other affiliates (a) is responsible for maintaining Seller’s or the SPV’s solvency or (b) provides recourse, guarantees or otherwise retains or assumes financial risks with respect to the Receivables.

Relationship Between Originator and the SPV

13.      The SPV is a wholly-owned subsidiary of Seller which is a wholly owned subsidiary of Originator, and the SPV was formed for the special purpose of consummating the Transactions.

14.      Originator intends to act in a manner that is consistent with the SPV’s separate and distinct existence and will correct any known misunderstanding regarding its status as a separate entity.

15.      Originator prepares and maintains separate corporate and financial records from the SPV that accurately reflect its assets, liabilities and financial affairs.  Originator’s

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believes its assets and liabilities can be readily and inexpensively segregated, ascertained and identified separate from those of the SPV.  All transactions between Originator and the SPV, including monetary transactions, are and will be properly reflected in Originator’s books and records and Originator believes that each transaction will be on terms and conditions consistent with those of an arm’s length transaction.

16.      Originator believes that the consolidation of Originator’s and the SPV’s business operations would not result in any significant cost savings or in a significantly greater efficiency or profitability of such combined business operation.

17.      Originator and the SPV do not intend to commingle their assets and liabilities, except that Seller, as Servicer of the Receivables: (a) may temporarily commingle collections pending identification and transfer to a collection account for the Transactions; and (b) will retain books and records pertaining to the Receivables.  Originator does not maintain joint bank accounts or other the SPV accounts to which the SPV has independent access.

18.      An integration of business functions between Originator and the SPV, if any, exists only to the extent summarized in this paragraph.  The SPV is operated for the exclusive purpose of purchasing Receivables from Seller.  The SPV will have no employees, and the SPV’s day-to-day business operations with respect to the Receivables will be conducted through Seller, in its capacity as Servicer, pursuant to the Transfer and Administration Agreement and that under that agreement, Seller has limited rights, in its capacity as Servicer, to enter into modifications of Receivables on behalf of the SPV, and Seller is generally not permitted to resign as Servicer.  Originator and the SPV may share some expenses, but these are not expected to be material and, in any event, will be allocated between the entities on a basis reasonably related to the cost of the services involved and each entity’s actual use of such services.  Obligors on the Receivables transferred to the SPV will not be notified that their Receivables have been transferred to the SPV.

19.      The SPV is held out to the public as a separate entity apart from Originator, including as described under Part I: Description of the Transactions in the Opinion.

20.      Originator maintains its own stationery and other business forms separate from the SPV’s and conducts business in its own name (including, without limitation, its contracts and written communications).

21.      Originator adheres in all material respects to corporate formalities in all transfers of assets and other transactions between Originator and the SPV.  In general, Originator observes appropriate corporate formalities under applicable law.

22.      Originator does not currently, and does not intend to, guaranty, and is not otherwise obligated to repay, the SPV’s liabilities.

23.      At closing, Originator will: (a) be solvent; (b) be adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business

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and intended purposes and taking into account pending and threatened claims; and (c) intends to, and believes that it will be able to, pay its debts as they mature.  As a result, Originator is intended to (and is reasonably believed to) be able to survive as a stand-alone entity.

24.      Originator does not pay the SPV’s expenses, except as specifically provided in the Agreements.  Any allocations of direct, indirect or overhead expenses for items shared between Originator and the SPV are made among such entities to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.

25.      Originator has not held itself out, nor does it intend to do so in the future, as responsible for the SPV’s debts.

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Seller—Disclosure Representations and Covenants

Disclosure of the Transactions

1.        The transactions referred to in the Opinion (the “Transactions”) have been or will be publicly disclosed as follows: (a) the Transactions will be addressed in notes relating to Performance Guarantor’s securitization activities in its financial statements (on which Seller is consolidated); and (b) UCC financing statements will be filed to perfect the transfer (the “Transfer”) of receivables by the Originator to Seller pursuant to the receivables sales agreement referred to in the Opinion (the “Receivables Sale Agreement”) and the transfer of the Receivables together with a portfolio of additional receivables previously acquired by Seller (the “Receivables”) from Seller to United Stationers Receivables, LLC (the “SPV”) pursuant to the receivables purchase agreement referred to in the Opinion (the “Receivables Purchase Agreement”).

2.        The computer records of Seller, as servicer (in such capacity, the “Servicer”) relating to the Receivables will be marked to reflect the Transfer.

3.        Seller will not conceal any transfers contemplated by the agreements referred to on Schedule II to the Opinion (the “Agreements”) from any interested party.  Although obligors on the Receivables will not be affirmatively informed of the transfers of their obligations, Seller will not conceal the transfers from any obligor that inquires.  Also, (other than certain rebates and allowances in respect of Receivables) the obligors are not expected to be material creditors of either Seller or the SPV.

Terms of the Transactions

4.        In connection with the Transactions: (a) certain investors in the Receivables rely on the Receivables and the other assets of the SPV in making their investment decision; (b) certain investors in the Receivables will rely on the Transfer being characterized as true sales, so as to isolate the Receivables from Seller’s creditors; and (c) the sale of the Receivables to the SPV and their financing through the Transactions is beneficial to Seller and its creditors because it, among other things, increases the liquidity of their assets.

5.        The terms of each of the Receivables Sale Agreement and other transactions between Originator and Seller and the Receivables Purchase Agreement and other transactions between Seller and the SPV are (a) consistent with those of arm’s-length relationships and (b) fair and equitable to each of the parties.

6.        Seller intends the Transfer to be a true sale by Originator to Seller that is absolute and irrevocable and that provides Seller with the full benefits of ownership of the Receivables.  Seller will receive the conveyance of the Receivables from Originator without recourse for uncollectibility of the Receivables as a result of the creditworthiness of the related Obligor and without any warranty of collectibility or any unconventional warranty.

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7.        Seller intends the Transfer to be a true sale by Seller to the SPV that is absolute and irrevocable and that provides the SPV with the full benefits of ownership of the Receivables.  Seller will convey the Receivables to the SPV without recourse for uncollectibility of the Receivables as a result of the creditworthiness of the related Obligor and without any warranty of collectibility or any unconventional warranty.

8.        To finance its purchase, Seller will transfer the Receivables to the SPV, which will transfer the Receivables to Bank of America, National Association (for the benefit of certain investors).

9.        The consideration received from Originator in the Transfer represents the fair market value of the Receivables.

10.      Immediately prior to the Transfer, Seller owned the Receivables free and clear of any lien or other adverse claim.

11.      Seller purchases the Receivables in good faith without knowledge of any adverse claim against, interest in, lien on, or defense to payment of, such assets (other than any adverse claim arising solely as a result of any action taken by Seller under the Agreements).

12.      Originator’s representations, warranties, covenants and indemnities in the Receivables Sale Agreement with respect to the Receivables and Seller’s representations, warranties, covenants and indemnities in the Receivables Purchase Agreement with respect to the Receivables:  (a) cover matters ascertainable by Originator or Seller, as applicable, in the ordinary course of business and (b) are intended to ensure that Seller or the SPV, as applicable, will receive the type of assets that it has bargained to purchase.  Seller believes that such representations, warranties, covenants and indemnities do not cause Originator or Seller, as applicable, to retain or assume the risk of nonpayment or other material financial risks of the Receivables based in part on the belief that the matters covered are within Originator’s or Seller’s control, are unlikely to occur, or both.  The representations, warranties and covenants are not intended to cover material liabilities that are reasonably likely to occur.

13.      There are no agreements or understandings between the SPV or Seller or any of Seller’s other affiliates that are relevant to the Transactions other than the Agreements and any other agreements and understandings specifically referenced in the Agreements.  In particular, there are no other agreements or understandings pursuant to which Seller or another of its other affiliates (a) is responsible for maintaining Seller’s or the SPV’s solvency or (b) provides recourse, guarantees or otherwise retains or assumes financial risks with respect to the Receivables.

Relationship Between Seller and the SPV

14.      The SPV is a wholly-owned subsidiary of Seller and was formed for the special purpose of consummating the Transactions.

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15.      Seller intends to act in a manner that is consistent with the SPV’s separate and distinct existence and will correct any known misunderstanding regarding its status as a separate entity.

16.      Seller prepares and maintains separate corporate and financial records from the SPV that accurately reflect its assets, liabilities and financial affairs.  Seller believes that its assets and liabilities can be readily and inexpensively segregated, ascertained and identified separate from those of the SPV.  All transactions between Seller and the SPV, including monetary transactions, are and will be properly reflected in Seller’s books and records and Seller believes that each transaction will be on terms and conditions consistent with those of an arm’s length transaction.

17.      Seller believes the consolidation of Seller’s and the SPV’s business operations would not result in any significant cost savings or in a significantly greater efficiency or profitability of such combined business operation.

18.      Seller and the SPV do not intend to commingle their assets and liabilities, except that Seller, as Servicer of the Receivables: (a) may temporarily commingle collections pending identification and transfer to a collection account for the Transactions; and (b) will retain books and records pertaining to the Receivables.  Seller does not maintain joint bank accounts or other the SPV accounts to which the SPV has independent access.

19.      An integration of business functions between Seller and the SPV, if any, exists only to the extent summarized in this paragraph.  The SPV is operated for the exclusive purpose of purchasing Receivables from Seller.  The SPV will have no employees, and the SPV’s day-to-day business operations with respect to the Receivables will be conducted through Seller, in its capacity as Servicer, pursuant to the Transfer and Administration Agreement and that under that agreement, Seller has limited rights, in its capacity as Servicer, to enter into modifications of Receivables on behalf of the SPV, and Seller is generally not permitted to resign as Servicer.  Seller and the SPV may share some expenses, but these are not expected to be material and, in any event, will be allocated between the entities on a basis reasonably related to the cost of the services involved and each entity’s actual use of such services.  Obligors on the Receivables transferred to the SPV will not be notified that their Receivables have been transferred to the SPV.

20.      The SPV is held out to the public as a separate entity apart from Seller, including as described under Part I: Description of the Transactions in the Opinion.

21.      Seller maintains its own stationery and other business forms separate from the SPV’s and conducts business in its own name (including, without limitation, its contracts and written communications).

22.      Seller adheres in all material respects to corporate formalities in all transfers of assets and other transactions between Seller and the SPV.  In general, Seller observes appropriate corporate formalities under applicable law.

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23.      Seller does not currently, and does not intend to, guaranty, and is not otherwise obligated to repay, the SPV’s liabilities.

24.      At closing, Seller will: (a) be solvent; (b) be adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes and taking into account pending and threatened claims; and (c) intends to, and believes that it will be able to, pay its debts as they mature.  As a result, Seller is intended to (and is reasonably believed to) be able to survive as a stand-alone entity.

25.      Seller does not pay the SPV’s expenses, except as specifically provided in the Agreements.  Any allocations of direct, indirect or overhead expenses for items shared between Seller and the SPV are made among such entities to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.

26.      Seller has not held itself out, nor does it intend to do so in the future, as responsible for the SPV’s debts.

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SPV—Disclosure Representations and Covenants

Disclosure of the Transactions

1.        The transactions referred to in the Opinion (the “Transactions”) have been or will be publicly disclosed by the SPV as follows: (a) the Transactions will be addressed in notes relating to Performance Guarantor’s securitization activities in its financial statements (on which the SPV is consolidated) and (b) UCC financing statements will be filed to perfect the transfer (the “Transfer”) of receivables (the “Receivables”) by the Originator to United Stationers Financial Services LLC (“Seller”) pursuant to the receivables sale agreement referred to in the Opinion (the “Receivables Sale Agreement”) and subsequently the Receivables together with a portfolio of additional receivables previously acquired by Seller (the “Receivables”) by Seller to the SPV pursuant to the receivables purchase agreement referred to in the Opinion (the “Receivables Purchase Agreement”).

2.        The SPV will not conceal any transfers contemplated by the agreements referred to on Schedule II to the Opinion (the “Agreements”) from any interested party.  Although obligors on the Receivables will not be affirmatively informed of the transfers of their obligations, the SPV will not conceal those transfers from any obligor that inquires.  Also, (other than certain rebates and allowances in respect of Receivables) the obligors are not expected to be material creditors of the SPV.

Terms of the Transactions

3.        In connection with the Transactions: (a) the Investors rely on the Receivables and the other assets of the SPV in making their investment decision and will rely on the Transfers being characterized as true sales, so as to isolate the Receivables from Performance Guarantor’s, Originator’s and Seller’s creditors.

4.        The terms of the transactions between the SPV and each of Performance Guarantor, Originator and Seller are (a) consistent with those of arm’s-length relationships and (b) fair and equitable to each of the parties.

5.        The SPV intends the Transfer to be a true sale by Seller to the SPV that is absolute and irrevocable and that provides the SPV with the full benefits of ownership of the Receivables.  The SPV will receive the conveyance of the Receivables from Seller without recourse for bad debt or uncollectibility of the Receivables and without any warranty of collectibility or any unconventional warranty.

6.        The consideration received by Seller in the Transfer is the fair market value of the Receivables.

7.        The SPV purchases the Receivables in good faith without knowledge of any adverse claim against, interest in, lien on, or defense to payment of, such assets (other than any adverse claim arising solely as a result of any action taken by the SPV under the Agreements).

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8.        Seller’s representations, warranties, covenants and indemnities in the Receivables Purchase Agreement with respect to the Receivables (a) cover matters ascertainable by Seller in the ordinary course of business and (b) are intended to ensure that the SPV will receive the type of assets that it has bargained to purchase.  Such representations, warranties, covenants and indemnities do not cause Seller to retain or assume the risk of nonpayment or other material financial risks of the Receivables.

9.        There are no agreements or understandings between the SPV and Seller or any of Seller’s other affiliates that are relevant to the Transactions other than the Agreements and any other agreements and understandings specifically referenced in the Agreements.  In particular, there are no other agreements or understandings pursuant to which Originator or another of its other affiliates (a) is responsible for maintaining the SPV’s solvency or (b) provides recourse, guarantees or otherwise retains or assumes financial risks with respect to the Receivables.

Relationship Between the SPV and Performance Guarantor, Originator and Seller

10.      The SPV is a wholly-owned subsidiary of Seller and was formed for the special purpose of consummating the Transactions and other similar transactions with respect to Seller’s Receivables.  The SPV will comply with all separateness covenants contained in the applicable Agreements, or in the SPV’s limited liability company agreement.

11.      The SPV intends to act in a manner that is consistent with the SPV’s separate and distinct existence and will correct any known misunderstanding regarding its status as a separate entity.

12.      The SPV prepares and maintains separate corporate and financial records (which will be subject to audit by independent public accountants) from Originator and Seller that accurately reflect its assets, liabilities and financial affairs.  The SPV believes that its assets and liabilities can be readily and inexpensively segregated, ascertained and identified separate from those of Performance Guarantor, Originator and Seller.  All transactions between the SPV on the one hand and Performance Guarantor, Originator or Seller on the other hand, including monetary transactions, are and will be properly reflected in the SPV’s books and records and the SPV believes that each will be on terms and conditions consistent with those of an arm’s length transaction.

13.      The consolidation of each of Performance Guarantor’s, Originator’s or Seller’s and the SPV’s business operations would not result in any significant cost savings or in a significantly greater efficiency or profitability of such combined business operation.

14.      The SPV and each of Performance Guarantor, Originator and Seller will not commingle their assets and liabilities, except that Seller, as Servicer of the Receivables: (a) may temporarily commingle collections pending identification and transfer to a collection account for the Transactions; and (b) will retain books and records pertaining to the Receivables.  The SPV does not otherwise maintain joint bank accounts or other the SPV accounts to which either of Originator or Seller has independent access.

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15.      An integration of business functions between any of Performance Guarantor, Originator or Seller and the SPV, if any, exists only to the extent summarized in this paragraph.  The SPV is operated for the exclusive purpose of purchasing Receivables from Seller.  The SPV will have no employees, and the SPV’s day-to-day business operations with respect to the Receivables will be conducted through Seller, in its capacity as Servicer, pursuant to the Transfer and Administration Agreement.  Under that agreement, Seller has limited rights, in its capacity as Servicer, to enter into modifications of Receivables on behalf of the SPV, and Seller is generally not permitted to resign as Servicer.  Each of Performance Guarantor, Originator, Seller and the SPV may share some expenses not reflected in Servicer’s fees, but these are not expected to be material and, in any event, will be allocated between the entities on a basis reasonably related to the cost of the services involved and each entity’s actual use of such services.  Obligors on the Receivables transferred to the SPV will not be notified that their Receivables have been transferred to the SPV.

16.      The SPV is held out to the public as a separate entity apart from each of Originator and Seller, including as described under Part I: Description of the Transactions in the Opinion.

17.      The SPV maintains its own stationery and other business forms separate from Originator’s and conducts business in its own name (including, without limitation, its contracts and written communications).

18.      The SPV has its own office, which is located in premises that are primarily occupied by Originator but is separately demarcated and identified.

19.      The SPV will adhere in all material respects to corporate formalities in all transfers of assets and other transactions between the SPV and each of Originator and Seller.  In general, the SPV observes appropriate limited liability company formalities under applicable law.

20.      The SPV will not guaranty, or otherwise become obligated to repay, either Originator’s or Seller’s liabilities, except to the extent that the SPV’s indemnities in the Agreements may be considered guaranties.  To the extent that those indemnities cover either Originator’s or Seller’s actions or failures to act, the SPV considers the likelihood that the SPV will incur liabilities under those indemnities to be remote and immaterial.

21.      At closing, the SPV will: (a) be solvent; (b) be adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes and taking into account pending and threatened claims; and (c) intends to, and believes that it will be able to, pay its debts as they mature.  As a result, the SPV is intended to (and is reasonably believed to) be able to survive as a stand-alone entity.

22.      None of Performance Guarantor, Originator nor Seller pays the SPV’s expenses, except as specifically provided in the Agreements.  Any allocations of direct, indirect or overhead expenses for items shared between the SPV and Performance Guarantor,

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Originator or Seller, which are not expected to be material, are made among such entities to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.

23.      The SPV has not held itself out, nor does it intend to do so in the future, as responsible for either Performance Guarantor’s, Originator’s or Seller’s debts.

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SCHEDULE 6.3

(Financial Covenants)

Section 6.3 of this Agreement shall be read in its entirety as follows:

Section 6.3             Financial Covenants.  (a)  During the term of this Agreement, unless the Agent shall otherwise consent in writing:

(i)  Leverage Ratio.  The Performance Guarantor and the Originator will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.25 to 1.00.  The Leverage Ratio shall be calculated as of the last day of each fiscal quarter of the Performance Guarantor based upon (a) for Consolidated Funded Indebtedness, Consolidated Funded Indebtedness as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; provided that the Leverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis reasonably satisfactory to the Agent, broken down by fiscal quarter in the Performance Guarantor’s reasonable judgment;

(ii)           Minimum Consolidated Net Worth.  The Performance Guarantor and the Originator will at all times maintain positive Consolidated Net Worth which shall not be less than (i) $550,000,000 minus (ii) amounts expended by Performance Guarantor on or after July 1, 2007 in connection with repurchases or redemptions of its capital stock under Section 6.10 in the Revolving Credit Agreement plus (iii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, plus (iv) 50% of the net cash proceeds resulting from issuances of the Performance Guarantor’s or any Subsidiary’s capital stock from and after the Restatement Effective Date; and

(iii)          Capital Expenditures.  The Performance Guarantor and the Originator will not, nor will they permit any Subsidiary to expend, for Consolidated Capital Expenditures in the acquisition of fixed assets in any fiscal year in the aggregate for the Performance Guarantor and its Subsidiaries, in excess of (i) $75,000,000 for the period from January 1, 2007 through December 31, 2007; and (ii) $75,000,000 for the period from January 1 through December 31 for each fiscal year thereafter, plus any amount permitted to be expended in the immediately preceding fiscal year (pursuant to the absolute dollar limitation for such preceding fiscal year and not pursuant to any carryover provision from a prior fiscal year) but not expended.

(b)           As used in this Section 6.3, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Acquisition:  Any transaction, or any series of related transactions, consummated on or after the Restatement Effective Date, by which the Performance Guarantor or any of its

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Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires from one or more Persons (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of any Person.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

Aggregate Commitment:  The aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof.  The initial Aggregate Commitment is Four Hundred Twenty-Five Million and 00/100 Dollars ($425,000,000).

Agreement Accounting Principles:  Generally accepted accounting principles as in effect in the United States from time to time.

Assignment Agreement:  As defined in Section 12.3.1 of the Revolving Credit Agreement.

Capital Expenditures:  Without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Performance Guarantor and its Subsidiaries prepared in accordance with Agreement Accounting Principles, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Performance Guarantor or a Subsidiary is reimbursed by the lessor, sublessor or sublessee, (iii) expenditures of net cash proceeds of any asset sale permitted under Section 6.12 in the Revolving Credit Agreement, and (iv) with respect to any Permitted Acquisition, (a) the Purchase Price thereof and (b) any Capital Expenditures expended by the seller or entity to be acquired in any Permitted Acquisition prior to the date of such Permitted Acquisition.

Capitalized Lease:  With respect to any Person, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

Capitalized Lease Obligations:  With respect to any Person, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

Commitment:  For each Lender, including, without limitation, each LC Issuer, such Lender’s obligation to make Loans to, and participate in Facility LCs issued upon the application of, and each LC Issuer’s obligation to issue Facility LCs for the account of, the Originator in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in an Assignment Agreement delivered pursuant to Section 12.3 in the Revolving Credit Agreement, as such amount may be modified from time to time pursuant to the terms thereof.

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Commitment Schedule:  The Schedule identifying each Lender’s Commitment as of the Restatement Effective Date attached hereto and identified as such.

Consolidated Capital Expenditures:  With reference to any period, the Capital Expenditures of the Performance Guarantor and its Subsidiaries calculated on a consolidated basis for such period.

Consolidated EBITDA:  With respect to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation and (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses, minus, to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains, all calculated for the Performance Guarantor and its Subsidiaries on a consolidated basis.

Consolidated Funded Indebtedness: At any time, with respect to any Person, without duplication, the sum of (i) the aggregate dollar amount of Consolidated Indebtedness for borrowed money owing by such Person or for which such Person is liable which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time (other than obligations in respect of Rate Management Transactions), plus (ii) the aggregate undrawn amount of all standby Letters of Credit at such time for which such Person or any of its Subsidiaries is the account party or is otherwise liable (other than standby Letters of Credit in an amount up to $10,000,000 issued to support worker’s compensation obligations of the Credit Parties and other than Letters of Credit supporting any other component of this definition), plus (iii) the aggregate principal component of Capitalized Lease Obligations owing by such Person and its Subsidiaries on a consolidated basis or for which such Person or any of its Subsidiaries is otherwise liable, plus (iv) all Off-Balance Sheet Liabilities of such Person and its Subsidiaries on a consolidated basis, plus (v) all Disqualified Stock of such Person and its Subsidiaries on a consolidated basis.

Consolidated Indebtedness:  At any time, with respect to any Person, the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

Consolidated Interest Expense:  With reference to any period, the interest expense of the Performance Guarantor and its Subsidiaries calculated on a consolidated basis for such period (net of interest income), including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.

Consolidated Net Income:  With reference to any period, the net income (or loss) of the Performance Guarantor and its Subsidiaries calculated on a consolidated basis for such period and on a FIFO basis of inventory valuation.

Consolidated Net Worth:  At any time, with respect to any Person, the consolidated stockholders’ equity of such Person and its Subsidiaries calculated on a consolidated basis and on a FIFO basis of inventory valuation as of such time.

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Contingent Obligation:  With respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership unless the underlying obligation is expressly made non-recourse to such general partner; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of the Contingent Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such Person in good faith.

Credit Party:  Collectively, the Performance Guarantor, the Originator and each of the Guarantors.

Disqualified Stock:  Any preferred or other capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

Domestic Subsidiary:  Any Subsidiary of any Person that is not a Foreign Subsidiary.

Facility LC:  As defined in Section 2.20.1 of the Revolving Credit Agreement.

Facility Termination Date:  The earlier of (a) July 5, 2012 and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.5 of the Revolving Credit Agreement or the Commitments pursuant to Section 8.1 of the Revolving Credit Agreement.

Foreign Subsidiary:  (i) Any Subsidiary of any Person that is not organized under the laws of a jurisdiction located in the United States of America and (ii) any Subsidiary of a Person described in clause (i) hereof that is organized under the laws of a jurisdiction located in the United States of America.

Guarantor:  Each of the Performance Guarantor’s Domestic Subsidiaries (other than the Originator and any SPV) and all other Subsidiaries of the Performance Guarantor which become Guarantors in satisfaction of the provisions of Section 6.23 in the Revolving Credit Agreement, in each case, together with their respective permitted successors and assigns.

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Indebtedness:  With respect to any Person, at any time, without duplication, such Person’s (i) obligations for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and accrued expenses in connection with the provision of services incurred in the ordinary course of such Person’s business), (iii) Indebtedness of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (provided that the amount of any such Indebtedness at any time shall be deemed to be the lesser of (a) such Indebtedness at such time and (b) the fair market value of such Property, as determined by such Person in good faith at such time), (iv) financial obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person in respect of any Indebtedness, (viii) reimbursement obligations under Letters of Credit, bankers’ acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) Net Mark-to-Market Exposure under Rate Management Transactions and (xi) Disqualified Stock.

JPMorgan Chase:  JPMorgan Chase Bank, National Association, in its individual capacity, and its successors.

LC Issuer:  JPMorgan Chase (or any Subsidiary or Affiliate of JPMorgan Chase designated by JPMorgan Chase) or any of the other Lenders, as applicable, in its respective capacity as issuer of Facility LCs hereunder.

Lenders:  The lending institutions listed on the signature pages of the Revolving Credit Agreement and their respective successors and assigns.  Unless otherwise specified, the term “Lenders” includes the Swing Line Lender and the LC Issuers.

Letter of Credit:  With respect to any Person, a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or, without duplication, for which such Person has a reimbursement obligation.

Lien: Any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

Net Mark-to-Market Exposure:  With respect to any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

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Off-Balance Sheet Liability:  With respect to any Person, without duplication, the principal component of (i) any Receivables Purchase Facility or any other repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person (other than the sale or disposition in the ordinary course of business of accounts or notes receivable in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables)) or (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person; provided that “Off-Balance Sheet Liabilities” shall not include the principal component of the foregoing if such principal component (a) is otherwise reflected as a liability on such Person’s consolidated balance sheet or (b) is deducted from revenues in determining such Person’s consolidated net income but is not thereafter added back in calculating such Person’s Consolidated EBITDA.

Permitted Acquisition:  As defined in Section 6.13.5 of the Revolving Credit Agreement.

Person:  Any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

Property:  With respect to any Person, any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

Purchase Price:  The total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness incurred or assumed in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Performance Guarantor, the Originator or any Subsidiary issued as consideration for such Acquisition.

Rate Management Transaction: Any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Performance Guarantor, the Originator or a Subsidiary which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices or equity prices.

Receivables Purchase Documents:  Any series of receivables purchase or sale agreements, servicing agreements and other related agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Performance Guarantor, the Originator or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer, directly or indirectly, to SPVs all of their respective right, title and interest in and to (but not their obligations under) certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection

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therewith)), as any such agreements may be as amended, modified, supplemented, restated or replaced from time to time therefor.

Receivables Purchase Facility:  Any securitization facility made available to the Performance Guarantor, the Originator or any of its Subsidiaries, pursuant to which receivables of the Performance Guarantor, the Originator or any of its Subsidiaries are transferred, directly or indirectly, to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

Restatement Effective Date: July 5, 2007.

Revolving Credit Agreement: The Second Amended and Restated Five-Year Revolving Credit Agreement, dated July 5, 2007, by and among the Originator, the Performance Guarantor, the Lenders from time to time parties thereto, PNC Bank, National Association, U.S. Bank National Association, KeyBank National Association, LaSalle Bank, National Association and JPMorgan Chase Bank, National Association as such agreement exists as of the Closing Date without giving effect to any amendment, modification, waiver, replacement or supplement thereto that is not consented to in writing by each Class Agent.

SPV:  Any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of the Revolving Credit Agreement.

Subsidiary:  With respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Performance Guarantor.

Swing Line Lender: JPMorgan Chase or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of the Revolving Credit Agreement.

7

SCHEDULE 11.3

Address and Payment Information

If to the Conduit Investors:

(a) If to ENTERPRISE FUNDING:

Enterprise Funding Company LLC
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, New York 11747
Telephone:	(631) 587-4700
Facsimile:	(212) 302-8767

(with a copy to the related Class Agent)

Payment Information:

Bank:	Deutsche Bank (New York, NY)
Benf:	DTBCA as Agent for Enterprise Funding
ABA:	021 001 033
A/C #:	01 476 289
Ref:	Client Name / Wire Description
Attn:	Orinthia Skeete

(b) If to MARKET STREET:

Market Street Funding LLC
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211
Attention:	Doris Hearn
Telephone:	(704) 365-0569
Facsimile:	(704) 365-1362

(with a copy to the related Class Agent)

Payment Information:

Bank:	PNC Bank, National Association
ABA:	043000096
Credit:	Market Street Funding LLC
A/C #:	1002422076
Ref:	United Stationers Receivables LLC

1

If to the SPV:

United Stationers Receivables, LLC
One Parkway North Boulevard
Deerfield, Illinois 60015-2559
Telephone:	(847) 627-7000
Facsimile:	(847) 627-7001

Payment Information:

The Northern Trust Company
ABA 071-000-152
Account 3510068
Re: Credit United Stationers Receivables, LLC

If to the Originator:

United Stationers Supply Co.
One Parkway North Boulevard
Deerfield, Illinois 60015-2559
Telephone:	(847) 627-7000
Facsimile:	(847) 627-7001

If to the Seller or Servicer:

United Stationers Financial Services, LLC
One Parkway North Boulevard
Deerfield, Illinois 60015-2559
Telephone:	(847) 627-7000
Facsimile:	(847) 627-7001

If to the Agent:

Bank of America, National Association,
as Agent
Bank of America Hearst Tower, 19th Floor
Charlotte, North Carolina 28255
Attention:	Banc of America Securities, LLC Global Asset Backed Securitization Group; Portfolio Management
Telephone:	704/386-7922
Facsimile:	704/388-9169

2

Payment Information:

Bank of America
ABA: 026009593
Account #: 109360 0656600
Ref: United Stationers — Closing Fees
Attn: Sean Walsh

3

Exhibit A

Form of Assignment and Assumption Agreement

Reference is made to the Transfer and Administration Agreement dated as of March 3, 2009 as it may be amended, modified, supplemented, restated or replaced from time to time (as so amended or modified, the “Agreement”) by and among United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), United Stationers Supply Co., an Illinois corporation (the “Originator”), United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) and as Servicer, Enterprise Funding Company LLC, a Delaware limited liability company (“Enterprise Funding”), as a Conduit Investor, Market Street Funding, LLC, a Delaware limited liability company (“Market Street”, each of Enterprise Funding and Market Street a “Conduit Investor” and, collectively, the “Conduit Investors”), Bank of America, National Association, a national banking association (“Bank of America”), as Agent, as a Class Agent and as an Alternate Investor, PNC Bank, National Association (“PNC Bank”), as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties hereto as Alternate Investors.  Terms defined in the Agreement are used herein with the same meaning.

[                                      ] (the “Assignor”) and [                                          ] (the “Assignee”) agree as follows:

1.             The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations under the Agreement and the other Transaction Documents.  Such interest expressed as a percentage of all rights and obligations of the Alternate Investors, shall be equal to the percentage equivalent of a fraction the numerator of which is $[                ] and the denominator of which is the Facility Limit.  After giving effect to such sale and assignment, the Assignee’s Commitment will be as set forth on the signature page hereto.

2.             [In consideration of the payment of $[                      ], being [      ]% of the existing Net Investment, and of $[                      ], being [      ]% of the aggregate unpaid accrued Discount, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a [      ]% interest in and to all of the Assignor’s right, title and interest in and to the Net Investment purchased by the undersigned on [                                ], [20][    ] under the Agreement.]

3.             The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the SPV or the Servicer or the Originator or the performance or observance by any of the SPV or the Servicer or the Originator of any of its obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

4.             The Assignee (i) confirms that it has received a copy of the Agreement, the First Tier Agreement and the Second Tier Agreement together with copies of the financial statements referred to in Section [    ] of the Agreement, to the extent delivered through the date of this Assignment and Assumption Agreement (the “Assignment”), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Alternate Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as an Alternate Investor; and (v) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof[; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].  [To be included if the Assignee is organized under the laws of a jurisdiction outside the United States]

5.             The effective date for this Assignment shall be the later of (i) the date on which the Agent receives this Assignment executed by the parties hereto and receives the consent of [the SPV] and the Class Agents, on behalf of the Conduit Investors, and (ii) the date of this Assignment (the “Effective Date”).  Following the execution of this Assignment and the consent of [the SPV and] the Class Agents, on behalf of the Conduit Investors, this Assignment will be delivered to the Agent for acceptance and recording.

6.             Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of an Alternate Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement.

7.             Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Net Investment, Discount and fees) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

8.             The Assignee shall not be required to fund hereunder an aggregate amount at any time outstanding in excess of $[                      ] [This should match the commitment amount for this Alternate Investor], minus the aggregate outstanding amount of any interest funded by the Assignee in its capacity as a participant under the Liquidity Provider Agreement.

9.             The Assignor agrees to pay the Assignee its pro rata share of fees in an amount equal to the product of (a) [          ] per annum and (b) the [Commitment] [Should match fees in Section [    ] of the Participation Agreement] during the period after the Effective Date for which such fees are owing and paid by the SPV pursuant to the Agreement.  Amounts paid under this section shall be credited against amounts payable to the Assignee under Section [    ] of the Participation Agreement dated as of [date] by and between [Bank of America/PNC Bank] and [Alternate Investor] (and vice versa).

10.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.           This agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

12.           If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.

13.           This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.

14.           This agreement shall be binding on the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Address for notices and Account for payments:

For Credit Matters:		For Administrative Matters:

[NAME]		[NAME]
Attention:		Attention:
Telephone:	[( ) - ]	Telephone:	[( ) - ]
Telefax:	[( ) - ]	Telefax:	[( ) - ]

Account for Payments:

NAME
ABA Number:	[ - - ]
Account Number:	[ ]
Attention:	[ ]

Re:          [                                ]

Consented to this [          ] day of         Accepted this[           ] day of [                                              ], [20][    ]     [                                  ], [20][    ]

[ ], as	[ ], as Agent
Class Agent

By:	By:
Name:	Name:
Title:	Title:

[SPV]

By:
Name:
Title:

Exhibit B

[Reserved]

B - 1

Exhibit C

Credit and Collection Policies and Practices

The Originator’s Credit and Collection Policy or Policies and practices, relating to Contracts and Receivables, existing on the date hereof are as set forth in manuals that were delivered by the SPV prior to the Closing Date to the Agent.

C - 1

Exhibit D

Form of Investment Request

United Stationers Receivables, LLC (the “SPV”), pursuant to Section 2.2(a) of the Transfer and Administration Agreement, dated as of March 3, 2009 (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”), among the SPV, United Stationers Supply Co., an Illinois corporation (the “Originator”), United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) and as Servicer, Enterprise Funding Company LLC, a Delaware limited liability company (“Enterprise Funding”), as a Conduit Investor, Market Street Funding, LLC, a Delaware limited liability company (“Market Street”, each of Enterprise Funding and Market Street a “Conduit Investor” and, collectively, the “Conduit Investors”), Bank of America, National Association, a national banking association (“Bank of America”), as Agent, as a Class Agent and as an Alternate Investor, PNC Bank, National Association (“PNC Bank”), as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties hereto as Alternate Investors, hereby requests that the [Conduit Investors] [Alternate Investors] effect an Investment from it pursuant to the following instructions:

Investment Date:                                                                        ]

Purchase Price:  [                                                                       ](1)

Funding Period(s):                                                                  ]

Account to be credited:

[bank name]

ABA No.[                                                                           ]

Account No.  [                                                                  ]

Reference No.[                                                               ]

Please credit the above-mentioned account on the Investment Date.  Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.

The SPV hereby certifies as of the date hereof that the conditions precedent to such Investment set forth in Section 4.2 of the Agreement have been satisfied, and that all of the representations and warranties made in Section 3.1 of the Agreement are true and correct on and as of the Investment Date, both before and after giving effect to the Investment.

[SPV]

Dated:	By:
Name:
Title:

(1) At least [$5,000,000] and in integral multiples of [$1,000,000].

D - 1

Exhibit E

Form of Blocked Account Agreement

[Date]

[Name and Address of Blocked Account Bank]

Re:                               [Name of the SPV]

Blocked Account

No[s].  [                      ]

Ladies and Gentlemen:

[                                    ] (the “Owner”) hereby notifies you (the “Bank”) that in connection with certain transactions involving its accounts receivable, it has transferred exclusive ownership and dominion of its [blocked] [lock-box] account no[s].  [                    ] [and the related lock-boxes no[s].[              ] maintained with you (collectively the “Accounts”) to Bank of America, National Association, a national banking association, as agent (the “Agent”), and that the SPV will transfer exclusive control of the Accounts to the Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined).  Each of the parties hereto agrees that, from and after the date you receive the Notice of Effectiveness, you will comply with instructions originated by the Agent directing disposition of the funds in the Accounts without further consent by the SPV.

In furtherance of the foregoing, the Owner and the Agent hereby instruct you, beginning on the date of your receipt of the Notice of Effectiveness substantially in the form attached hereto as Annex I and you agree, without further consent by the SPV (which consent the SPV hereby irrevocably waives):  (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Agent from time to time.

You are hereby further instructed and you agree, without further consent by the SPV (which consent the SPV hereby irrevocably waives):  (i) unless and until the Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as the Owner, in its capacity as collection agent for the Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Owner (in its capacity as collection agent for the Agent) and the Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

The SPV also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Agent shall be irrevocably entitled to exercise, without further consent by the SPV, any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts.  The Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Agent’s agent for the purpose of holding and collecting such property.  The monies, checks, instruments and other items of payment mailed to, and funds and wire transfers deposited to, the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

This Agreement may not be terminated at any time by the SPV or you without the prior written consent of the Agent.  Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Agent and the SPV.

You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the SPV.  Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

You agree to give the Agent and the SPV prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be:

Bank of America, National Association
[231 South LaSalle Street, 16th Floor
Chicago, Illinois 60697
Attention:	Banc of America Securities, LLC
Asset Securitization Group; Portfolio Management
Telephone:	312/828-6471
Facsimile:	312/923-0273]

[Bank of America Corporate Center, 10th Floor
Charlotte, North Carolina 28255
Attention:	Banc of America Securities, LLC
Global Asset Backed Securitization Group; Portfolio Management
Telephone:	704/386-7922
Facsimile:	704/388-9169]

, or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

Very truly yours,

[SPV]

By:
Name:
Title:

Address:
Attention:
Facsimile:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

Address:
Attention:
Facsimile:

ACKNOWLEDGED AND AGREED:

[NAME OF BLOCKED ACCOUNT BANK]

By:
Title:

Date:

[Address]
Attention:
Facsimile:

ANNEX 1

TO BLOCKED ACCOUNT AGREEMENT

[FORM OF NOTICE OF EFFECTIVENESS]

DATED: [                                ], [20][    ]

TO:                            [Name of Blocked Account Bank]

[Address]

ATTN: [                                            ]

Re:                               Blocked Account No[s].  [              ]

Ladies and Gentlemen:

We hereby give you notice that effective on the date you receive this letter, exclusive control of the above-referenced Blocked Account[s], as described in our letter agreement with you dated [                                ], [20][    ] shall be exercised by the Agent.  You are hereby instructed to comply immediately with the instructions set forth in [that letter agreement] [as set forth herein].

[Add instructions regarding disposition of proceeds in Accounts.]

Very truly yours,

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

Address:
Attention:
Facsimile:

ACKNOWLEDGED AND AGREED:
[NAME OF BLOCKED ACCOUNT BANK]

By:
Title:
Date:

Address:
Attention:
Facsimile:

Exhibit F

Form of Servicer Report

United Stationers
Receivables Purchase Agreement dated March 28, 2003
Monthly Report for the Month Ended January 31, 2009

Fax to:
Lynn Baugh 312-7322245
Bill Falcon 412-762-9184
Charissa Toole 513-534-0319
Anna V. Tarasyuk 212.834.6657

A. Portfolio Information:

Previous Months Ending Gross Receivables Balance:
plus:	Sales (excluding advertising)
plus:	Advertising Sales
minus:	Collections
minus:	Advertising Credits
minus:	Damaged/Defective
minus:	Wrong Item/Quantity
minus:	Customer Cancellation
minus:	Net EFT Discounts (VCD’s)
minus:	Other Dilution
minus:	Other (Net of write-offs and recoveries)	Unadjusted =
minus:	Write-offs
plus:	Recoveries
Adjust for rounding
	Adjusted Gross Receivables Balance:		—

B. Summary Aging Schedule (excludes Advertising A/R,)

Current
1-30 days past due
31-60 days past due
61-90 days past due
91+ days past due
Deferred A/R
Disputed A/R
Ending Gross Receivables Balance	—

C. Calculation of Eligible Receivables:

From A:	Ending Gross Receivables Balance (from Aging)	—
Less:	Receivables > 60 days past due	—
Less:	Notes
Less:	Disputed A/R
Less:	Deferred Receivables over 2% of receivable balance
Less:	Receivables that correspond to obligors that are excluded or credit controlled (“Slow Pays”)
Less:	Cross Aging 25%
Less:	Advertising A/R
Less:	Designated Obligors
Less:	Receivables of Bankrupt Obligors
Less:	Government Receivables
Less:	Foreign
Less:	Affiliated Receivables
Less:	Contras (net of contras for Excess Concentration accounts)
Less:	National Accounts Rebates Reserve
Less:	EFT Rebate Reserve
Less:	AR Balances Specifically Reserved
Less:	Discounts Reserves (VCDs) (+25% over actual)
Add:	EFT Rebate Included in VCD (above) (+25% over actual)
Less:	Load Rebates Check Reserve
Less:	Other Rebates Reserve (DBP, PIR)
Less:	Other miscellaneous
	Eligible Receivables:	—
#N/A

D. Excess Concentration Computation:

	Corporate Rating	Eligible Receivables	Accrued Rebate Bal	Contra	VCD	LOAD	Eligible Receivables	Applicable Percentage	Concentration Limit	Excess Concentration
[**]	[**]								[**]	—
[**]	[**]								[**]	—
[**]	[**]								[**]	—
[**]	[**]								[**]	—
[**]	[**]								[**]	—
—
—
—
—
—
		—	—	—	—	—	—			—

A1+	10.00%
A1	10.00%
A2	9.00%
A3	6.75%
<IG or Private	4.05%

Dilution Percentage
Dynamic Loss Reserve
Minimum Reserve
Yield Reserve
Aggregate Reserves	0.00%
Servicing Fee Reserve

E. Calculation of Net Receivables Balance:

From C:	Eligible Receivables (“ER”):	—
minus:	Excess Concentrations	—
	Aggregate Receivables Balance:	—

F. Calculation of Available Funding Amount

From E:	Net Receivables Balance (“NRB”):	$—
less:	Required Reserves (net of Servicing Reserve)
	Less Servicing Reserve
	Maximum Invested Amount:	$100,000

G. Compliance:

Dilution Ratio
- Three month rolling average (Actual Dilution/Sales)
		Trigger
Three month rolling average Dilution Ratio		7.5%	7.50%	8.25%

Exception Funding Period	NO
Termination Event > ?	NO

Delinquency Ratio
- Three month rolling average (60+ Disputed Receivables /Total Receivables)

Three month rolling average Delinquency Ratio		5.5%	5.50%	6.25%

Exception Funding Period	NO
Termination Event > ?	NO

Default Ratio
- Three month rolling average (61-90 dpd + actual writeoffs, conversions to notes, and transfers to the bad debt ledger prior to the default proxy /Sales 3 mos prior) \
Three month rolling Default Ratio		1.75%	1.75%	2.00%

Excption Funding Period	NO
Termination Event > ?	NO

DSO Trigger
91 * (Unpaid Balance of Receivables / 3mths aggregate sales)

Three month rolling DSO Trigger		50	50	60

Excption Funding Period	NO
Termination Event > ?	NO

Purchaser Interest < 100%
Aggregate Capital Outstanding (C)
Aggregate Reserves (AR)
Net Receivables Balance (NRB)
C/(NRB-AR)
Compliance?

H. Calculation of Funding:

Available Funding for YC SUSI		Adjust for $200MM limit after June 2009
Current Outstanding for YC SUSI	0
Requested Increase/(Decrease) for YC SUSI	0
Total Outstanding for YC SUSI	0

Available Funding for Market Street		Adjust for $200MM limit after June 2009
Current Outstanding for Market Street	0
Requested Increase/(Decrease) for Market Street	0
Total Outstanding for Market Street	0

TOTAL OUTSTANDING INVESTED AMOUNT	0

Signed by:		Title:	Date:
Robert J. Kelderhouse

F-1

Exhibit G

Form of SPV Secretary’s Certificate

SECRETARY’S CERTIFICATE

[                                ], [20][    ]

I, [                                    ], the undersigned [                                ] of [SPV] (the “SPV”), a [                ] corporation, DO HEREBY CERTIFY that:

1.                                       Attached hereto as Annex A is a true and complete copy of the [              ] [Insert appropriate organizational document] of the SPV as in effect on the date hereof.

2.                                       Attached hereto as Annex B is a true and complete copy of the [By-laws] [Insert appropriate organizational document] of the SPV as in effect on the date hereof.

3.                                       Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Managers of the SPV [adopted by consent] as of [                                ], [20][    ], authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

4.                                       The below-named persons have been duly qualified as and at all times since [                                ], [20][    ], to and including the date hereof have been officers or representatives of the SPV holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the SPV the below-mentioned Transfer and Administration Agreement and all other Transaction Documents (as defined in such Transfer and Administration Agreement) to which the SPV is a party and the signatures below set opposite their names are their genuine signatures:

Name	Signature	Office

[Remainder of Page Intentionally Left Blank]

G - 1

WITNESS my hand and seal of the SPV as of the day first above written.

Secretary

I, [                                ] the undersigned, [Title] of the SPV, DO HEREBY CERTIFY that [                                          ] is the duly elected and qualified Secretary of the SPV and the signature above is his/her genuine signature.

WITNESS my hand as of the day first above written.

[Title]

G - 2

Exhibit H

Form of [Originator/Servicer/Seller] Secretary’s Certificate

SECRETARY’S CERTIFICATE

[                                ], [20][    ]

I, [                                    ], the undersigned [                                ] of [Originator/Servicer/Seller] (the “[Originator/Servicer/Seller]”), a [                ] corporation, DO HEREBY CERTIFY that:

1.                                       Attached hereto as Annex A is a true and complete copy of the [              ] [Insert appropriate organizational document] of the [Originator/Servicer/Seller] as in effect on the date hereof.

2.                                       Attached hereto as Annex B is a true and complete copy of the [By-laws] [Insert appropriate organizational document] of the [Originator/Servicer/Seller] as in effect on the date hereof.

3.                                       Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the [Originator/Servicer/Seller] [adopted by consent] as of [                                ], [20][    ], authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

4.                                       The below-named persons have been duly qualified as and at all times since [                                ], [20][    ], to and including the date hereof have been officers or representatives of the [Originator/Servicer/Seller] holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the [Originator/Servicer/Seller] the below-mentioned [First Tier Agreement/Second Tier Agreement], the Transfer and Administration Agreement dated as of March 3, 2009 among the United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), United Stationers Supply Co., an Illinois corporation (the “Originator”), United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) and as Servicer, Enterprise Funding Company LLC, a Delaware limited liability company (“Enterprise Funding”), as a Conduit Investor, Market Street Funding, LLC, a Delaware limited liability company (“Market Street”, each of Enterprise Funding and Market Street a “Conduit Investor” and, collectively, the “Conduit Investors”), Bank of America, National Association, a national banking association (“Bank of America”), as Agent, as a Class Agent and as an Alternate Investor, PNC Bank, National Association (“PNC Bank”), as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties hereto as Alternate Investors and certain financial institutions named therein (the “Agreement”) and all other Transaction Documents to which the [Originator/Servicer/Seller] is a party and the signatures below set opposite their names are their genuine signatures:

H - 1

Name	Signature	Office

WITNESS my hand and seal of the [Originator/Servicer/Seller] as of the date first above written.

Secretary

I, the undersigned, [Title] of the [Originator/Servicer/Seller], DO HEREBY CERTIFY that [                                          ] is the duly elected and qualified Secretary of the [Originator/Servicer/Seller] and the signature above is his/her genuine signature.

WITNESS my hand as of the date first above written.

[Title]

H - 2

Exhibit I

Form of Opinion of Counsel for the SPV, Originator, Seller and Servicer

[                                ], [20][    ]

Enterprise Funding Company LLC

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, New York 11747

Market Street Funding LLC

[address]

Bank of America, National Association

[231 South LaSalle Street

Suite 1611

Chicago, Illinois  60697]

[Bank of America Corporate Center, 10th Floor

Charlotte, North Carolina  28255]

PNC Bank, National Association

[address]

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section [5.1(m)] of the Transfer and Administration Agreement dated as of March 3, 2009 (the “Agreement”) United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), United Stationers Supply Co., an Illinois corporation (the “Originator”), United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) and as Servicer, Enterprise Funding Company LLC, a Delaware limited liability company (“Enterprise Funding”), as a Conduit Investor, Market Street Funding LLC, a Delaware limited liability company (“Market Street”, each of Enterprise Funding and Market Street a “Conduit Investor” and, collectively, the “Conduit Investors”), Bank of America, National Association, a national banking association (“Bank of America”), as Agent, as a Class Agent and as an Alternate Investor, PNC Bank, National Association (“PNC Bank”), as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties hereto as Alternate Investors and certain financial institutions from time to time parties hereto as Alternate Investors.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement.

We have acted as counsel to the Originator, the Seller and the SPV in connection with the preparation of the Agreement, the First Tier Agreement, the Second Tier Agreement, the other Transaction Documents and the transactions contemplated thereby.

We have examined, on the date hereof, the Agreement and all exhibits thereto, the First Tier Agreement, the Second Tier Agreement and all exhibits thereto, certificates of public officials and of officers of the SPV, the Seller and the Originator and certified copies of the Originator’s, the Seller’s and the SPV’s [Modify the following for appropriate type of entity] [certificate of incorporation, by-laws, the Board of Directors’ resolutions] authorizing the Originator’s, the Seller’s and the SPV’s participation in the transactions contemplated by the Agreement, the First Tier Agreement, the Second Tier Agreement, the other Transaction Documents, copies of each of the above having been delivered to you, copies of the financing statements on Form UCC-1 filed in the filing offices listed in Schedule I hereto executed by the Originator, as debtor, in favor of the SPV, as secured party and showing the Agent, on behalf of the Conduit Investors and the Alternate Investors, as the assignee of the secured party, substantially in the form attached hereto as Exhibit A (the “Originator Financing Statements”) and the Seller, as debtor, in favor of the SPV, as secured party and showing the Agent, on behalf of the Conduit Investors and the Alternate Investors, as the assignee of the secured party, substantially in the form attached hereto as Exhibit B (the “Seller Financing Statements”) and copies of the financing statements on Form UCC-1 filed in the filing offices listed in Schedule II hereto executed by SPV, as debtor, in favor of the Agent, on behalf of the Conduit Investor and the Alternate Investors, as secured party, substantially in the form attached hereto as Exhibit C [Should track the granting clause of the Agreement or if the SPV will only be used for a single transaction a blanket lien may be given by the SPV to the Agent covering:  all accounts, chattel paper, instruments, general intangibles, inventory, investment property and other property of the SPV, whether now or hereafter owned or existing, and all proceeds of the foregoing] (the “SPV Financing Statements”).  We have also examined the closing documents delivered pursuant to the Agreement, the First Tier Agreement, the Second Tier Agreement and copies of all such documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion.  With respect to the accuracy of material factual matters which were not independently established, we have relied on certificates and statements of officers of the Originator, the Seller and the SPV.

On the basis of the foregoing, we are of the opinion that:

1.             The SPV is a corporation duly [incorporated], validly existing and in good standing under the laws of [                  ], has the [corporate] power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and other Affected Assets, and is duly qualified and in good standing as a foreign [corporation] and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

2.             The Originator is a [corporation] duly incorporated, validly existing and in good standing under the laws of [                  ], has the [corporate] power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and other Affected Assets, and is duly qualified and in good standing as a foreign [corporation] and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

3.             The Seller is a [corporation] duly incorporated, validly existing and in good standing under the laws of [                  ], has the [corporate] power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables and other Affected Assets, and is duly qualified and in good standing as a foreign [corporation] and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

4.             The SPV has the power, [corporate] and other, and has taken all necessary [corporate] action to execute, deliver and perform the Agreement and the other Transaction Documents to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby.  The Transaction Documents to which the SPV is a party have been duly executed and delivered by the SPV and constitute the legal, valid and binding obligations of the SPV enforceable against the SPV in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

5.             The Originator has the power, [corporate] and other, and has taken all necessary corporate action to execute, deliver and perform the First Tier Agreement and the other Transaction Documents to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby.  The Transaction Documents to which the Originator is a party have been duly executed and delivered by the Originator and constitute the legal, valid and binding obligations of the Originator enforceable against the Originator in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

6.             The Seller has the power, [corporate] and other, and has taken all necessary corporate action to execute, deliver and perform the Second Tier Agreement and the other Transaction Documents to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby.  The Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

7.             The execution, delivery and performance in accordance with their terms by the SPV of the Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of the SPV that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the [certificate of incorporation or the by-laws] of the SPV, (b) any other agreement to which the SPV is a party or by which the SPV or any of its properties may be bound, or (c) any Law applicable to the SPV of any court or of any Official Body having jurisdiction over the SPV or any of its properties, or (iii) result in or require the creation or imposition of any Adverse Claim upon any of the assets, property or revenue of the SPV other than as contemplated by the Agreement.

8.             The execution, delivery and performance in accordance with their terms by the Originator of the First Tier Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of the Originator that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of the Originator, (b) any other agreement to which the Originator is a party or by which the Originator or any of its properties may be bound, or (c) any Law applicable to the Originator of any Official Body having jurisdiction over the Originator or any of its properties, or (iii) result in or require the creation or imposition of any Adverse Claim upon any of the assets, property or revenue of the Originator other than as contemplated by the First Tier Agreement.

9.             The execution, delivery and performance in accordance with their terms by the Seller of the Second Tier Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of the Originator that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of the Seller, (b) any other agreement to which the Seller is a party or by which the Seller or any of its properties may be bound, or (c) any Law applicable to the Seller of any Official Body having jurisdiction over the Seller or any of its properties, or (iii) result in or require the creation or imposition of any Adverse Claim upon any of the assets, property or revenue of the Seller other than as contemplated by the Second Tier Agreement.

10.           Except as set forth in the schedules attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings, litigation or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the SPV or the business or any property of the SPV except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the Agreement or any other Transaction Document.

11.           Except as set forth in the schedules attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings, litigation or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the Originator or the business or any property of the Originator except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the First Tier Agreement or any other Transaction Document.

12.           Except as set forth in the schedules attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings, litigation or investigations, pending or to the best of our knowledge, after due inquiry, threatened, (i) against the Seller or the business or any property of the Seller except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the Second Tier Agreement or any other Transaction Document.

13.           The Receivables constitute [accounts] [general intangibles][chattel paper] [instruments] [certificated securities] [uncertificated securities] [investment property] as [that] [such] term[s] [is] [are] defined in the Uniform Commercial Code as in effect in [Insert the state whose law governs] [XYZ].

14.           The First Tier Agreement creates a valid and enforceable security interest (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) (the “UCC”) as in effect in New York (the “New York UCC”) and [              ] (the “[XYZ] UCC”), under Article 9 of the New York UCC (“First Tier Security Interest”) in favor of the SPV in the Receivables and other Affected Assets and the proceeds thereof (except that the First Tier Security Interest will attach to any Receivable created after the date hereof only when the Originator possesses rights in such Receivable).  The internal laws of [XYZ] govern the perfection by the filing of financing statements of the First Tier Security Interest in the Receivables and the proceeds thereof.  The Originator Financing Statement(s) have been filed in the filing office(s) located in [XYZ] listed in Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the [XYZ] UCC to perfect the First Tier Security Interest in the Receivables and the proceeds thereof, and accordingly the First Tier Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the First Tier Agreement, be perfected under Article 9 of the [XYZ] UCC.  All filing fees and all taxes required to be paid as a condition to or upon the filing of the Originator Financing Statement(s) in [XYZ] have been paid in full.  As of the date hereof, there were no (i) UCC financing statements naming the Originator as debtor, Originator or assignor and covering any Receivables or other Affected Assets or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Income Security Act) covering any Receivable or other Affected Asset or any interest therein.  The filing of the Originator Financing Statement(s) in the filing offices listed in Schedule I will create a first priority security interest in each Receivable.  Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

15.           The Second Tier Agreement creates a valid and enforceable security interest (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) (the “UCC”) as in effect in New York (the “New York UCC”) and [              ] (the “[XYZ] UCC”), under Article 9 of the New York UCC (“Second Tier Security Interest”) in favor of the SPV in the Receivables and other Affected Assets and the proceeds thereof (except that the Second Tier Security Interest will attach to any Receivable created after the date hereof only when the Seller possesses rights in such Receivable).  The internal laws of [XYZ] govern the perfection by the filing of financing statements of the Second Tier Security Interest in the Receivables and the proceeds thereof.  The Seller Financing Statement(s) have been filed in the filing office(s) located in [XYZ] listed in Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the [XYZ] UCC to perfect the Second Tier

Security Interest in the Receivables and the proceeds thereof, and accordingly the Second Tier Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Second Tier Agreement, be perfected under Article 9 of the [XYZ] UCC.  All filing fees and all taxes required to be paid as a condition to or upon the filing of the Seller and/or Seller Financing Statement(s) in [XYZ] have been paid in full.  As of the date hereof, there were no (i) UCC financing statements naming the Seller as debtor, Seller or assignor and covering any Receivables or other Affected Assets or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Income Security Act) covering any Receivable or other Affected Asset or any interest therein.  The filing of the Seller Financing Statement(s) in the filing offices listed in Schedule I will create a first priority security interest in each Receivable.  Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

16.           The Agreement creates a valid and enforceable security interest (as that term is defined in Section 1-201(37) of the New York UCC and [              ] the [Note that the states in this paragraph 11 may be different that the stated in paragraph 10] ( the “[ABC] UCC”), under Article 9 of the New York UCC (“Third Tier Security Interest”) in favor of the Agent in each Receivable and other Affected Assets (except that the Third Tier Security Interest will attach only when the SPV possesses rights in such Receivable).  The internal laws of [ABC] govern the perfection by the filing of financing statements of the Third Tier Security Interest in the Receivables and the proceeds thereof.  The SPV Financing Statement(s) have been filed in the filing office(s) located in [ABC] listed in Schedule II hereto, which [is] [are] the only office(s) in which filings are required under the [ABC] UCC to perfect the Third Tier Security Interest in the Receivables and the proceeds thereof, and accordingly the Third Tier Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Agreement, be perfected under Article 9 of the [ABC] UCC.  All filing fees and all taxes required to be paid as a condition to or upon the filing of the SPV Financing Statement(s) in [ABC] have been paid in full.  As of the date hereof, there were no (i) UCC financing statements naming SPV as debtor, Originator or assignor and covering any Receivables or other Affected Assets or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Income Security Act) covering any Receivable or other Affected Assets or any interest therein.  The filing of the SPV Financing Statement(s) in the filing offices listed in Schedule II will create a first priority security interest in each Receivable.  Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.  [If the Receivables constitute instruments, certificated securities or uncertificated securities, this paragraph should be redrafted to reflect different perfection requirements]

17.           Neither the SPV, the Seller nor the Originator is, nor is controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In giving the opinions in paragraphs 14, 15 and 16, we have assumed that the Originator’s, the Seller’s and the SPV’s chief executive office will continue to be located in

[XYZ][ABC][, as applicable].  The conclusions expressed in paragraphs 14, 15 and 16 are subject to the accuracy of the personnel in the filing offices referred to above with regard to the filing, indexing and recording of financing statements and notices of Adverse Claim, and to the correctness of reports to us by [Insert name of search company.] [                        ], who performed the searches of such records and who made the filings on behalf of the Originator, the Seller and the SPV in [XYZ][ABC][, as applicable].

In giving the opinions set forth in paragraphs 14, 15 and 16, we have assumed that all filings as appropriate in the event of a change in the name, identity or corporate structure of the debtor (or the Originator or assignor) named in any financing statements and all continuation statements necessary under the UCC to maintain the perfection of the First Tier Security Interest and the Second Tier Security Interest in the Receivables and the proceeds thereof will be duly and timely filed.  In giving such opinions, we also do not express any opinion as to (a) transactions excluded from Article 9 of the UCC by virtue of Section 9-104 of the UCC, (b) any security interest in proceeds except to the extent that the validity and perfection of any interest in proceeds (as such term is defined under the UCC) thereof that is covered by the Originator Financing Statements, the Seller Financing Statements or the SPV Financing Statements or any duly filed financing statement referred to above may be permitted by Section 9-306 of the UCC, and (c) any security interest that is terminated or released.

The foregoing opinions and conclusions were given only in respect of the laws of [XYZ] [, ABC], the State of New York and, to the extent specifically referred to herein, the Federal laws of the United States of America.

This opinion has been delivered at your request for the purposes contemplated by the Agreement.  Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you is entitled to rely thereon; provided, that any Alternate Investor, any Program Support Provider [and any placement agent or dealer of any Conduit Investor’s commercial paper] may rely on this opinion as of it were addressed to them.

Very truly yours,

Exhibit J

Scope of Agreed Upon Procedures

Scope of the Procedures to be Performed	[Date]

Time Periods to be tested:

[October] 2008 — tie in monthly reports

[December] 2007 — tie in monthly reports & detailed testing

(Note: All samples are judgmentally selected)

Describe and document the following as it relates to the Company’s policies and procedures (through inquiry and observation, except where testing is noted):

The following are the procedures to be completed by the consultants:

1.              Monthly Servicer Report (Information Package)

Obtain the Monthly Servicer reports for the time periods to be tested. Test the accuracy of the Servicer reports submitted by performing the following procedures:

A.           Test the calculation of the accounts receivable rollforward, aging spreads, eligible collateral and concentrations reported on the existing Monthly Servicer Report for the periods subject to testing.  Calculate additional ineligibles for the selected time period, as applicable, as required in the Transfer and Administration Agreement dated [TBD] (testing of reserves, ratios and financial covenants is not included in the scope of the procedures to be performed.)

B.             Trace and agree line items to supporting documentation (including the general ledger and aged trial balance, if applicable). Recalculate line items. Explain the type of supporting documentation.

C.             Prepare a chart of the line items analyzed and a comparison of the Company prepared figures to recomputed amounts.

D.            Discuss other potential forms of non-cash offsets with appropriate management personnel.  Also, scan the general ledger for any general ledger accounts that disclose non-cash credits and/or potential offsets to receivables. Explain any such accounts that are noted that have not been previously identified and included in the rollforward.

E.              Obtain a reconciliation of receivables per the aged trial balance(s) to the general ledger for the most recent month subject to testing.  Report frequency of (monthly, weekly, daily) and procedures used in reconciling via discussions with Servicer personnel, and note any significant discrepancies (resolved or unresolved).  Compare to summary aging balances, noting whether the appropriate reconciled amount was included.  Prepare summary aging charts for each and attach the charts to your report.

2.              Obligor Concentration

A.            Obtain a listing of the ten largest obligors as of the most recent period subject to testing and test the accuracy of this information by tracing amounts to the receivable trial balance.

B.            Scan the trial balance noting any unidentified obligor concentrations.  Document if the Company is properly aggregating exposure among affiliated obligors and, if

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C.            more than one entity is originating the receivables, exposure among the various related entities. Note the process by which this aggregation is accomplished.  Include a listing of the largest obligors with the report.

3.              Credit File Review

A.           Select a judgmental sample of 5 obligors and obtain the credit files.  For the sample selected, test that the credit limit was appropriately authorized (as per the Company’s authorization matrix), a current review was completed, and that relevant documentation is on file per the Company’s policy.

4.              Invoice Testing and Receivable Aging

A.           Document through inquiry the company’s aging methodology (i.e., invoice/contract date versus due date, etc.) Include a description of the aging methodology in the report.

B.             Judgmentally (from each division being tested) select 15 accounts/invoices from among the eligible aging categories on the selected aging report and perform the following procedures:

1)              Test whether the accounts are being properly aged in accordance with the terms and methodology. Note any accounts that may be aged in a non-conforming manner.

2)              Document any invoices noted which contain terms, such as terms of payment that would make the invoice ineligible to be included in the borrowing base. If so, document if the Company is properly excluding such invoices from the borrowing base.

3)              For the invoices selected above, obtain the related documentation pertaining to purchase order, proof of shipment of goods or performance of services and payment/resolution. Document whether the invoices were issued either coincident with or subsequent to the shipment of goods or performance of services.

4)              Prepare a listing of the accounts analyzed with an indication of the aging accuracy, the payment terms and reason for delinquency, if any.

5.              Invoice Resolution

A.           For the same 15 invoices selected in step 2 trace the amount owing through to final resolution (billing, aging, cash receipt and application against the invoice or write off/collection efforts).

6.              Delinquent Obligors

A.           Obtain form Management a listing of the top 15 invoices aged greater than 60 days from original due date and report the reason for non-payment and action taken, if such information is available in the credit file, or report that such information was not available.

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7.              Write-Offs

A.            Obtain an understanding of the method used to write-off uncollectible accounts (i.e. direct method or allowance method).

B.            Obtain a list of the write-offs in the time periods subject to testing and present a reconciliation to the write-offs per the respective AR rollforwards and the general ledger.

C.            Obtain a list of the 10 largest write offs in the 12 months prior to September 2008.  The results of testing should be documented in a table which lists the following items:  Customer name, invoice number, invoice amount, invoice date, date of write-off, average age of the receivables at the time of write-off and reason for write-off, if available.  Also report compliance with the Servicer’s procedures, including proper authorization per the Company’s policy and procedures.

8.              Dilutions

A.            Judgmentally select a sample of 30 recent credit memos for the time periods subject to testing and prepare a table outlining the nature of the credit memos.

B.            For each credit memo selected in the sample, record the related invoice date, credit memo issuance date and rebill date (as applicable). Describe the method by which credits are aged in the AR.

C.            Calculate and report the simple and weighted average (weighted by dollar value) dilution horizons.  The dilution horizon is defined as the number of days between the original invoice date and credit memo issuance date.

D.            Document the Servicer’s procedures for identifying non-cash credits to AR for purposes of the monthly accounts receivable rollforward, and test the adequacy of such procedures using the Analysis Report tested in the procedures outlined above.

E.              Document how rebills are reflected in the AR rollforward and whether rebills result in the reaging of receivables.

9.              Rebates

A.           Discuss with management the existence of any rebate programs.  Obtain evidence of any current accruals for rebate programs and calculate the aggregate amount of such accruals.  Inquire how rebates are paid (e.g. by separate payments or by offsetting against accounts receivable).  Document any discussions.

10.       Contras

A.           Discuss with management any offset practices and document your findings.  Specifically discuss any obligors that are also vendors, and document the treatment of respective payable amounts for the purposes of the securitization program.

11.       Collection Methodology & Cash Application

A.            Document how partially paid, unapplied and unidentified cash is processed by and whether such procedures result in reaging accounts receivable.

B.            Obtain a current listing of the lockbox account(s) and concentration/depository account(s) into which collections on purchased receivables are deposited.  Attach this listing as an exhibit to the report.

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C.            For the time periods subject to testing, obtain from Management a table summarizing collections by method of receipt, in a format similar to the one shown below:

METHOD OF RECEIPT	[MONTH] ($000’s)%
Obligor mailed/sent payment directly to a lockbox	$
Electronic payments (ACH/wire) to a account
Other (describe)
Total Deposits related to Collections per Bank Statement(s)		$100%
Total Collections per Monthly Report
Difference (ask Management for an explanation of significant causes of the difference, if any)

12.       Daily Balances

A.           Obtain and attach, if available, daily accounts receivable balances for the most recent month subject to testing.  Otherwise, obtain and attach daily sales and collection information for a recent month.  Prepare a chart summarizing the data.

13.       Internal Audit

A.            Provide a brief overview of the internal audit department including, number of personnel / planned changes and co-sourcing relationships.

B.            Inquire if the internal auditors have performed any reviews of credit, receivables, systems or other areas related to receivables in the 12 months ended September 2008.  Obtain a copy of the internal audit reports, as applicable and document internal audit findings and Management responses.

C.            If no internal audits were completed in the last 12 months relating to credit, receivables, systems or other areas related to receivables, inquire when such internal audits are scheduled.  If no internal audits are scheduled, inquire why.

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Exhibit K

Form of Compliance Certificate

To:  Bank of America, National Association, as Agent

This Compliance Certificate (the ‘Certificate”) is furnished pursuant to Section 6.1(a)(iii) of that certain Transfer and Administration Agreement dated as of March 3, 2009 as it may be amended or otherwise modified from time to time (as so amended or modified, the “Agreement”) by and among United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), United Stationers Supply Co., an Illinois corporation (the “Originator”), United Stationers Financial Services LLC, an Illinois limited liability company (the “Seller”) and as Servicer, Enterprise Funding Company LLC, a Delaware limited liability company (“Enterprise Funding”), as a Conduit Investor, Market Street Funding LLC, a Delaware limited liability company (“Market Street”, each of Enterprise Funding and Market Street a “Conduit Investor” and, collectively, the “Conduit Investors”), Bank of America, National Association, a national banking association (“Bank of America”), as Agent, as a Class Agent and as an Alternate Investor, PNC Bank, National Association (“PNC Bank”), as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties hereto as Alternate Investors. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.             I am the duly elected                                      [president] [treasurer] of the [SPV] [Performance Guarantor].

2.             I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the SPV and Performance Guarantor during the accounting period covered by the attached financial statements.

3.             The examinations described in Paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or Potential Termination Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in Paragraph 5 below.

4.             Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, including the financial covenants in Section 6.3 of the Agreement, all of which data and computations are true, complete and correct and have been prepared in accordance with GAAP.

5.             Described below are the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the

SPV or the Performance Guarantor has taken, is taking, or proposes to take with respect to each such condition or event:

6.             [add for SPV certification:  As of the date hereof, the jurisdiction of organization of the SPV is the State of Illinois, the place where the SPV is “located” for the purposes of Section 9-307 of the UCC is the State of Illinois, and the SPV has not changed its jurisdiction of organization or its “location” for the purposes of Section 9-307 of the UCC since the date of the original Agreement.]

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this     day of                  ,      .

[SPV] [Performance Guarantor]

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.            Schedule of Compliance as of                              ,                 with Section        of the Agreement.

This schedule relates to the fiscal year ended: